                                                                    Exhibit 10.1

================================================================================

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                           DATED AS OF AUGUST 15, 2003
                                  by and among
                               TEMPUR-PEDIC, INC.,
                           TEMPUR PRODUCTION USA, INC.
                        TEMPUR WORLD HOLDING COMPANY ApS
                                       and
                                  DAN-FOAM ApS
                                  as Borrowers
                                       and
                       THE OTHER PERSONS PARTY HERETO THAT
                        ARE DESIGNATED AS CREDIT PARTIES
                                       and
                      GENERAL ELECTRIC CAPITAL CORPORATION
               as Administrative Agent, US L/C Issuer and a Lender
                                       and
                          LEHMAN COMMERCIAL PAPER INC.
                              as Syndication Agent
                                       and
                             NORDEA BANK DANMARK A/S
                     as European Security Agent and a Lender
                                       and
                     GE EUROPEAN LEVERAGED FINANCE LIMITED,
                             as European Loan Agent
                                       and
                                  HSBC BANK PLC
                            as European Funding Agent
                                       and
                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO
                                   as Lenders
                                       and
            LEHMAN BROTHERS INC. and GECC CAPITAL MARKETS GROUP, INC.
                 as Joint Lead Arrangers and Joint Book Runners

================================================================================

                               INDEX OF APPENDICES
                               -------------------

Annexes
-------

Annex A                 -    Definitions
Annex B                 -    Commitment Amounts
Annex C                 -    Closing Checklist
Annex D                 -    Pro Forma
Annex E                 -    Lenders' Bank Accounts
Annex F                 -    [Intentionally Omitted]
Annex G                 -    Currency Risk Management Policy
Annex H                 -    [Intentionally Omitted]
Annex I                 -    European Cash Management
Annex J                 -    Mandatory Cost Formulae

Exhibits
--------

Exhibit 1.l(a)(i)(A)    -    US Term Note (Term Loan A)
Exhibit 1.1(a)(i)(B)    -    US Term Note (Term Loan B)
Exhibit 1.1(a)(ii)(A)   -    European Term Note A (Term Loan A)
Exhibit 1.1(b)(i)       -    US Revolving Note
Exhibit 1.1(b)(ii)      -    European Revolving Note
Exhibit 1.1(b)(i)(A)    -    Notice of US Revolving Credit Advance
Exhibit 1.1(b)(ii)(A)   -    Notice of European Revolving Credit Advance
Exhibit 1.1(d)          -    Swing Line Note
Exhibit 1.1(e)(iii)     -    Form of US Letter of Credit Request
Exhibit 1.1(f)(iii)     -    Form of European Letter of Credit Request
Exhibit 1.2(e)          -    Notice of Conversion/Continuation
Exhibit 3.1(m)          -    Form of Subordinated Note
Exhibit 4.6(d)(i)       -    US Borrowing Base Certificate
Exhibit 4.6(d)(ii)      -    European Borrowing Base Certificate
Exhibit 4.6(o)          -    Compliance and Excess Cash Flow Certificate
Exhibit 8.1             -    Assignment Agreement

Schedules
---------

Schedule 1.1(c)         -    Conversion of Loans under Existing Credit Agreement
Schedule 3.1            -    Indebtedness
Schedule 3.2            -    Liens
Schedule 3.3            -    Investments
Schedule 3.4            -    Contingent Obligations
Schedule 3.7            -    Asset Dispositions
Schedule 3.8            -    Affiliate Transactions
Schedule 3.9            -    Business Description
Schedule 3.21           -    Activities of Ultimate Holdco, Intermediate Holdco,
                             Holdco,Spanish Holdco

Schedule 3.23           -    Operating Leases
Schedule 5.4(a)         -    Jurisdictions of Organization and Qualification
Schedule 5.4(b)         -    Capitalization
Schedule 5.6            -    Intellectual Property
Schedule 5.7            -    Investigations and Audits
Schedule 5.8            -    Employee Matters
Schedule 5.10           -    Litigation
Schedule 5.11           -    Use of Proceeds
Schedule 5.12           -    Real Estate
Schedule 5.13           -    Environmental Matters
Schedule 5.14           -    ERISA
Schedule 5.16           -    Deposit and Disbursement Accounts
Schedule 5.17           -    Agreements and Other Documents
Schedule 5.18           -    Insurance
Schedule 5.22           -    Collateral Agreement Schedules
Schedule 5.23           -    Intercompany Payables

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

Section 1. AMOUNTS AND TERMS OF LOANS..........................................2

   1.1      Loans..............................................................2
   1.2      Interest and Applicable Margins...................................16
   1.3      Fees..............................................................20
   1.4      Payments..........................................................22
   1.5      Prepayments.......................................................24
   1.6      Maturity..........................................................27
   1.7      Loan Accounts.....................................................27
   1.8      Yield Protection; Illegality......................................28
   1.9      Taxes.............................................................29
   1.10     Limitations on Obligations of European Credit Parties.............31
   1.11     Borrower Representatives..........................................31
   1.12     Single Loan.......................................................32

Section 2. AFFIRMATIVE COVENANTS..............................................32

   2.1      Compliance With Laws and Contractual Obligations..................32
   2.2      Maintenance of Properties; Insurance..............................33
   2.3      Inspection; Lender Meeting........................................33
   2.4      Organizational Existence..........................................34
   2.5      Environmental Matters.............................................34
   2.6      Landlords' Agreements, Mortgagee Agreements and Bailee Letters....35
   2.7      Further Assurances................................................35
   2.8      Interest Rate Agreement...........................................37
   2.9      Escrow............................................................37
   2.10     Currency Risk Management Policy...................................37
   2.11     Post-Closing Date Matters.........................................37

Section 3. NEGATIVE COVENANTS.................................................37

   3.1      Indebtedness......................................................37
   3.2      Liens and Related Matters.........................................41
   3.3      Investments.......................................................42
   3.4      Contingent Obligations............................................43
   3.5      Restricted Payments...............................................44
   3.6      Restriction on Fundamental Changes................................46
   3.7      Disposal of Assets or Subsidiary Stock............................47
   3.8      Transactions with Affiliates......................................48
   3.9      Conduct of Business...............................................48
   3.10     Changes Relating to Indebtedness..................................48
   3.11     Fiscal Year.......................................................49
   3.12     Press Release; Public Offering Materials..........................49

   3.13     Subsidiaries......................................................49
   3.14     Bank Accounts; Cash Management....................................49
   3.15     Hazardous Materials...............................................50
   3.16     ERISA.............................................................50
   3.17     Sale Leasebacks...................................................50
   3.18     Changes to Material Contracts.....................................50
   3.19     Prepayments of Other Indebtedness.................................50
   3.20     Real Estate Purchases.............................................51
   3.21     Activities of Ultimate Holdco, Intermediate Holdco, Holdco and
            Spanish Holdco....................................................51
   3.22     Change of Corporate Name or Location..............................51
   3.23     Operating Leases..................................................52
   3.24     Recapitalization Dividend, Additional Payment and Additional
            Dividend..........................................................52
   3.25     Holdco Merger.....................................................52

Section 4. FINANCIAL COVENANTS/REPORTING......................................52

   4.1      Maximum Capital Expenditures......................................53
   4.2      Minimum Fixed Charge Coverage Ratio...............................53
   4.3      Minimum Interest Coverage Ratio...................................53
   4.4      Maximum Leverage Ratio............................................54
   4.5      Maximum Senior Leverage Ratio.....................................54
   4.6      Financial Statements and Other Reports............................54
   4.7      Accounting Terms; Utilization of GAAP for Purposes of
            Calculations Under Agreement......................................59

Section 5. REPRESENTATIONS AND WARRANTIES.....................................59

   5.1      Disclosure........................................................59
   5.2      No Material Adverse Effect........................................59
   5.3      No Conflict.......................................................60
   5.4      Organization, Powers, Capitalization and Good Standing............60
   5.5      Financial Statements and Projections..............................61
   5.6      Intellectual Property.............................................61
   5.7      Investigations, Audits, Etc.......................................62
   5.8      Employee Matters..................................................62
   5.9      Solvency..........................................................62
   5.10     Litigation; Adverse Facts.........................................62
   5.11     Use of Proceeds; Margin Regulations...............................62
   5.12     Ownership of Property; Liens......................................63
   5.13     Environmental Matters.............................................63
   5.14     ERISA.............................................................64
   5.15     Brokers...........................................................66
   5.16     Deposit and Disbursement Accounts.................................66
   5.17     Agreements and Other Documents....................................66
   5.18     Insurance.........................................................66
   5.19     Government Regulation.............................................66

   5.20     Subordinated Notes Documents......................................66
   5.21     Taxes.............................................................67
   5.22     Collateral Documents..............................................67
   5.23     Intercompany Payables.............................................67

Section 6. DEFAULT, RIGHTS AND REMEDIES.......................................67

   6.1      Event of Default..................................................67
   6.2      Suspension or Termination of Commitments..........................70
   6.3      Acceleration and other Remedies...................................70
   6.4      Performance by Agent..............................................71
   6.5      Application of Proceeds and Payments..............................72
   6.6      Loss Sharing......................................................73

Section 7. CONDITIONS TO LOANS................................................73

   7.1      Conditions to Initial Loans.......................................74
   7.2      Conditions to All Loans...........................................74

Section 8. ASSIGNMENT AND PARTICIPATION.......................................75

   8.1      Assignment and Participations.....................................75
   8.2      Agents............................................................78
   8.3      Set Off and Sharing of Payments...................................83
   8.4      Disbursement of Funds.............................................84
   8.5      Disbursements of Advances; Payment................................84
   8.6      Swiss and German Power of Attorney................................87

Section 9. MISCELLANEOUS......................................................87

   9.1      Indemnities.......................................................87
   9.2      Amendments and Waivers............................................87
   9.3      Notices...........................................................88
   9.4      Failure or Indulgence Not Waiver; Remedies Cumulative.............90
   9.5      Marshaling; Payments Set Aside....................................91
   9.6      Severability......................................................91
   9.7      Lenders' Obligations Several; Independent Nature of Lenders'
            Rights............................................................91
   9.8      Headings..........................................................91
   9.9      Applicable Law....................................................91
   9.10     Successors and Assigns............................................91
   9.11     No Fiduciary Relationship Limited Liability.......................91
   9.12     Construction......................................................92
   9.13     Confidentiality...................................................92
   9.14     CONSENT TO JURISDICTION...........................................93
   9.15     WAIVER OF JURY TRIAL..............................................93
   9.16     Survival of Warranties and Certain Agreements.....................94
   9.17     Entire Agreement..................................................94
   9.18     Counterparts; Effectiveness.......................................94

   9.19     Replacement of Lenders............................................94
   9.20     Delivery of Termination Statements and Mortgage Releases..........96
   9.21     Judgment Currency.................................................96
   9.22     European Monetary Union...........................................96
   9.23     Subordination.....................................................97

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                  --------------------------------------------

          This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is dated as of August 15, 2003 and entered into by and among TWI HOLDINGS, INC., a Delaware corporation ("Ultimate Holdco"), TEMPUR WORLD, INC., a Delaware corporation ("Intermediate Holdco"), TEMPUR WORLD HOLDINGS, INC., a Delaware corporation ("Holdco"), TEMPUR WORLD HOLDINGS, S.L., a company organized under the laws of Spain ("Spanish Holdco"), TEMPUR-PEDIC, INC., a Kentucky corporation ("TPI"), TEMPUR PRODUCTION USA, INC., a Virginia corporation ("TPUSA"), TEMPUR WORLD HOLDING COMPANY ApS, a company organized under the laws of Denmark ("TWHC"), DAN-FOAM ApS, a company organized under the laws of Denmark ("DF") (TPI and TPUSA are sometimes collectively referred to herein as "US Borrowers" and individually as a "US Borrower"; TWHC and DF are sometimes collectively referred to herein as "European Borrowers" and individually as a "European Borrower"; and TPI, TPUSA, TWHC and DF are sometimes collectively referred to as "Borrowers" and individually as a "Borrower"); the other persons designated as "Credit Parties" on the signature pages hereof; the financial institutions who are or hereafter become parties to this Agreement as Lenders; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity "GE Capital"), as Administrative Agent, US L/C Issuer and as a Lender; LEHMAN COMMERCIAL PAPER INC. (in its individual capacity, "LCPI"), as Syndication Agent and as a Lender, NORDEA BANK DANMARK A/S (in its individual capacity "Nordea"), as European Security Agent and as a Lender; GE EUROPEAN LEVERAGED FINANCE LIMITED, a company incorporated under the laws of England and Wales (in its individual capacity "GE ELF") as European Loan Agent for the European Lenders; and HSBC BANK PLC, a company incorporated under the laws of England and Wales (in its individual capacity "HSBC") as European Funding Agent.

                                R E C I T A L S:
                                - - - - - - - -

          WHEREAS, Borrowers, Ultimate Holdco, Intermediate Holdco, Holdco, Spanish Holdco, the other Credit Parties signatory thereto, the lenders parties thereto (the "Existing Lenders"), GE Capital, as administrative agent and Nordea as European loan agent for certain of the Existing Lenders, are parties to an Amended and Restated Credit Agreement, dated as of November 1, 2002 (as so amended and restated and otherwise modified to date, the "Existing Credit Agreement"); and

          WHEREAS, pursuant to and upon the terms and conditions set forth in the Existing Credit Agreement, the Existing Lenders agreed to make certain loans and other extensions of credit to Borrowers of up to $170,000,000; and

          WHEREAS, pursuant to and upon the terms and conditions set forth in the Agreement, each of the parties hereto wishes to and agrees to amend and restate the Existing Credit Agreement on the terms and conditions set forth herein, including to increase the Commitments to $270,000,000 for the purpose of paying or funding some portion or all of any of the Recapitalization Dividend, the Additional Payment and the Mezzanine Debt and the payout of fees, costs and expenses incurred in connection with such payments; and

          WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities under the Existing Credit Agreement or evidence payment and reborrowing of all or any such obligations and liabilities, that this Agreement amend and restate in its entirety the Existing Credit Agreement and that from the date hereof, the Existing Credit Agreement be of no further force and effect except to evidence the incurrence of the Obligations thereunder, the representations and warranties made thereunder and the obligations, covenants and liabilities of the parties thereto prior to the Closing Date; and

          WHEREAS, all capitalized terms herein shall have the meanings ascribed thereto in Annex A hereto which is incorporated herein by reference. All references to Revolver Agent in any Loan Documents shall be deemed to be references to Administrative Agent.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Credit Parties, Lenders and Agents agree that, as of August 15, 2003, the Existing Credit Agreement (including all Schedules, Annexes and Exhibits thereto) is amended and restated in its entirety to read as set forth above and as follows:

                                   SECTION 1.
                           AMOUNTS AND TERMS OF LOANS
                           --------------------------

     1.1 Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers and the other Credit Parties contained herein:

          (a)  Term Loans.

               (i) (A) Each US Term A Lender agrees, severally and not jointly, to lend to TPUSA and TPI in one draw in Dollars, on the Closing Date, subject to Section 1.1(c), its Pro Rata Share of the US Term Loan A described herein (the "US Term Loan A"), which shall have a total principal amount equal to $30,000,000; (B) each US Term B Lender agrees, severally and not jointly, to lend to the US Borrowers in one draw in Dollars, on the Closing Date, subject to
Section 1.1(c), its Pro Rata Share of the US Term Loan B described herein (the "US Term Loan B" and together with the US Term Loan A, the "US Term Loans" and each a "US Term Loan"), which shall have a total principal amount equal to $135,000,000; and

               (ii) Each European Term A Lender agrees, severally and not jointly, to lend to DF in one draw in Dollars or in Euros, on the Closing Date, subject to Section 1.1(c), its Pro Rata Share of the European Term Loan A described herein (the "European Term Loan A"), which shall have a total principal amount equal to the Equivalent Amount of $65,000,000.

          The US Term Loans and the European Term Loan A will be referred to collectively as the "Term Loans."

          The US Borrowers shall repay the US Term Loans and DF shall repay its European Term Loan A through periodic payments on the dates and in the amounts indicated below ("Scheduled Installments").

US Term Loan A
--------------

   Date                               Scheduled Installment
   ---------------------------        ---------------------
   September 30, 2003                 $          831,000.00
   December 31, 2003                  $          831,000.00
   March 31, 2004                     $          831,000.00
   June 30, 2004                      $          831,000.00
   September 30, 2004                 $          831,000.00
   December 31, 2004                  $          831,000.00
   March 31, 2005                     $        1,107,000.00
   June 30, 2005                      $        1,107,000.00
   September 30, 2005                 $        1,107,000.00
   December 31, 2005                  $        1,107,000.00
   March 31, 2006                     $        1,107,000.00
   June 30, 2006                      $        1,107,000.00
   September 30, 2006                 $        1,107,000.00
   December 31, 2006                  $        1,107,000.00
   March 31, 2007                     $        1,662,000.00
   June 30, 2007                      $        1,662,000.00
   September 30, 2007                 $        1,662,000.00
   December 31, 2007                  $        1,662,000.00
   March 31, 2008                     $        1,986,000.00
   June 30, 2008                      $        1,986,000.00
   September 30, 2008                 $        1,986,000.00
   November 1, 2008                   $        3,552,000.00

US Term Loan B
--------------

   Date                               Scheduled Installment
   ---------------------------        ---------------------
   September 30, 2003                 $          337,500.00
   December 31, 2003                  $          337,500.00
   March 31, 2004                     $          337,500.00
   June 30, 2004                      $          337,500.00
   September 30, 2004                 $          337,500.00
   December 31, 2004                  $          337,500.00
   March 31, 2005                     $          337,500.00
   June 30, 2005                      $          337,500.00
   September 30, 2005                 $          337,500.00
   December 31, 2005                  $          337,500.00
   March 31, 2006                     $          337,500.00
   June 30, 2006                      $          337,500.00
   September 30, 2006                 $          337,500.00
   December 31, 2006                  $          337,500.00
   March 31, 2007                     $          337,500.00
   June 30, 2007                      $          337,500.00

   Date                               Scheduled Installment
   ---------------------------        ---------------------
   September 30, 2007                 $          337,500.00
   December 31, 2007                  $          337,500.00
   March 31, 2008                     $          337,500.00
   June 30, 2008                      $          337,500.00
   September 30, 2008                 $          337,500.00
   December 31, 2008                  $          337,500.00
   March 31, 2009                     $          337,500.00
   June 30, 2009                      $      127,237,500.00

European Term Loan A
--------------------

   Date                               Scheduled Installment
   ---------------------------        ---------------------
   September 30, 2003                 $        1,800,500.00
   December 31, 2003                  $        1,800,500.00
   March 31, 2004                     $        1,800,500.00
   June 30, 2004                      $        1,800,500.00
   September 30, 2004                 $        1,800,500.00
   December 31, 2004                  $        1,800,500.00
   March 31, 2005                     $        2,398,500.00
   June 30, 2005                      $        2,398,500.00
   September 30, 2005                 $        2,398,500.00
   December 31, 2005                  $        2,398,500.00
   March 31, 2006                     $        2,398,500.00
   June 30, 2006                      $        2,398,500.00
   September 30, 2006                 $        2,398,500.00
   December 31, 2006                  $        2,398,500.00
   March 31, 2007                     $        3,601,000.00
   June 30, 2007                      $        3,601,000.00
   September 30, 2007                 $        3,601,000.00
   December 31, 2007                  $        3,601,000.00
   March 31, 2008                     $        4,303,000.00
   June 30, 2008                      $        4,303,000.00
   September 30, 2008                 $        4,303,000.00
   November 1, 2008                   $        7,696,000.00

          The final installment for each Term Loan, shall in each case and in all events, equal the entire remaining principal balance of each of the Term Loans, respectively. Notwithstanding the foregoing, the outstanding principal balance of the US Term Loan A and the European Term Loan A shall be due and payable in full on the Commitment Termination Date. The outstanding principal balance of the US Term Loan B shall be due and payable in full on June 30, 2009 or earlier pursuant to Section 6.3 hereof. Amounts borrowed under this Section 1.l(a) and repaid may not be reborrowed.

          The US Term Loan A shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(a)(i)(A) (each a "US Term Note A" and, collectively, the "US Term Notes A"), and, except as provided in Section 1.7, TPUSA and TPI shall execute and deliver a US Term Note A to each US Term A Lender. The US Term Loan B shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(a)(i)(B) (each a "US Term Note B" and, collectively, the "US Term Notes B" and, together with the US Term Notes A, the "US Term Notes" and, each a "US Term Note"), and, except as provided in Section 1.7, TPUSA and TPI shall execute and deliver a US Term Note B to each US Term B Lender. Each US Term Note shall represent the obligation of TPUSA and TPI to pay the amount of the applicable US Term Lender's applicable US Term Loan A Commitment or US Term Loan B Commitment, as applicable, together with interest thereon.

          The European Term Loan A shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(a)(ii)(A) (each a "European Term Note A" and, collectively, the "European Term Notes A"), and, except as provided in
Section 1.7, DF shall execute and deliver a European Term Note A to each European Term A Lender. Each European Term Note A shall represent the obligation of DF to pay the amount of the European Term Loan Commitment of each applicable European Term A Lender, together with interest thereon.

          (b)  Revolving Loans.

               (i) US Revolving Loan. Each US Revolving Lender agrees, severally and not jointly, to make available in Dollars to TPI and TPUSA from time to time until the Commitment Termination Date its Pro Rata Share of advances (each a "US Revolving Credit Advance") requested by US Borrower Representative on behalf of TPI hereunder. The Pro Rata Share of the US Revolving Loan of any US Revolving Lender (including, without duplication, Swing Line Loans) shall not at any time exceed its separate US Revolving Loan Commitment. US Revolving Credit Advances may be repaid and reborrowed; provided that the amount of any US Revolving Credit Advance to be made at any time shall not exceed US Borrowing Availability. US Borrowing Availability may be further reduced by Reserves imposed by Administrative Agent in its reasonable credit judgment and upon 10 days prior written notice to US Borrower Representative. The US Revolving Loan shall be repaid in full on the Commitment Termination Date. Except as provided in the last sentence of Section 1.7, TPI and TPUSA shall execute and deliver to each US Revolving Lender a promissory note to evidence the US Revolving Loan Commitment of such US Revolving Lender in the principal amount of the US Revolving Loan Commitment of such US Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(b)(i) (each a "US Revolving Note" and, collectively, the "US Revolving Notes"). If at any time the outstanding US Revolving Loan exceeds the US Borrowing Base (any such excess US Revolving Loan is herein referred to collectively as "US Overadvances"), Lenders shall not be obligated to make US Revolving Credit Advances, no additional US Letters of Credit shall be issued and the US Revolving Loan must be repaid immediately and US Letters of Credit cash collateralized, in each case, in an amount sufficient to eliminate any US Overadvances. All US Overadvances shall constitute Index Rate Loans and shall bear interest at the Default Rate. US Revolving Credit Advances which are Index Rate Loans may be requested in any amount. For funding requests for a US Revolving Credit Advance equal to or greater than $5,000,000, written notice must be provided by 1:00 p.m. (New York time) one (1) Business Day prior to the Business Day on which such US Revolving Credit

Advance is to be made and for funding requests less than $5,000,000, written notice must be provided by 1:00 p.m. (New York time) on the Business Day on which such US Revolving Credit Advance is to be made. All US Revolving Credit Advances which are IBOR Loans require three (3) Business Days prior written notice. Written notices for funding requests shall be in the form attached as
Exhibit 1.1(b)(i)(A) ("Notice of US Revolving Credit Advance").

               (ii) European Revolving Loan. Each European Revolving Lender agrees, severally and not jointly, to make available in Dollars or in an Alternative Currency to European Borrowers from time to time until the Commitment Termination Date its Pro Rata Share of advances (each a "European Revolving Credit Advance") requested by European Borrower Representative on behalf the European Borrowers hereunder. The Pro Rata Share of the European Revolving Loan of any European Revolving Lender shall not at any time exceed its separate European Revolving Loan Commitment. European Revolving Credit Advances may be repaid and reborrowed; provided that the amount of any European Revolving Credit Advance to be made at any time shall not exceed European Borrowing Availability. The Equivalent Amount in Dollars of each European Revolving Credit Advance shall be recalculated hereunder on each date on which it shall be necessary to determine the European Borrowing Availability or the European Revolving Loan Outstandings on such date. European Borrowing Availability may be further reduced by Reserves, determined jointly by, and imposed jointly by, Administrative Agent and European Loan Agent in their reasonable credit judgment and upon 10 days prior written notice to European Borrower Representative. The European Revolving Loan shall be repaid in full on the Commitment Termination Date. Except as provided in the last sentence of Section 1.7, each European Borrower shall execute and deliver to each European Revolving Lender a promissory note to evidence the European Revolving Loan Commitment of such European Revolving Lender in the principal amount of the European Revolving Loan Commitment of such European Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(b)(ii) (each a "European Revolving Note" and, collectively, the "European Revolving Notes"). If at any time the outstanding European Revolving Loan exceeds the European Borrowing Base (any such excess European Revolving Loan is herein referred to collectively as "European Overadvances"), Lenders shall not be obligated to make European Revolving Credit Advances, no additional European Letters of Credit shall be issued and the European Revolving Loan must be repaid immediately and European Letters of Credit cash collateralized, in each case, in an amount sufficient to eliminate any European Overadvances. All European Overadvances shall constitute an IBOR Loan having an IBOR Period of one month and shall bear interest at the Default Rate. All IBOR Loans require three (3) Business Days prior written notice. Written notices for funding requests shall be in the form attached as
Exhibit 1.1(b)(ii)(A) ("Notice of European Revolving Credit Advance"). A European Revolving Credit Advance may not be drawn in an Alternative Currency if
(a) any European Revolving Lender notifies the European Funding Agent not later than 10:00 a.m. (Local Time) on the third Business Day prior to the proposed European Revolving Credit Advance that deposits of such Alternative Currency are not readily available to such Lender in an amount comparable with such Lender's Pro Rata Share of such proposed European Revolving Credit Advance; or (b) the European Funding Agent determines after consultation with the other European Revolving Lenders (which determination shall be conclusive) at any time prior to 10:00 a.m. (Local Time) on the date of such proposed European Revolving Credit Advance that by reason of any change in currency availability, currency exchange rates or exchange controls it is, or will be, impracticable for such European Revolving Credit Advance to be made in the requested

Alternative Currency. In such event, the proposed European Revolving Credit Advance shall be made in Dollars.

          (c) Loans Under Existing Credit Agreement. The Credit Parties acknowledge and agree that as of the Closing Date (i) the outstanding principal amount of US Revolving Credit Advances under (and as defined in) the Existing Credit Agreement equals $11,100,000 and that $6,500,000 in principal amount of such US Revolving Credit Advances are continued as US Revolving Credit Advances hereunder or converted into one or more US Term Loans as set forth on Schedule 1.1(c) hereto; (ii) the outstanding principal amount of European Revolving Credit Advances under (and as defined in) the Existing Credit Agreement equals $2,215,399.03 and that such European Revolving Credit Advances are continued as European Revolving Credit Advances hereunder or converted into the European Term Loan A to the extent set forth on Schedule 1.1(c) hereto; (iii) the outstanding principal amount of the US Term Loan under (and as defined in) the Existing Credit Agreement equals $61,400,000 and that such US Term Loan is continued as US Term Loan A hereunder or converted into US Term Loan B to the extent set forth on Schedule 1.1(c) hereto; (iv) the outstanding principal amount of the European Term Loan under (and as defined in) the Existing Credit Agreement equals $52,000,000 and that such European Term Loan is continued as the European Term Loan A hereunder to the extent set forth on Schedule 1.1(c) hereto; (v) US Letters of Credit are outstanding under (and as defined in) the Existing Credit Agreement having a stated amount of $100,000.00; and (vi) European Letters of Credit are outstanding under (and as defined in) the Existing Credit Agreement having a stated amount of $4,233,810.56 and such European Letters of Credit are continued as European Letters of Credit hereunder. All US Term Loan Commitments, European Term Loan Commitments, US Revolving Loan Commitments and European Revolving Loan Commitments under (and as defined in) the Existing Credit Agreement shall hereinafter be assigned and re-allocated among the US Term Loan A Commitments, US Term Loan B Commitments, European Term Loan Commitments, US Revolving Loan Commitments and European Revolving Loan Commitments hereunder, and after giving effect hereto, the percentages of the Commitments are as set forth on Annex B hereto. Notwithstanding anything set forth herein to the contrary, in order to effect the continuation of the outstanding Loans contemplated by the preceding sentence, the amount to be funded on the Closing Date by each Lender hereunder in respect of its Commitments shall be reduced by the principal amount of such Lender's Loans under (and as defined in) the Existing Credit Agreement outstanding on the Closing Date. On the Closing Date all outstanding IBOR Loans (as defined in the Existing Credit Agreement) to the US Borrowers to each Lender under the Existing Credit Agreement shall continue as IBOR Loans hereunder to the extent that the Lender providing those IBOR Loans under the Existing Credit Agreement continues to provide Loans in an equal or greater amount hereunder. All other IBOR Loans outstanding to US Borrowers on the Closing Date under the Existing Credit Agreement will be converted to Index Rate Loans.

          (d)  Swing Line Facility.

               (i) Administrative Agent shall notify the Swing Line Lender upon Administrative Agent's receipt of any Notice of US Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "Swing Line Advance") in accordance with any such notice. The provisions of this Section 1.1(d)(i) shall not relieve US

Revolving Lenders of their obligations to make US Revolving Credit Advances under Section 1.1(b)(i); provided that if the Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in lieu of any US Revolving Credit Advance that otherwise may be made by US Revolving Lenders pursuant to such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Swing Line Commitment and (B) US Borrowing Availability ("Swing Line Availability"). Until the Commitment Termination Date, TPI may from time to time borrow, repay and reborrow under this Section 1.1(d)(i). Each Swing Line Advance shall be made pursuant to a Notice of US Revolving Credit Advance delivered by US Borrower Representative on behalf of TPI and TPUSA to Administrative Agent in accordance with Section 1.1(b)(i). Unless the Swing Line Lender has received at least one
(1) Business Day's prior written notice from Requisite Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Section 7.2 be entitled to fund that Swing Line Advance, and to have each US Revolving Lender make US Revolving Credit Advances in accordance with Section 1.1(d)(iii) or purchase participating interests in accordance with Section 1.1(d)(iv). Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. TPI and TPUSA jointly and severally shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Administrative Agent. The entire unpaid balance of the Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

               (ii) TPI and TPUSA shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Such note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(d) (the "Swing Line Note"). The Swing Line Note shall represent the obligation of TPI to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to TPI together with interest thereon as prescribed in Section 1.2.

               (iii) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion but no less frequently than once weekly, shall on behalf of TPI and TPUSA (and each of TPI and TPUSA hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each US Revolving Lender (including the Swing Line Lender) to make a US Revolving Credit Advance to TPI and TPUSA (which shall be an Index Rate Loan) in an amount equal to that US Revolving Lender's Pro Rata Share of the principal amount of the Swing Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Unless any of the events described in Sections 6.1(f) and 6.l(g) has occurred (in which event the procedures of Section 1.1(d)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a US Revolving Credit Advance are then satisfied, each US Revolving Lender shall disburse directly to Administrative Agent, its Pro Rata Share of a US Revolving Credit Advance on behalf of the Swing Line Lender, prior to 3:00 p.m. (New York time), in immediately available funds on the Business Day next succeeding the date that notice is given. The proceeds of those US Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.

               (iv) If, prior to refunding a Swing Line Loan with a US Revolving Credit Advance pursuant to Section 1.1(d)(iii), one of the events described in Sections 6.1(f) or 6.1(g) has occurred, then, subject to the provisions of Section l.1(d)(v) below, each US Revolving Lender shall, on the date such US Revolving Credit Advance was to have been made for the benefit of TPI and TPUSA, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share (determined with respect to the US Revolving Loan) of such Swing Line Loan. Upon request, each US Revolving Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

               (v) Each US Revolving Lender's obligation to make US Revolving Credit Advances in accordance with Section 1.1(d)(iii) and to purchase participation interests in accordance with Section 1.1(d)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such US Revolving Lender may have against the Swing Line Lender, TPI or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of TPI to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Swing Line Lender shall be entitled to recover, on demand, from each US Revolving Lender the amounts required pursuant to Sections 1.1(d)(iii) or 1.1(d)(iv), as the case may be. If any US Revolving Lender does not make available such amounts to Administrative Agent or the Swing Line Lender, as applicable, the Swing Line Lender shall be entitled to recover, on demand, such amount on demand from such US Revolving Lender, together with interest thereon for each day from the date of non payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter.

          (e) US Letters of Credit. The US Revolving Loan Commitment may, in addition to advances under the US Revolving Loan (including US Swing Line Advances), be utilized, upon the request of US Borrower Representative on behalf of TPI, for the issuance or continuation of US Letters of Credit. Immediately upon the issuance or continuation by a US L/C Issuer of a US Letter of Credit, and without further action on the part of Administrative Agent or any of the US Lenders, each US Revolving Lender shall be deemed to have purchased from such US L/C Issuer a participation in such US Letter of Credit (or in its obligation under a risk participation agreement with respect thereto) equal to such US Revolving Lender's Pro Rata Share of the aggregate amount available to be drawn under such US Letter of Credit. US Letters of Credit outstanding under the Existing Credit Agreement shall remain outstanding and shall be governed hereby.

               (i) US Maximum Amount. The aggregate amount of US Letter of Credit Obligations with respect to all US Letters of Credit outstanding at any time shall not exceed $5,000,000 ("US L/C Sublimit").

               (ii) Reimbursement. TPI shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse any US L/C Issuer on demand in immediately available funds for any amounts paid by such US L/C Issuer with respect to a US Letter of Credit, including all reimbursement payments, fees, charges, costs and expenses paid by such US L/C Issuer. TPI hereby authorizes and directs Administrative Agent, at Administrative Agent's option, to debit TPI's account (by increasing the outstanding principal balance of the US Revolving Credit Advances) in the amount of any payment made by a US L/C Issuer with respect to any US Letter of Credit. All amounts paid by a US L/C Issuer with respect to any US Letter of Credit that are not repaid as provided in the first sentence hereof by TPI with the proceeds of a US Revolving Credit Advance or otherwise shall bear interest at the interest rate applicable to the portions of the US Revolving Loan which are Index Rate Loans plus, at the election of Administrative Agent or Requisite Lenders, an additional two percent (2.00%) per annum. Each US Revolving Lender agrees to fund its Pro Rata Share of any US Revolving Loan made pursuant to this Section 1.1(e)(ii). In the event Administrative Agent elects not to debit TPI's account and TPI fails to reimburse the US L/C Issuer in full on the date of any payment in respect of a US Letter of Credit, Administrative Agent shall promptly notify each US Revolving Lender of the amount of such unreimbursed payment and the accrued interest thereon and each US Revolving Lender, on the next Business Day prior to 3:00 p.m. (New York time), shall deliver to Administrative Agent an amount equal to its Pro Rata Share thereof in same day funds. Each US Revolving Lender hereby absolutely and unconditionally agrees to pay to the US L/C Issuer upon demand by the US L/C Issuer such US Revolving Lender's Pro Rata Share of each payment made by the US L/C Issuer in respect of a US Letter of Credit and not immediately reimbursed TPI or satisfied through a debit of TPI's account. Each US Revolving Lender acknowledges and agrees that its obligations pursuant to this subsection in respect of US Letters of Credit are absolute and unconditional and shall not be affected by any circumstance whatsoever, including setoff, counterclaim, the occurrence and continuance of a Default or an Event of Default or any failure by TPI to satisfy any of the conditions set forth in Section 7.2. If any US Revolving Lender fails to make available to the US L/C Issuer the amount of such US Revolving Lender's Pro Rata Share of any payments made by the US L/C Issuer in respect of a US Letter of Credit as provided in this Section 1.1(e)(ii), the US L/C Issuer shall be entitled to recover such amount on demand from such US Revolving Lender together with interest at the Index Rate.

               (iii) Request for US Letters of Credit. US Borrower Representative shall give Administrative Agent at least two (2) Business Days prior written notice specifying the date a US Letter of Credit is requested to be issued, the amount and the name and address of the beneficiary and a description of the transactions proposed to be supported thereby. If Administrative Agent informs US Borrower Representative that the US L/C Issuer cannot issue the requested US Letter of Credit directly, US Borrower Representative may request that US L/C Issuer arrange for the issuance of the requested US Letter of Credit under a risk participation agreement with another financial institution reasonably acceptable to Administrative Agent, US L/C Issuer and US Borrower Representative. The issuance of any US Letter of Credit under this Agreement shall be subject to the conditions that the US Letter of Credit (i) supports a transaction entered into in the ordinary course of business of US Borrowers and (ii) is in a form and contains such terms and conditions as are reasonably satisfactory to the US L/C Issuer and, in the case of standby letters of credit, Administrative Agent. The initial notice requesting the issuance of a US Letter of Credit shall be accompanied by the form of the US Letter of Credit and the Master Standby Agreement or Master Documentary Agreement, as applicable, and an application for a letter of credit, if any, then required by the US L/C Issuer completed in a manner satisfactory to such US L/C Issuer. If any provision of any application or reimbursement agreement is inconsistent with the terms of this Agreement, then the provisions of this Agreement, to the extent of such inconsistency, shall control.

               (iv) Expiration Dates of US Letters of Credit. The expiration date of each US Letter of Credit shall be on a date which is not later than the earlier of (a) one year from its date of issuance or (b) the thirtieth (30/th/) day prior to the date set forth to in clause (a) of the definition of the term Commitment Termination Date. Notwithstanding the foregoing, a US Letter of Credit may provide for automatic extensions of its expiration date for one (1) or more successive one (1) year periods; provided that the US L/C Issuer has the right to terminate such US Letter of Credit on each such annual expiration date and no renewal term may extend the term of the US Letter of Credit to a date that is later than the fifteenth (15/th/) day prior to the date set forth in clause (a) of the definition of the term Commitment Termination Date. The US L/C Issuer may elect not to renew any such US Letter of Credit and, upon direction by Administrative Agent or Requisite Lenders, shall not renew any such US Letter of Credit at any time during the continuance of an Event of Default; provided that in the case of a direction by Administrative Agent or Requisite Lenders, the US L/C Issuer receives such directions prior to the date notice of non-renewal is required to be given by the US L/C Issuer and the US L/C Issuer has had a reasonable period of time to act on such notice.

               (v) Obligations Absolute. The obligation of TPI to reimburse the US L/C Issuer, Administrative Agent and US Revolving Lenders for payments made in respect of US Letters of Credit issued by the US L/C Issuer shall be unconditional and irrevocable and shall be paid under all circumstances strictly in accordance with the terms of this Agreement, including the following circumstances: (a) any lack of validity or enforceability of any US Letter of Credit; (b) any amendment or waiver of or any consent or departure from all or any of the provisions of any US Letter of Credit or any Loan Document; (c) the existence of any claim, set-off, defense or other right which TPI, any of its Subsidiaries or Affiliates or any other Person may at any time have against any beneficiary of any US Letter of Credit, any Agent, any US L/C Issuer, any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreements or transactions; (d) any draft or other document presented under any US Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (e) payment under any US Letter of Credit against presentation of a draft or other document that does not substantially comply with the terms of such US Letter of Credit; or (f) any other act or omission to act or delay of any kind of any US L/C Issuer, any Agent, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 1.1(e)(v), constitute a legal or equitable discharge of TPI's obligations hereunder.

               (vi) Obligations of US L/C Issuers. Each US L/C Issuer (other than GE Capital) hereby agrees that it will not issue a US Letter of Credit hereunder until it has provided Administrative Agent with written notice specifying the amount and intended issuance date of such US Letter of Credit and Administrative Agent has returned a written acknowledgment of such notice to US L/C Issuer. Each US L/C Issuer (other than GE Capital) further agrees to provide to Administrative Agent: (a) a copy of each US Letter of Credit issued by such US L/C Issuer promptly after its issuance; (b) a quarterly report summarizing available amounts under US Letters of Credit issued by such US L/C Issuer, the dates and amounts of any draws under such US Letters of Credit, the effective date of any increase or decrease in the face amount of any US Letters of Credit during such quarter and the amount of any unreimbursed draws under such US Letters of Credit; and (d) such additional information reasonably requested by Administrative Agent from time to time with respect to the US Letters of Credit issued by such US L/C Issuer. Without limiting the generality of the foregoing, it is expressly understood and agreed by US Borrowers that the absolute and unconditional obligation of US Borrowers to Administrative Agent and US Lenders hereunder to reimburse payments made under a US Letter of Credit will not be excused by the gross negligence or willful misconduct of the US L/C Issuer. However, the foregoing shall not be construed to excuse a US L/C Issuer from liability to US Borrowers to the extent of any direct damages (as opposed to consequential damages, with US Borrowers hereby waiving all claims for any consequential damages to the extent permitted by applicable law) suffered by US Borrowers that are subject to indemnification under the Master Standby Agreement or the Master Documentary Agreement.

          (f) European Letters of Credit. The European Revolving Loan Commitment may, in addition to advances under the European Revolving Loan, be utilized, upon the request of European Borrower Representative on behalf of the applicable European Borrower, for the issuance of European Letters of Credit. Immediately upon the issuance by a European L/C Issuer of a European Letter of Credit or on the Closing Date in the case of European Letters of Credit outstanding under the Existing Credit Agreement, and without further action on the part of European Loan Agent, European Funding Agent or any of the European Lenders, each European Revolving Lender shall be deemed to have purchased from such European L/C Issuer a participation in such European Letter of Credit (or in its obligation under a risk participation agreement with respect thereto) equal to such European Revolving Lender's Pro Rata Share of the aggregate amount available to be drawn under such European Letter of Credit. European Letters of Credit outstanding under the Existing Credit Agreement shall remain outstanding and shall be governed hereby.

               (i) European Maximum Amount. The aggregate amount of European Letter of Credit Obligations with respect to all European Letters of Credit outstanding at any time shall not exceed the Equivalent Amount of $10,000,000 ("European L/C Sublimit").

               (ii) Reimbursement. European Borrowers shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse any European L/C Issuer on demand in immediately available funds for any amounts paid by such European L/C Issuer with respect to a European Letter of Credit, including all reimbursement payments, fees, charges, costs and expenses paid by such European L/C Issuer. European Borrowers hereby authorize and direct European Loan Agent, at European Loan Agent's option, to debit European Borrowers' account (by increasing the outstanding principal balance of the European Revolving Credit Advances) in the amount of any payment made by a European L/C Issuer with respect to any European Letter of Credit. All amounts paid by a European L/C Issuer with respect to any European Letter of Credit that are not repaid as provided in the first sentence hereof by European Borrowers with the proceeds of a European Revolving Credit Advance or otherwise shall bear interest at the interest rate applicable to the European Revolving Loan plus, at the election of Administrative Agent or Requisite Lenders, an additional two percent (2.00%) per annum. Each European Revolving Lender agrees to fund its Pro Rata Share of any European Revolving Loan made pursuant to this Section 1.1(f)(ii). In the event European Loan Agent elects not to instruct European Funding Agent to debit European

Borrowers' account and European Borrowers fail to reimburse the European L/C Issuer in full on the date of any payment in respect of a European Letter of Credit, European Loan Agent shall promptly notify each European Revolving Lender of the amount of such unreimbursed payment and the accrued interest thereon and each European Revolving Lender, on the next Business Day prior to 3:00 p.m. (Local Time), shall deliver to European Funding Agent an amount equal to its Pro Rata Share thereof in same day funds. Each European Revolving Lender hereby absolutely and unconditionally agrees to pay to the European L/C Issuer upon demand by the European L/C Issuer such European Revolving Lender's Pro Rata Share of each payment made by the European L/C Issuer in respect of a European Letter of Credit and not immediately reimbursed by European Borrowers or satisfied through a debit of European Borrowers account. Each European Revolving Lender acknowledges and agrees that its obligations pursuant to this subsection in respect of European Letters of Credit are absolute and unconditional and shall not be affected by any circumstance whatsoever, including setoff, counterclaim, the occurrence and continuance of a Default or an Event of Default or any failure by European Borrowers to satisfy any of the conditions set forth in Section 7.2. If any European Revolving Lender fails to make available to the European L/C Issuer the amount of such European Revolving Lender's Pro Rata Share of any payments made by the European L/C Issuer in respect of a European Letter of Credit as provided in this Section 1.1(f)(ii), the European L/C Issuer shall be entitled to recover such amount on demand from such European Revolving Lender together with interest at the IBOR Rate with an IBOR Period of one month.

               (iii) Request for European Letters of Credit. European Borrower Representative shall give European Loan Agent, European Funding Agent and European L/C Issuer at least three (3) Business Days prior written notice specifying the date a European Letter of Credit is requested to be issued, the amount and the name and address of the beneficiary and a description of the transactions proposed to be supported thereby in the form set forth as Exhibit 1.1(f)(iii). If European Loan Agent informs European Borrower Representative that the European L/C Issuer cannot issue the requested European Letter of Credit directly, European Borrower Representative may request that European L/C Issuer arrange for the issuance of the requested European Letter of Credit under a risk participation agreement with another financial institution reasonably acceptable to European Loan Agent, European L/C Issuer and European Borrower Representative. The issuance of any European Letter of Credit under this Agreement shall be subject to the conditions that the European Letter of Credit
(i) supports a transaction entered into in the ordinary course of business of European Borrowers and (ii) is in a form and contains such terms and conditions as are reasonably satisfactory to the European L/C Issuer and, in the case of standby letters of credit, European Loan Agent. The initial notice requesting the issuance of a European Letter of Credit shall be accompanied by the form of the European Letter of Credit and an application for a letter of credit, if any, then required by the European L/C Issuer completed in a manner satisfactory to such European L/C Issuer and European Loan Agent. If any provision of any application or reimbursement agreement is inconsistent with the terms of this Agreement, then the provisions of this Agreement, to the extent of such inconsistency, shall control.

               (iv) Expiration Dates of European Letters of Credit. The expiration date of each European Letter of Credit shall be on a date which is not later than the earlier of (a) one year from its date of issuance or (b) the thirtieth (30/th/) day prior to the date set forth in clause (a) of the definition of the term Commitment Termination Date. Notwithstanding the foregoing, a European Letter of Credit may provide for automatic extensions of its expiration date for one (1) or more successive one (1) year periods; provided that the European L/C Issuer has the right to terminate such European Letter of Credit on each such annual expiration date and no renewal term may extend the term of the European Letter of Credit to a date that is later than the fifteenth (15/th/) day prior to the date set forth in clause (a) of the definition of the term Commitment Termination Date. The European L/C Issuer may elect not to renew any such European Letter of Credit and, upon direction by Administrative Agent, European Loan Agent or Requisite Lenders, shall not renew any such European Letter of Credit at any time during the continuance of an Event of Default; provided that in the case of a direction by Administrative Agent, European Loan Agent or Requisite Lenders, the European L/C Issuer receives such directions prior to the date notice of non-renewal is required to be given by the European L/C Issuer and the European L/C Issuer has had a reasonable period of time to act on such notice.

               (v) Obligations Absolute. The obligation of European Borrowers to reimburse the European L/C Issuer, European Loan Agent, European Funding Agent and European Revolving Lenders for payments made in respect of European Letters of Credit issued by the European L/C Issuer shall be unconditional and irrevocable and shall be paid under all circumstances strictly in accordance with the terms of this Agreement, including the following circumstances: (a) any lack of validity or enforceability of any European Letter of Credit; (b) any amendment or waiver of or any consent or departure from all or any of the provisions of any European Letter of Credit or any Loan Document; (c) the existence of any claim, set-off, defense or other right which European Borrowers, any of their Subsidiaries or Affiliates or any other Person may at any time have against any beneficiary of any European Letter of Credit, any Agent, any European L/C Issuer, any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreements or transactions; (d) any draft or other document presented under any European Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (e) payment under any European Letter of Credit against presentation of a draft or other document that does not substantially comply with the terms of such European Letter of Credit; or (f) any other act or omission to act or delay of any kind of any European L/C Issuer, any Agent, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 1.1(f)(v), constitute a legal or equitable discharge of European Borrowers' obligations hereunder.

               (vi) Obligations of European L/C Issuers. Each European L/C Issuer hereby agrees that it will not issue a European Letter of Credit hereunder until it has provided European Loan Agent with written notice specifying the amount and intended issuance date of such European Letter of Credit and European Loan Agent has returned a written acknowledgment of such notice to European L/C Issuer. Each European L/C Issuer further agrees to provide to European Loan Agent and European Funding Agent: (a) a copy of each European Letter of Credit issued by such European L/C Issuer promptly after its issuance; (b) on a change occurring to amounts under European Letters of Credit the European L/C Issuer shall promptly notify the European Loan Agent of the change, (c) a quarterly report summarizing available amounts under European Letters of Credit issued by such European L/C Issuer, the effective date of any increase or decrease in the face amount of any European Letters of Credit during such week and the amount of any unreimbursed draws under such European Letters of Credit; and (d) such additional information reasonably requested by European Loan Agent from time to time with respect to the European Letters of Credit issued by such European L/C Issuer. European L/C Issuer shall notify European Loan Agent and European Funding Agent within one (1) Business Day following any draw under a European Letter of Credit. Without limiting the generality of the foregoing, it is expressly understood and agreed by European Borrowers that the absolute and unconditional obligation of European Borrowers to European Loan Agent, European Funding Agent and European Lenders hereunder to reimburse payments made under a European Letter of Credit will not be excused by the gross negligence or willful misconduct of the European L/C Issuer. European Borrowers hereby waive all claims for any consequential damages or any other damages, other than direct damages, to the extent permitted by applicable law.

          (g) Letter of Credit Sublimits. US Letters of Credit may only be used for the business and operations of the US Credit Parties and Designated US Cash Management Credit Parties and (ii) European Letters of Credit may only be used for the business and operations of the European Credit Parties.

          (h)  Funding Authorization.

               (i) The proceeds of all US Revolving Credit Advances made pursuant to this Agreement subsequent to the Closing Date are to be funded by Administrative Agent by wire transfer to the account designated by US Borrower Representative below (the "US Disbursement Account"):

          Bank:                Fifth Third Bank
          ABA No.:             042000314
          Bank Address:        250 West Main Street, Suite 105
                               Lexington, Kentucky 40512
          Account No.:         99964853
          Reference:           Tempur-Pedic, Inc.

US Borrower Representative shall provide Administrative Agent with written notice of any change in the foregoing instructions at least three (3) Business Days before the desired effective date of such change.

               (ii) The proceeds of all European Revolving Credit Advances made pursuant to this Agreement subsequent to the Closing Date are to be funded by European Funding Agent by wire transfer to the account designated by European Borrower Representative below (the "European Disbursement Account"):

          Bank:                Nordea Bank Danmark A/S
          SWIFT No.:           NDEADKKKXXX
          Bank Address:        Raadhustorvet 13
                               SK 8700 Horsens Denmark
          Account No.:         2213 6264367830
          Reference:           Dan-Foam ApS

European Borrower Representative shall provide European Loan Agent and European Funding Agent with written notice of any change in the foregoing instructions at least three (3) Business Days before the desired effective date of such change.

     1.2  Interest and Applicable Margins.

          (a) Borrowers shall pay interest to Appropriate Agent, as specified below, for the ratable benefit of Lenders, in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the US Revolving Credit Advances which are designated as Index Rate Loans (and for all other Obligations not otherwise set forth below), to Administrative Agent, the Index Rate plus the Applicable Revolver Index Margin per annum or, with respect to US Revolving Credit Advances which are designated as IBOR Loans, at the election of US Borrower Representative, the applicable IBOR Rate plus the Applicable Revolver IBOR Margin per annum; (ii) with respect to the European Revolving Credit Advances, to the European Funding Agent, the applicable IBOR Rate plus the Applicable Revolver IBOR Margin per annum plus any Mandatory Costs; (iii) with respect to such portion of the US Term Loan A designated as an Index Rate Loan, to the Administrative Agent, the Index Rate plus the Applicable Term Loan A Index Margin per annum or, with respect to such portion of the US Term Loan A designated as an IBOR Loan, at the election of US Borrower Representative, the applicable IBOR Rate plus the Applicable Term Loan A IBOR Margin per annum; (iv) with respect to such portion of the US Term Loan B designated as an Index Rate Loan, to the Administrative Agent, the Index Rate plus the Applicable Term Loan B Index Margin per annum or, with respect to such portion of the US Term Loan B designated as an IBOR Loan, at the election of US Borrower Representative, the Applicable IBOR Rate plus the Applicable Term Loan B IBOR Margin per annum; (v) with respect to the European Term Loan A, to the European Funding Agent, the applicable IBOR Rate plus the Applicable Term Loan A IBOR Margin per annum plus any Mandatory Costs; and (vi) with respect to the Swing Line Loan, to the Administrative Agent, the Index Rate plus the Applicable Revolver Index Margin per annum.

          The Applicable Margins will be as follows:

          Applicable Revolver Index Margin                 1.50%
          Applicable Revolver IBOR Margin                  3.25%
          Applicable Term Loan A Index Margin              1.50%
          Applicable Term Loan A IBOR Margin               3.25%
          Applicable Term Loan B Index Margin              1.75%
          Applicable Term Loan B IBOR Margin               3.50%

          The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by Ultimate Holdco's, Borrowers' and their Subsidiaries' consolidated financial performance, commencing with the first day of the first calendar month that occurs more than one (1) day after delivery of Ultimate Holdco's audited Financial Statements to Lenders for the Fiscal Year ending December 31, 2003. Adjustments in the Applicable Margins will be determined by reference to the following grids:

----------------------------------------------------------------
If Leverage Ratio is:               Level of Applicable Margins:
----------------------------------------------------------------
**  3.50                            Level I
----------------------------------------------------------------
*** 3.50, but ** 3.00               Level II
----------------------------------------------------------------
*** 3.00                            Level III
----------------------------------------------------------------

-----------------------------------------------------------------------------
        Applicable Margins            Level I        Level II       Level III
-----------------------------------------------------------------------------
Applicable Revolver IBOR Margin          3.25%           3.00%           3.00%
-----------------------------------------------------------------------------
Applicable Term A Loan IBOR Margin       3.25%           3.00%           3.00%
-----------------------------------------------------------------------------
Applicable Term B Loan IBOR Margin       3.50%           3.25%           3.00%
-----------------------------------------------------------------------------
Applicable Revolver Index Margin         1.50%           1.25%           1.25%
-----------------------------------------------------------------------------
Applicable Term A Loan Index Margin      1.50%           1.25%           1.25%
-----------------------------------------------------------------------------
Applicable Term B Loan Index Margin      1.75%           1.50%           1.25%
-----------------------------------------------------------------------------

          All adjustments in the foregoing Applicable Margins after December 31, 2003 shall be implemented quarterly on a prospective basis, commencing on the first day of the calendar month following the date of delivery to Lenders of the quarterly unaudited Financial Statements evidencing the need for an adjustment; provided that such calendar month commences at least 3 Business Days after the date of delivery of such Financial Statements. In the event the calendar month following the date of delivery to Lenders of the Financial Statements commences within 3 Business Days of such delivery, all adjustments shall commence on the first day of the calendar month next following such date of delivery. Concurrently with the delivery of those Financial Statements, the US Borrower Representative shall deliver to Authorized Agents a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to deliver such Financial Statements within 2 Business Days after the day required for such delivery pursuant to Section 4.6(a) shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the sixth Business Day following the delivery of those Financial Statements demonstrating that such an increase is not required. If any Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the sixth Business Day following the date on which all Events of Default are waived or cured. If the Applicable Margins have been adjusted downward based upon Ultimate Holdco's unaudited quarterly Financial Statements for any Fiscal Quarter and it is later determined by Administrative Agent based upon Ultimate Holdco's audited Financial Statements for the Fiscal Year in which such Fiscal Quarter occurs that (i) such unaudited quarterly Financial Statements for such Fiscal Quarter have been adjusted in connection with the preparation of such audited Financial Statement (the "Adjusted Quarterly Financial Statements"), and (ii) such downward adjustment in the Applicable Margins would not have been made had the Adjusted Quarterly Financial Statements been used to so adjust the Applicable Margins, then each Borrower shall pay to Appropriate Agent, for the account of the Lenders, within five (5) Business Days of such determination, such additional interest on the Loans that would have been payable hereunder had the Applicable Margin been adjusted (or not adjusted) on the basis of the Adjusted Quarterly Financial Statements.

**  = Greater Than
*** = Less than or equal to

          (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of IBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (c) All computations of Fees calculated on a per annum basis and interest at the IBOR Rate shall be made by Appropriate Agent on the basis of a 360-day year (or a 365-day year, in the case of Loans denominated in British pounds (or any other Alternative Currency where market practice so requires)), in each case for the actual number of days occurring in the period for which such Fees and interest are payable. All computations of interest at the Index Rate shall be made by Administrative Agent on the basis of a 365-day or 366-day year, as applicable. The Index Rate is a floating rate determined for each day. Each determination by Appropriate Agent of an interest rate and Fees hereunder shall be final, binding and conclusive on Borrowers, absent manifest error.

          (d) (i) So long as an Event of Default has occurred and is continuing under Section 6.1(f) or (g) and without notice of any kind, or (ii) so long as any other Event of Default under Section 6.1(a) or under Section 6.1(c) (in the latter case, as of a result of a breach of any of Sections 4.1 through 4.5) has occurred and is continuing and at the election of Administrative Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Administrative Agent to each Borrower Representative (with a copy to European Loan Agent and European Funding Agent), the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue (i) from the initial date of such Event of Default in the case of an Event of Default that has occurred and is continuing under Section 6.1(f) or (g) and (ii) from the date of such notice of election, in the case of an Event of Default under Section 6.1(a) or under Section 6.1(c) (in the latter case, as a result of a breach of any of Sections 4.1 through 4.5), and in each case shall continue to accrue until that Event of Default is cured or waived and shall be payable upon demand, but in any event, shall be payable on the next regularly scheduled payment date set forth herein for such Obligation.

          (e) Upon the earlier to occur of (i) receipt by US Borrower Representative of notice from Administrative Agent of the availability of IBOR Loans or (ii) the date which is fifteen (15) days after the Closing Date and upon three (3) Business Days prior notification to the Administrative Agent, US Borrower Representative may convert all or any part of the outstanding Loans made to the US Borrowers on the Closing Date as Index Rate Loans to IBOR Loans subject to the requirements of this Section 1.2(e). US Borrower Representative shall have the option, subject to the preceding sentence, to (1) convert at any time all or any part of outstanding US Revolving Credit Advances (other than the Swing Line Loan) and US Term Loans from Index Rate Loans to IBOR Loans, (2) convert all or any part of outstanding US Revolving Credit Advances (other than the Swing Line Loan) and US Term Loans from IBOR Loans to Index Rate Loans, subject to payment of the IBOR Breakage Fee in accordance with Section 1.3(d) if such conversion is made prior to the expiration of the IBOR Period applicable thereto, or (3) continue all or any portion of any US Revolving Credit Advances (other than the Swing Line Loan) and US Term Loans as an IBOR Loan upon the expiration of the applicable

IBOR Period and the succeeding IBOR Period of that continued Loan shall commence on the first day after the last day of the IBOR Period of the Loan to be continued. European Borrower Representative shall have the option to continue all or any portion of any European Revolving Credit Advances and European Term Loan A as an IBOR Loan upon the expiration of the applicable IBOR Period and the succeeding IBOR Period of that continued Loan shall commence on the first day after the last day of the IBOR Period of the Loan to be continued. Any Loan or group of Loans having the same proposed IBOR Period to be made or continued as, or converted into, an IBOR Loan must be in a minimum amount of $500,000 (or the Equivalent Amount in an Alternative Currency) and integral multiples of $100,000 (or the Equivalent Amount in an Alternative Currency) in excess of such amount. Any such election must be made by 11:00 a.m. (Local Time) on the 3/rd/ Business Day prior to (1) the date of any proposed Revolving Credit Advance which is to bear interest at the IBOR Rate, (2) the end of each IBOR Period with respect to any IBOR Loans to be continued as such, or (3) the date on which US Borrower Representative wishes to convert any Index Rate Loan to an IBOR Loan for an IBOR Period designated by US Borrower Representative in such election. If no election is received with respect to all or any portion of any US Revolving Credit Advances or the US Term Loans that are an IBOR Loan by 11:00 a.m. (New York time) on the 3/rd/ Business Day prior to the end of the IBOR Period with respect thereto, that IBOR Loan shall be converted to an Index Rate Loan at the end of its IBOR Period. If no election is received with respect to all or any portion of any European Revolving Credit Advances or the European Term Loan A that is an IBOR Loan by 11:00 a.m. (Local Time) on the 3/rd/ Business Day prior to the end of the IBOR Period with respect thereto, that IBOR Loan shall be converted to an IBOR Loan having an IBOR Period of one month at the end of its IBOR Period. US Borrower Representative must make such election by notice to Administrative Agent in writing, by fax or overnight courier. European Borrower Representative must make such election by notice to European Funding Agent in writing, by fax or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.2(e). No US Revolving Credit Advance or US Term Loan shall be made, converted into or continued as an IBOR Loan, if an Event of Default has occurred and is continuing and Administrative Agent or Requisite Lenders have determined not to make, convert or continue any such Loan as an IBOR Loan as a result thereof.

          (f)  Notwithstanding anything to the contrary set forth in this
Section 1.2(f) with respect to the US Revolving Loan and the US Term Loan, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Administrative Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.2(a) through (e), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.2(f), a court of competent jurisdiction shall determine by a final, non-appealable order that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Administrative Agent shall, to the extent permitted by applicable law, promptly apply such excess as specified in Section 1.5(e) and thereafter shall refund any excess to Borrowers or as such court of competent jurisdiction may otherwise order.

     1.3  Fees.

          (a) Fee Letters. Borrowers shall pay to GE Capital and GE ELF, individually, the fees specified in that certain fee letter dated as of July 24, 2003, among Borrowers, GE Capital and GE ELF (the "GE Capital Fee Letter"), at the times specified for payment therein, and shall otherwise comply with all of the terms thereof. US Borrowers shall pay to LBI, individually, the fees specified in that certain fee letter dated as of July 24, 2003 among LBI, LCPI and the Borrowers (the "LBI Fee Letter"), at the times specified for payment therein, and shall otherwise comply with all of the terms thereof. European Borrowers shall pay to Nordea, individually, the fees specified in that certain fee letter dated as of July 24, 2003 among the European Borrowers and Nordea (the "Nordea Fee Letter"), at the times specified for payment therein, and shall otherwise comply with all of the terms thereof.

          (b) Unused Line Fee. As additional compensation for the US Revolving Lenders, US Borrowers shall pay to Administrative Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each January, April, July and October of each year prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for US Borrowers' non-use of available funds during the immediately preceding quarter (or with respect to the Fee payable on: (i) the first Business Day of October 2003, during the period commencing on the Closing Date and ending on and including September 30, 2003, or (ii) the Commitment Termination Date, during the period commencing the first day of the quarter in which the Commitment Termination Date occurs and ending on and including the Commitment Termination Date), which Fee for each day in such period shall equal: (x) one-half of one percent (0.50%) (the "Applicable Unused Line Fee Margin") divided by 360 multiplied by (y) the difference between (1) the US Maximum Amount for such day and (2) the closing balance of the aggregate US Revolving Loan Outstandings for such day; provided that if the average of the closing balances of the US Revolving Loan Outstandings for each day during such period is less than 50% of the US Revolving Loan Commitment, the Applicable Unused Line Fee Margin shall be increased to three-quarters of one percent (0.75%) for the applicable period. As additional compensation for the European Revolving Lenders, European Borrowers shall pay to European Funding Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each January, April, July and October of each year prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for European Borrowers' non-use of available funds during the immediately preceding three-month period (or with respect to the Fee payable on: (i) the first Business Day of October 2003, during the period commencing on the Closing Date and ending on and including September 30, 2003, or (ii) the Commitment Termination Date, during the period commencing the first day of the quarter in which the

Commitment Termination Date occurs and ending on and including the Commitment Termination Date), which Fee for each day in such period shall equal: (x) the Applicable Unused Line Fee Margin divided by 360 multiplied by (y) the difference between (1) the European Maximum Amount for such day and (2) the Equivalent Amount in Dollars of the closing balance of the aggregate European Revolving Loan Outstandings for such day; provided that if the average of the Equivalent Amount in Dollars of the closing balances of the European Revolving Loan Outstandings for each day during such period is less than 50% of the European Revolving Loan Commitment, the Applicable Unused Line Fee Margin shall be increased to three-quarters of one percent (0.75%) for the applicable period.

          (c)  Letter of Credit Fees.

               (i) US Letter of Credit Fees. US Borrowers agree to pay to Administrative Agent for the benefit of US Revolving Lenders, as compensation to such US Revolving Lenders for US Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Administrative Agent or any Lender on account of such US Letter of Credit Obligations, and (ii) for each day during which any US Letter of Credit Obligation shall remain outstanding, a fee (the "US Letter of Credit Fee") in respect of each US Letter of Credit in an amount equal to the Applicable Revolver IBOR Margin from time to time in effect, multiplied by the maximum amount available from time to time to be drawn under such US Letter of Credit. Such fee shall be paid to Administrative Agent for the benefit of the US Revolving Lenders in arrears, on the first Business Day of each January, April, July and October and on the Commitment Termination Date. In addition, US Borrowers shall pay to any US L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such US L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of all US Letters of Credit issued by it or otherwise payable pursuant to the applications and related documentation under which such US Letters of Credit are issued.

               (ii) European Letter of Credit Fees. European Borrowers agree to pay to European Funding Agent for the benefit of European Revolving Lenders, as compensation to such European Revolving Lenders for European Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by European Loan Agent, European Funding Agent, the European L/C Issuer or any Lender on account of such European Letter of Credit Obligations, and (ii) for each day during which any European Letter of Credit Obligation shall remain outstanding, a fee (the "European Letter of Credit Fee") in respect of each European Letter of Credit in an amount equal to the Applicable Revolver IBOR Margin from time to time in effect, multiplied by the maximum amount available from time to time to be drawn under such European Letter of Credit. Such fee shall be paid to European Funding Agent for the benefit of the European Revolving Lenders in arrears, on the first Business Day of each January, April, July and October and on the Commitment Termination Date. In addition, European Borrowers shall pay to any European L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such European L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of all European Letters of Credit or otherwise payable pursuant to the applications and related documentation under which such European Letters of Credit are issued.

          (d) IBOR Breakage Fee. Upon (i) any default by any US Borrower in making any borrowing of, conversion into or continuation of any IBOR Loan following US Borrower Representative's delivery to Administrative Agent of any IBOR Loan request in respect thereof or (ii) any payment of an IBOR Loan on any day that is not the last day of the IBOR Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), US Borrowers shall pay Administrative Agent, for the benefit of all Lenders that funded or were prepared to fund any such IBOR Loan, the IBOR Breakage Fee. Upon (i) any default by any European Borrower in making any borrowing of, conversion into or continuation of any IBOR Loan following European Borrower Representative's delivery to European Loan Agent of any IBOR Loan request in respect thereof or (ii) any payment of an IBOR Loan on any day that is not the last day of the IBOR Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), European Borrowers shall pay European Funding Agent, for the benefit of all Lenders that funded or were prepared to fund any such IBOR Loan, the IBOR Breakage Fee.

          (e) Expenses and Attorneys' Fees. Borrowers agree to promptly pay all reasonable fees, charges, costs and expenses (including reasonable attorneys' fees and expenses and (without duplication) the allocated cost of internal legal staff) incurred by each Authorized Agent in connection with any matters contemplated by or arising out of the Loan Documents, in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated herein and in connection with the continued administration of the Loan Documents including any amendments, modifications, consents and waivers. Borrowers agree to promptly pay reasonable documentation charges assessed by each Authorized Agent for amendments, waivers, consents and any of the documentation prepared by any Authorized Agent (including reasonable attorneys' fees and expenses and the allocated cost of internal legal staff). Borrowers agree to promptly pay all fees, charges, costs and expenses (including fees, charges, costs and expenses of attorneys, external auditors (out-of-pocket costs, including fees and expenses), internal auditors ($750 per audit day per in-house auditor plus out-of-pocket expenses), appraisers, consultants and advisors and the allocated cost of internal legal staff) incurred by any Authorized Agent in connection with any Event of Default, work-out or action to enforce any Loan Document or to collect any payments due from Borrowers or any other Credit Party. In addition, in connection with any work-out or action to enforce any Loan Document or to collect any payments due from Borrowers or any other Credit Party, Borrowers agree to promptly pay all fees, charges, costs and expenses incurred by Lenders for one (1) counsel acting for all Lenders other than Agents. All fees, charges, costs and expenses for which Borrowers are responsible under this Section 1.3(e) shall be deemed part of the Obligations when incurred, payable upon demand or in accordance with Section 1.4(d) and secured by the Collateral.

     1.4  Payments.

          (a) Payments to Administrative Agent. All payments by US Borrowers of the Obligations shall be without deduction, defense, setoff or counterclaim and shall be made in same day funds and delivered to Administrative Agent, for the benefit of Agents and Lenders, as applicable, by wire transfer to the following account or such other place as Administrative Agent may from time to time designate in writing.

               ABA No. 021 001 033
               Account Number 502 328 54
               Deutsche Bank Trust Company Americas
               New York, New York
               ACCOUNT NAME: GECC/CAF DEPOSITORY
               Reference: CFN4927

          (b) Payments to European Loan Agent. All payments by European Borrowers of the Obligations shall be without deduction, defense, setoff or counterclaim and shall be made in same day funds and delivered to European Loan Agent, at its account with European Funding Agent for the benefit of Agents and European Lenders, as applicable, by wire transfer to the following account or such other place as European Loan Agent may from time to time designate in writing.

          In Dollars:

               Pay to:          HSBC Bank USA, New York
               SWIFT:           MRMDUS33
               Account Name:    HSBC Bank plc, London
               SWIFT:           MIDLGB22
               Account Number:  000023868
               Reference:       DFSAS/GE Capital/Tempur

          In Alternative Currencies:

               Pay to:          HSBC Bank plc, London
               SWIFT:           MIDLGB22
               Account Name:    HSBC Bank plc, London
               SWIFT:           MIDLGB22
               Account Number:  87513834
               Reference:       DFSAS/GE Capital/Tempur

          (c) Receipt of Payments; Currency. Borrowers shall receive credit on the day of receipt for funds received by the Appropriate Agent by 2:00 p.m. (Local Time). In the absence of timely receipt, such funds shall be deemed to have been paid on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and Fees due hereunder. Subject to the provisions of Section 9.22, all European Revolving Credit Advances hereunder denominated in an Alternative Currency shall be made, and all payments hereunder or under any other Loan Document in respect thereof (whether of principal, interest, Fees or otherwise) shall be made, in such Alternative Currency. All US Revolving Credit Advances, the US Term Loans the European Term Loan A, and all European Revolving Credit Advances hereunder denominated in Dollars, shall be made, and all payments hereunder or under any other Loan Document in respect thereof (whether of principal, interest, Fees or otherwise) shall be made, in Dollars. That portion of the European Term Loan A denominated in Euros shall be made, and all payments hereunder or under any other Loan Document in respect thereof

(whether of principal, interest, fees or otherwise) shall be made, in Euros. Unless otherwise agreed by the applicable Borrower and each Lender and each Authorized Agent to receive any such payment and except as otherwise provided above in this Section 1.4(c) all other amounts due hereunder or under any other Loan Document shall be payable in Dollars.

          (d) Revolving Credit Advances. Administrative Agent is authorized to, and at its sole election may, charge to the US Revolving Loan balance or Swing Line Loan balance on behalf of each US Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 2.2) and interest and Scheduled Installments and Letter of Credit reimbursement obligations and any amounts required to be deposited with respect to outstanding Letter of Credit Obligations pursuant to Section 6.3 other than principal of the US Revolving Loan, owing by US Borrowers under this Agreement or any of the other Loan Documents if and to the extent US Borrowers fail to pay promptly any such amounts as and when due, even if the amount of such charges would exceed US Borrowing Availability at such time. At Administrative Agent's option and to the extent permitted bylaw, any charges so made shall constitute a US Revolving Credit Advance hereunder. European Funding Agent at the direction of the European Loan Agent, shall, charge to the European Revolving Loan balance on behalf of each European Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 2.2) and interest and Scheduled Installments and Letter of Credit reimbursement obligations and any amounts required to be deposited with respect to outstanding Letter of Credit Obligations pursuant to Section 6.3 other than principal of the European Revolving Credit Advances, owing by European Borrowers under this Agreement or any of the other Loan Documents if and to the extent European Borrowers fail to pay promptly any such amounts as and when due, even if the amount of such charges would exceed European Borrowing Availability at such time. At Administrative Agent's option and to the extent permitted by law, any charges so made shall constitute a European Revolving Credit Advance hereunder.

     1.5  Prepayments.

          (a) Voluntary Prepayments of Loans. TPUSA may at any time on at least 3 Business Days' prior written notice by TPUSA to Administrative Agent voluntarily prepay all or part of the US Term Loans; provided that any such prepayments shall be in a minimum amount of $3,000,000 and integral multiples of $500,000 in excess of such amount. DF may at any time on at least 3 Business Days' prior written notice by DF to the Administrative Agent, European Funding Agent and the European Loan Agent voluntarily prepay all or part of the European Term Loan A; provided that any such prepayments shall be in a minimum amount of $3,000,000 and integral multiples of $500,000 in excess of such amount. Notwithstanding the foregoing, TPUSA and DF may at any time on at least 3 Business Days' prior written notice by Borrower Representative to Administrative Agent, European Funding Agent and the European Loan Agent voluntarily prepay all or part of each of the US Term Loans and the European Term Loan A; provided that any such prepayments shall be in a minimum amount of $4,000,000, in the aggregate, and integral multiples of $500,000 in excess of such amount. TPI may at any time on at least 3 Business Days' prior written notice to Administrative Agent permanently reduce (but not terminate) the US Revolving Loan Commitment; provided that (A) any such prepayments shall be in a minimum amount of $5,000,000 and integral multiples of $500,000 in excess of such amount, (B) the US Revolving Loan Commitment shall not be reduced to an amount less

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

than $5,000,000, and (C) after giving effect to such reductions, TPI shall comply with Section 1.1(b)(i). European Borrowers may at any time on at least 3 Business Days' prior written notice by DF to the Administrative Agent, European Funding Agent and the European Loan Agent permanently reduce (but not terminate) the European Revolving Loan Commitment; provided that (A) any such prepayments shall be in a minimum amount of $5,000,000 and integral multiples of $500,000 in excess of such amount, (B) the European Revolving Loan Commitment shall not be reduced to an amount less than $5,000,000, and (C) after giving effect to such reductions, the European Borrowers shall comply with Section 1.1(b)(ii). Any such voluntary prepayment of any Term Loan must be accompanied by the payment of any IBOR Breakage Fees, if applicable. In addition, Borrowers may at any time on at least 5 Business Days' prior written notice by the US Borrower Representative to the Administrative Agent, European Funding Agent and the European Loan Agent terminate both the US Revolving Loan Commitment and the European Revolving Loan Commitment; provided that upon any such termination, all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Section 6.3. Any such voluntary prepayment and any such reduction or termination of the Revolving Loan Commitments must be accompanied by the payment of any IBOR Breakage Fees, if applicable. Borrowers may voluntarily repay the Revolving Loans (without any reduction or termination of the Revolving Loan Commitments) without prior written notice to any Agent. Upon any such termination of the US Revolving Loan Commitment and the European Revolving Loan Commitment, each Borrower's right to request US Revolving Credit Advances and European Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf, shall be terminated. Any partial prepayments of a Term Loan of any Borrower shall be applied pro rata against all remaining Scheduled Installments until prepaid in full.

          (b) Prepayments from Excess Cash Flow. On or before the date that is 15 days after the earlier of (A) the date on which Ultimate Holdco's annual audited Financial Statements for the immediately preceding Fiscal Year are delivered pursuant to Section 4.6(b) or (B) the date on which such annual audited Financial Statements were required to be delivered pursuant to Section 4.6(b) commencing with the Fiscal Year ending December 31, 2003, Borrowers shall prepay the Loans in an amount equal to (1) seventy-five percent (75%) of Excess Cash Flow for the immediately preceding Fiscal Year if the Senior Leverage Ratio for such Fiscal Year is greater than 2.25:1.0, and (2) fifty percent (50%) of Excess Cash Flow for the immediately preceding Fiscal Year if the Senior Leverage Ratio for such Fiscal Year is equal to or less than 2.25:1.0 but greater than 1.75:1.0. If the Senior Leverage Ratio is equal to or less than 1.75:1.0, for any Fiscal Year, no prepayment from Excess Cash Flow shall be payable with respect to that Fiscal Year. The calculation shall be based on the audited Financial Statements for Ultimate Holdco and its Subsidiaries. Any prepayments from Excess Cash Flow paid pursuant to this Section 1.5(b) shall be made by the applicable Borrower and applied in accordance with Section 1.5(e). Borrowers shall deliver to Administrative Agent and European Loan Agent not less than five (5) days prior to the date on which any such payment is due a detailed calculation of the required prepayment and an aggregation of the specific contributions to Excess Cash Flow of US Borrowers, considered as a group, and of European Borrowers, considered as a group, and the resulting proportional allocation of the prepayments between US Borrowers and European Borrowers. Aggregate prepayments pursuant to this Section 1.5(b) shall be allocated to the Obligations of US Borrowers and European Borrowers under Section

1.5(a) based on the relative contributions of US Borrowers and European Borrowers to Excess Cash Flow for the applicable Fiscal Year.

          (c)  Prepayments from Net Proceeds.

               (i) Immediately upon receipt by any US Credit Party of any Net Proceeds in excess of $250,000 during any Fiscal Year, Borrowers shall prepay the Loans in an amount equal to all such Net Proceeds. Notwithstanding the foregoing, US Credit Parties may reinvest all such Net Proceeds, within 180 days, in productive replacement fixed assets of a kind then used or usable in the business of Borrowers. If US Credit Parties do not intend to so reinvest such Net Proceeds or if the period set forth in the immediately preceding sentence expires without US Credit Parties having reinvested, such Net Proceeds or if such Net Proceeds are of the type referred to in clause (ii) of the definition thereof, Borrowers shall prepay the Loans in an amount equal to such Net Proceeds or, to the extent that a portion of such Net Proceeds have been reinvested, the remainder of such Net Proceeds. Any such prepayment shall be made by the applicable Borrower and applied in accordance with Section l.5(e).

               (ii) Immediately upon receipt by any European Credit Party of Net Proceeds (other than from the sale of the German Property) in excess of $250,000 (or the Equivalent Amount in an Alternative Currency) during any Fiscal Year, Borrowers shall prepay the Loans in an amount equal to all such Net Proceeds. Notwithstanding the foregoing, European Credit Parties may reinvest all such Net Proceeds (other than from the sale of the German Property), within 180 days, in productive replacement fixed assets of a kind then used or usable in the business of Borrowers. If European Credit Parties do not intend to so reinvest such Net Proceeds or if the period set forth in the immediately preceding sentence expires without European Credit Parties having reinvested such Net Proceeds or if such Net Proceeds are of the type referred to in clause
(ii) of the definition thereof, Borrowers shall prepay the Loans in an amount equal to such Net Proceeds or, to the extent that a portion of such Net Proceeds have been reinvested, the remainder of such Net Proceeds. Any such prepayment shall be made by the applicable Borrower and applied in accordance with Section 1.5(e); provided, that upon receipt by any European Credit Party of Net Proceeds from the sale of the German Property during any Fiscal Year, European Borrowers shall prepay pro rata the remaining Scheduled Installments of the European Term Loan A.

          (d) Prepayments from Issuance of Stock. Immediately upon receipt by any Credit Party of proceeds of the issuance or reissuance of any Stock, other than the Excluded Stock Proceeds, the Borrowers shall prepay the Loans on the date of receipt of the proceeds thereof in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs, fees and expenses with respect to legal, investment banking, underwriting, brokerage, accounting and other professional services paid to non-Affiliates in connection therewith. Any such prepayment shall be made by the applicable Borrowers and applied in accordance with Section 1.5(e). "Excluded Stock Proceeds" shall mean
(i) proceeds from the exercise of any stock options granted to directors, officers and employees pursuant to the Stock Option Plan or any other stock option or bonus plan, (ii) proceeds from the issuance of Stock pursuant to
Section 3.3(d), (e), (n) or (o), and (iii) proceeds of the issuance of Stock of not more than $5,000,000 in the aggregate by Ultimate Holdco to any Person who holds Stock in

Ultimate Holdco on the Closing Date and at the time of such issuance; provided that no Default or Event of Default has occurred and is continuing.

          (e) Application of Proceeds. Any prepayments pursuant to Sections 1.5(b), (c) or (d) shall be made by the applicable Borrowers and applied as follows: (i) with respect to Excess Cash Flow allocated to any European Borrower or Net Proceeds or proceeds of business interruption insurance received by any European Credit Party or proceeds of the issuance or reissuance of Stock received by any European Credit Party, first, to prepay pro rata the remaining Scheduled Installments of the European Term Loan A until prepaid in full; and second, to prepay the principal balance of the European Revolving Credit Advances until the same have been paid in full, and (ii) with respect to Excess Cash Flow or proceeds of business interruption insurance allocated to any US Borrower or Net Proceeds received by any US Credit Party or proceeds of the issuance or reissuance of Stock received by any US Credit Party, first, to prepay pro rata the remaining Scheduled Installments of each of the US Term Loans until prepaid in full; second, to prepay pro rata the remaining Scheduled Installments of the European Term Loan A until prepaid in full; third to prepay the principal balance of the US Revolving Credit Advances until paid in full; and last, to prepay the European Revolving Credit Advances until the same have been paid in full. None of the Revolving Loan Commitments shall be permanently reduced by the amount of any such prepayments. Notwithstanding the foregoing, each of the US Term B Lenders may, in the event of a prepayment pursuant to Sections 1.5(b), (c) or (d), waive the application of any such prepayment to the outstanding principal amount of the US Term Loan B under this Section 1.5(e) by providing written notice of such waiver to Administrative Agent (duly executed by such US Term B Lender) prior to the application by Administrative Agent of such prepayment, in which case the amount of such prepayment intended to prepay US Term Loan B shall be applied to prepay pro rata the remaining Scheduled Installments of US Term Loan A.

     1.6 Maturity. All of the Obligations shall become due and payable as otherwise set forth herein, but in any event all of the remaining Obligations shall become due and payable upon termination of this Agreement. Until the Termination Date, Authorized Agents shall be entitled to retain the security interests in the Collateral granted under the Collateral Documents and the ability to exercise all rights and remedies available to them under the Loan Documents and applicable laws. Notwithstanding anything contained in this Agreement to the contrary, upon any termination of the US Revolving Loan Commitment or the European Revolving Loan Commitment, all of the Obligations shall be due and payable except for the US Term Loan B which shall be due and payable on June 30, 2009 or earlier pursuant to Section 6.3.

     1.7 Loan Accounts. Each Appropriate Agent shall maintain a loan account (each, a "Loan Account") on its books to record: all Advances and the Term Loan for which it is Agent, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Accounts shall be made in accordance with Appropriate Agent's customary accounting practices as in effect from time to time. The balance in the applicable Loan Account, as recorded on Appropriate Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agents and Lenders by Borrowers; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay the Obligations. Each Appropriate Agent shall render to Appropriate Borrower

Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to each Borrower for the immediately preceding month. Unless Appropriate Borrower Representative notifies Appropriate Agent and Administrative Agent, if different, in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall, absent manifest error, be deemed final, binding and conclusive on Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the applicable Loan Account as evidence of the amount of Obligations from time to time owing to it.

     1.8  Yield Protection; Illegality.

          (a) Capital Adequacy and Other Adjustments. In the event that any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time within fifteen
(15) days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Appropriate Agent) pay to Appropriate Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Appropriate Borrower Representative and Appropriate Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

          (b) Increased IBOR Funding Costs; Illegality. Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law, rule, regulation, treaty or directive (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to continue to fund or maintain any IBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such IBOR Loan at another branch or office of that Lender without, in that Lender's reasonable opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Appropriate Borrower Representative through Appropriate Agent, (i) the obligation of such Lender to agree to make or to continue to fund or maintain IBOR Loans shall terminate,
(ii) each US Borrower shall forthwith prepay in full all outstanding IBOR Loans owing by such US Borrower to such Lender, together with interest accrued thereon, unless with respect to US Revolving Credit Advances and US Term Loans that are IBOR Loans, US Borrower Representative on behalf of such US Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all IBOR Loans into Index Rate Loans, and (iii) each

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

European Borrower shall forthwith prepay in full all outstanding IBOR Loans owing by such European Borrower to such Lender, together with interest accrued thereon. If, after the date hereof, the introduction of, change in or interpretation of any law, rule, regulation, treaty or directive would impose or increase reserve requirements (other than as taken into account in the definition of IBOR) or otherwise increase the cost to any Lender of making or maintaining an IBOR Loan, then US Borrowers or European Borrowers, as applicable, shall from time to time within twenty (20) days after notice and demand from Appropriate Agent to Appropriate Borrower Representative (together with the certificate referred to in the next sentence) pay to Appropriate Agent, for the account of all such affected Lenders, additional amounts sufficient to compensate such Lenders for such increased cost. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by Appropriate Agent on behalf of all such affected Lenders to Appropriate Borrower Representative shall, absent manifest error, be final, conclusive and binding for all purposes.

          (c) Each Lender shall notify Appropriate Borrower Representative of any event that will entitle such Lender to compensation under this Section 1.8 as promptly as practicable, but in any event within 120 days after such Lender obtains actual knowledge thereof; provided, however, that (i) if any Lender fails to give such notice within 120 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 1.8 in respect of any Costs resulting from such event, only be entitled to payment under this Section 1.8 for amounts or losses incurred from and after the date 120 days prior to the date that such Lender does give such notice.

     1.9  Taxes.

          (a) No Deductions. Any and all payments or reimbursements made hereunder or under the Notes shall be made free and clear of and without deduction for any and all charges, taxes, levies, imposts, deductions or withholdings, and all liabilities with respect thereto of any nature whatsoever imposed by any taxing authority, excluding such taxes to the extent imposed on an Agent's or a Lender's net income by the jurisdiction in which such Agent or such Lender is organized. If any Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to any Lender or any Agent, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, such Lender or such Agent receives an amount equal to the sum it would have received had no such deductions been made.

          (b) Changes in Tax Laws. In the event that, subsequent to the Closing Date, (1) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (2) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (3) compliance by any Agent or any Lender with any request or directive (whether or not having the force of law) from any Governmental Authority:

               (i) does or shall subject any Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or Letters of Credit issued hereunder, or change the basis of taxation of payments to such Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment fees or other fees or Fees payable hereunder or changes in the rate of tax on the overall net income of such Agent or such Lender); or

               (ii) does or shall impose on any Agent or any Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein;

and the result of any of the foregoing is to increase the cost to any such Agent or any such Lender of issuing any Letter of Credit or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrowers shall promptly pay to such Agent or such Lender, upon its demand, any additional amounts necessary to compensate such Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by such Agent or such Lender with respect to this Agreement or the other Loan Documents. If such Agent or such Lender becomes entitled to claim any additional amounts pursuant to this Section 1.9(b), it shall promptly notify Appropriate Borrower Representative of the event by reason of which such Agent or such Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Agent or such Lender to Appropriate Borrower Representative (with a copy to Appropriate Agent) shall, absent manifest error, be final, conclusive and binding for all purposes.

          (c) Foreign Lenders. Each US Lender organized under the laws of a jurisdiction outside the United States and each European Lender organized under the laws of a jurisdiction outside of Denmark, shall, on or prior to the date of its execution and delivery of this Agreement in the case of each initial Lender hereunder, and on the date of the Assignment Agreement pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by a Borrower or the Appropriate Agent (but only so long thereafter as such Lender remains lawfully able to do so), provide the Appropriate Agent and Appropriate Borrower Representative with: (i) in the case of such a US Lender, a properly completed and executed IRS Form W-8BEN or Form W-8ECI or other applicable form, certificate or document prescribed by the IRS of the United States certifying as to such US Lender's entitlement an exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, and (ii) in the case of any such European Lender organized under the laws of a jurisdiction outside of Denmark, such valid and fully completed forms, as are required by the applicable tax authority of Denmark, indicating that such European Lender is entitled to benefits under an income tax treaty to which the country within which such European Borrower is resident is a party that reduces the rate of interest-withholding tax on payments under this Agreement or the Notes (each a "Certificate of Exemption"). No such Person may become a Lender hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender as provided above. In addition, each of the foregoing Lenders agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous Certificate of Exemption obsolete or inaccurate in any material respect, it will deliver to the Appropriate Agent and the Appropriate Borrower Representative a new, accurate, complete and executed Certificate of Exemption and such other forms as may be required in order to confirm the entitlement of such Lender to a continued exemption from United States withholding tax or other interest-withholding tax, as applicable, with respect to payments under this Agreement or any Note, or it shall promptly upon actual knowledge thereof notify the Appropriate Agent and the Appropriate Borrower Representative of its inability to deliver any such Certificate of Exemption. No Borrower shall be required to indemnify any Lender, or pay any additional amounts to any Lender, in respect of United States withholding tax or Danish withholding tax, as applicable, pursuant to Section 1.9(a) to the extent that
(y) the obligation to withhold such amounts existed on the date such Lender became a party to this Agreement; provided however, that this clause (y) shall not apply to the extent that (I) the indemnity payments or additional amounts any Lender would be entitled to receive (without regard to this clause (y)) do not exceed the indemnity payments or additional amounts that the Person making the assignment or transfer to such Lender would have been entitled to receive in the absence of such assignment or transfer, or (II) such assignment or transfer had been requested by any Borrower, or (z) the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with the provisions of this Section 1.9(c).

          (d) Each Lender shall notify Appropriate Borrower Representative of any event that will entitle such Lender to compensation under this Section 1.9 as promptly as practicable, but in any event within 120 days after such Lender obtains actual knowledge thereof; provided however, that (i) if any Lender fails to give such notice within 120 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this
Section 1.9 in respect of any costs result from such event, only be entitled to payment under this Section 1.9 for amounts or losses incurred from and after the date 120 days prior to the date that such Lender does give such notice.

     1.10 Limitations on Obligations of European Credit Parties.
Notwithstanding anything set forth in this Agreement or any other Loan Document to the contrary, other than as may be required under Section 2.7(d), no European Credit Party shall at any time be liable for any portion of the principal of the US Term Loans or US Revolving Loan or any interest thereon or Fees payable with respect thereto (and the US Credit Parties are liable for such Obligations), and no assets of any European Credit Party shall at any time serve, directly or indirectly, as security for any portion of the principal of the US Term Loans or US Revolving Loan or any interest thereon or any Fees payable with respect thereto.

     1.11 Borrower Representatives. Each US Borrower hereby designates TPI as its representative and agent on its behalf for the purposes of issuing any Notice of US Revolving Credit Advances and Notice of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any US Borrower or US Borrowers under the Loan Documents. US Borrower Representative hereby accepts such appointment. Each European Borrower hereby designates TWHC as its representative and agent on its behalf for the purposes of issuing any Notice of European Revolving Credit Advances and Notice of Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any European Borrower or European Borrowers under the Loan Documents. European Borrower Representative hereby accepts such appointment. Each Agent and each Lender may regard any notice or other communication pursuant to any

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

Loan Document from any Appropriate Borrower Representative as a notice or communication from all applicable Borrowers. Each Borrower agrees that each warranty, covenant, agreement and undertaking made on its behalf by Appropriate Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as it if the same had been made directly by such Borrower.

     1.12 Single Loan. All Loans to each US Borrower and all of the other Obligations of each US Borrower arising under this Agreement and the other Loan Documents, including its obligations as a Guarantor, shall constitute one general obligation of that US Borrower secured, until the Termination Date, by the Collateral pledged by the US Credit Parties to secure such Obligations pursuant to the Collateral Documents (it being understood that, subject to the provisions of Section 2.7(d), pursuant to the Collateral Documents only 65% of the Stock of TWHC is pledged to secure such Obligations). All Loans to each European Borrower and all of the other Obligations of each European Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of that European Borrower secured, until the Termination Date, by all of the Collateral pursuant to the Collateral Documents.

                                   SECTION 2.
                              AFFIRMATIVE COVENANTS
                              ---------------------

          Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

     2.1 Compliance With Laws and Contractual Obligations. Each Credit Party will (a) comply with and shall cause each of its Subsidiaries to comply with (i) the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, Charges, laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which any Credit Party or any of its Subsidiaries is now doing business or may hereafter be doing business and
(ii) the obligations, covenants and conditions contained in all Contractual Obligations of such Credit Party or any of its Subsidiaries other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (b) maintain or obtain and shall cause each of its Subsidiaries to maintain or obtain all licenses, qualifications and permits now held or hereafter required to be held by such Credit Party or any of its Subsidiaries, for which the loss, suspension, revocation or failure to obtain or renew, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. This Section
2.1 shall not preclude any Credit Party or its Subsidiaries from contesting any taxes or other payments, if they are being diligently contested in good faith in a manner which stays enforcement thereof and if appropriate expense provisions have been recorded in conformity with GAAP. Each Credit Party represents and warrants that it (i) is in compliance and each of its Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority and the obligations, covenants and conditions contained in all Contractual Obligations other than those laws, rules, regulations, orders and provisions of such

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

Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (ii) maintains and each of its Subsidiaries maintains all licenses, qualifications and permits referred to above, except where the failure to do so could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

     2.2 Maintenance of Properties; Insurance. Each Credit Party will maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of such Credit Party and its Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Each Credit Party will maintain or cause to be maintained, with financially sound and reputable insurers, public liability and property damage insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Administrative Agent and will deliver evidence thereof to Administrative Agent. Each European Credit Party will maintain business interruption insurance providing coverage for a period of at least six (6) months and in an amount not less than $12,000,000, and each US Credit Party will maintain business interruption insurance providing coverage for a period of at least six (6) months and in an amount not less than $11,000,000. Each Credit Party shall cause Administrative Agent (or with respect to any European Credit Party, the European Security Agent), pursuant to endorsements and/or assignments in form and substance reasonably satisfactory to such Agent, to be named as lender's loss payee in the case of casualty insurance, additional insured in the case of all liability insurance and assignee in the case of all business interruption insurance, in each case for the benefit of Agents and Lenders. Each Credit Party represents and warrants that it and each of its Subsidiaries currently maintains all material properties as set forth above and maintains all insurance described above. In the event any Credit Party fails to provide Administrative Agent with evidence of the insurance coverage required by this Agreement, Administrative Agent (or with respect to any European Credit Party, the European Loan Agent or the European Security Agent) may purchase such insurance at such Credit Party's expense to protect such Agent's interest in the Collateral. This insurance may, but need not, protect such Credit Party's interests. The coverage purchased by any Agent may not pay any claim made by such Credit Party or any claim that is made against such Credit Party in connection with the Collateral. Such Credit Party may later cancel any insurance purchased by any Agent, but only after providing such Agent with evidence that such Credit Party has obtained insurance as required by this Agreement. If any Agent purchases insurance for the Collateral, such Credit Party will be responsible for the costs of that insurance, including interest and other Charges imposed by such Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations, as provided in Section l.4(d). The costs of the insurance may be more than the cost of insurance such Credit Party is able to obtain on its own.

     2.3 Inspection; Lender Meeting. Each Credit Party shall permit any authorized representatives of the Administrative Agent, the European Loan Agent and the European Security Agent (the "Authorized Agents") to visit, audit and inspect any of the properties of such Credit Party and its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and certified public accountants, (a) prior to the occurrence and during the continuance of an Event of Default, no more than twice each Fiscal Year (or more frequently as may be mutually agreed on by Administrative Agent and Borrower Representative), at such reasonable times during normal business hours, in each case, upon 2 Business Day's prior notice, and (b) after the occurrence and during the continuance of an Event of Default, without notice and as often as Administrative Agent determines to be appropriate. Representatives of each Lender will be permitted to accompany representatives of any Authorized Agent during each visit, inspection and discussion referred to in the immediately preceding sentence. Without in any way limiting the foregoing, each Credit Party will participate and will cause key management personnel of each Credit Party and its Subsidiaries to participate in a meeting with Authorized Agents and Lenders at least once during each year, which meeting shall be held at such time and such place as may be reasonably requested by Administrative Agent.

     2.4 Organizational Existence. Except as otherwise permitted by Section 3.6, each Credit Party will and will cause its Subsidiaries to at all times preserve and keep in full force and effect its organizational existence and all rights and franchises material to its business.

     2.5 Environmental Matters. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are required to comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify each Agent promptly after such Credit Party or any Person within its control becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities to a Credit Party or its Subsidiaries in excess of $500,000; and (d) promptly forward to Administrative Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party or any Person within its control in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $500,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If any Authorized Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Person under its control or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party and its Subsidiaries shall, upon such Agent's written request (i) cause the performance of such environmental audits including subsurface sampling, of soil and groundwater, and preparation of such environmental reports, at Borrowers' expense, as such Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to such Agent and shall be in form and substance reasonably acceptable to such Agent, and (ii) permit each Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Administrative Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Appropriate Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

     2.6 Landlords' Agreements, Mortgagee Agreements and Bailee Letters. Each US Credit Party and Designated European Credit Party shall use reasonable efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Administrative Agent (and, with respect to any Designated European Credit Party, the European Loan Agent). With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if Administrative Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date (or, if later, as of the date such location is acquired or leased), the Eligible Inventory at that location shall, in Administrative Agent's discretion, be subject to such Reserves as may be established by Administrative Agent in its reasonable credit judgment. After the Closing Date, no real property or warehouse space shall be leased by any US Credit Party or Designated European Credit Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Administrative Agent (which consent, shall not be unreasonably withheld, but which consent, in Administrative Agent's discretion, may be conditioned upon the exclusion from the Borrowing Base of Eligible Inventory at that location or the establishment of Reserves acceptable to Administrative Agent) or, unless and until a reasonably satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall and shall cause its Subsidiaries to timely and fully pay and perform their obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

     2.7  Further Assurances.

          (a) Each Credit Party (except as noted in the following sentence) shall, from time to time, execute such guaranties, financing statements, documents, security agreements and reports as any Authorized Agent or Requisite Lenders at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations contemplated by the Loan Documents. If at any time TIL has assets with a fair market value greater than $250,000 (or the Equivalent Amount in an Alternative Currency), TIL, at its cost and expense, shall promptly upon the request of any Authorized Agent execute and deliver, or cause to be executed and delivered, to the European Security Agent (i) a Guaranty in form and substance satisfactory to the Administrative Agent and the European Loan Agent, guaranteeing the Obligations of the European Borrowers hereunder and under the other Loan Documents, and (ii) Collateral Documents in form and substance satisfactory to Authorized Agents, granting to the European Security Agent a Lien over TIL's properties and assets to secure the Obligations of the European Credit Parties, to the extent such Guaranty or Collateral Document is not prohibited by the Laws of the United Kingdom.

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

          (b) In the event any Credit Party acquires after the Closing Date a fee simple interest for a purchase price in excess of $250,000, or a leasehold interest in real property having annual rental or lease payments of greater than $250,000, such Credit Party shall deliver to Administrative Agent or European Security Agent, as applicable, a fully executed mortgage or deed of trust over such real property in form and substance satisfactory to Administrative Agent, together with such title insurance policies, surveys, appraisals, evidence of insurance, legal opinions, environmental assessments and other documents and certificates as shall be reasonably required by Administrative Agent (or with respect to any European Credit Party, Administrative Agent and European Security Agent).

          (c) Each US Credit Party shall (i) cause each Person, upon its becoming a Domestic Subsidiary of such US Credit Party (provided that this shall not be construed to constitute consent by any of the Lenders to any transaction not expressly permitted by the terms of this Agreement), promptly to guaranty the Obligations and to grant to Administrative Agent, for the benefit of Administrative Agent and Lenders, a security interest in the real, personal and mixed property of such Person to secure the Obligations, (ii) pledge, or cause to be pledged, to Administrative Agent, for the benefit of Administrative Agent and Lenders, all of the Stock of such Subsidiary to secure the Obligations and
(iii) enter into blocked account agreements in form and substance approved by the Administrative Agent. The documentation for such guaranty, security and pledge shall be substantially similar to the Loan Documents executed concurrently herewith with such modifications as are reasonably requested by Administrative Agent.

          (d) To the extent that no incremental income tax liability (other than de minimus incremental income tax liability) would result from consolidating any European Credit Party's financial statements with the US Credit Parties for US tax-reporting purposes, then at the request of the Administrative Agent or the Required Lenders, Ultimate Holdco shall cause each such European Credit Party to execute and deliver to the Administrative Agent
(a) a Guaranty in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the Obligations of the US Borrowers hereunder and under the other Loan Documents, and (b) Collateral Documents in form and substance reasonably satisfactory to the Agents, granting to the European Security Agent a Lien over such European Credit Party's properties and assets, in each case, to the extent such European Credit Party has, or is required to have, entered into a Guaranty or a Collateral Document with respect to the Obligations of the European Credit Parties, and to the extent such Guaranty or Collateral Document is not prohibited by the law of the jurisdiction of formation of such European Credit Party, and shall cause the pledge of all Stock of such European Credit Party to the Administrative Agent to secure all of the Obligations to the extent only a portion of such Stock was previously pledged to the Administrative Agent to secure the Obligations of the US Credit Parties.

          (e) Each European Credit Party, at its cost and expense, shall promptly upon the request of either Agent execute and deliver, or cause to be executed and delivered, to the European Security Agent (a) a Guaranty in form and substance satisfactory to the Administrative Agent and the European Loan Agent, guaranteeing the Obligations of the European Borrowers hereunder and under the other Loan Documents, and (b) Collateral Documents in form and substance satisfactory to Agents, granting to the European Security Agent a Lien over such European Credit Party's properties and assets to secure the Obligations of the European Credit Parties, to the extent such Guaranty or Collateral Document is not prohibited by the law of the

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

jurisdiction of formation of such European Credit Party. The Administrative Agent may make any such request (i) after the occurrence and during the continuance of a Default or Event of Default, in its sole and absolute discretion and (ii) so long as no Default or Event of Default has occurred and is continuing, (x) in the exercise of reasonable credit judgment and taking into consideration the costs associated therewith in relation to the value or importance of such Guaranty or Collateral (it being understood that it is the intent of the parties that the Obligations of the European Credit Parties shall be secured by substantially all of the assets and properties of the European Credit Parties) or (y) with respect to any European Credit Party having assets with a fair market value greater than $1,500,000 (or the Equivalent Amount in an Alternative Currency). The security interests required to be granted pursuant to this Section 2.7 shall be valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens, except Permitted Encumbrances. The Collateral Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times, and such other actions shall be taken, as are required by law to establish, perfect, preserve and protect the Liens, in favor of the European Security Agent, required to be granted pursuant to such documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the European Credit Parties. At the time of the execution and delivery of the additional documents, the European Credit Parties shall cause to be delivered to the Agents such opinions of counsel, mortgage policies, title surveys, real estate appraisals, certificates of title, stock certificates and other related documents as may be reasonably requested by the Administrative Agent or the European Loan Agent to assure themselves that this Section 2.7 has been complied with.

     2.8 Interest Rate Agreement. Borrowers shall maintain Interest Rate Agreements providing for interest rate protection as currently in effect with respect to $60,000,000 of the Term Loans for a term expiring no earlier than March 31, 2006.

     2.9 Escrow. All Escrow Material shall be deposited with and at all times held by the Escrow Agent pursuant to the Escrow Agreement.

     2.10 Currency Risk Management Policy. Ultimate Holdco will maintain until the Termination Date, a currency risk management policy in accordance with the guidelines set out in Annex G (the "Currency Risk Management policy").

     2.11 Post-Closing Date Matters. Credit Parties shall deliver the documents listed on Schedule A to the Post Closing Agreement, and take of all actions set forth on Schedule A to the Post Closing Agreement to the satisfaction of Appropriate Agent on or before the date specified for such delivery or action.

                                   SECTION 3.
                               NEGATIVE COVENANTS
                               ------------------

          Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

     3.1 Indebtedness. The Credit Parties shall not and shall not cause or permit their Subsidiaries directly or indirectly to create, incur, assume, or otherwise become or remain

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

directly or indirectly liable with respect to any Indebtedness (other than pursuant to a Contingent Obligation permitted under Section 3.4) except:

          (a)  the Obligations;

          (b) Indebtedness evidenced by the Subordinated Notes Documents in an aggregate principal amount not to exceed $150,000,000, in the aggregate at any time outstanding;

          (c) Indebtedness not to exceed $1,000,000 in the aggregate at any time outstanding secured by purchase money Liens or incurred with respect to Capital Leases and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, any Agent or any Lender, as determined by Administrative Agent, than the terms of the Indebtedness being refinanced, amended or modified;

          (d)  Existing Indebtedness (including intercompany loans) described in
Schedule 3.1 outstanding as of the Closing Date and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, any Agent or any Lender, as determined by Administrative Agent, than the terms of the Indebtedness being refinanced, amended or modified;

          (e) Indebtedness consisting of intercompany loans and advances made by any US Borrower to the other US Borrower; provided that: (i) each US Borrower shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Administrative Agent; (ii) the obligations of each US Borrower with respect to such intercompany loans and advances shall be subordinated to the Obligations pursuant to Section 9.23; and (iii) at the time any such intercompany loan or advance is made, each US Borrower shall be Solvent;

          (f) Indebtedness consisting of intercompany loans and advances made by any European Borrower to the other European Borrower or any other European Credit Party which is a Subsidiary of such European Borrower; provided that: (i) each European Borrower shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to European Loan Agent; (ii) the obligations of each European Borrower with respect to such intercompany loans and advances shall be subordinated to the Obligations pursuant to Section 9.23;
(iii) no Event of Default shall have occurred and be continuing as of the date any such proposed intercompany loan or advance is to be made; and (iv) the aggregate amount of such intercompany loans or advances made by the European Borrowers to their respective Subsidiaries outstanding at any time shall not exceed the following amounts: (x) with respect to Subsidiaries formed under clause (ii) of Section 3.6(b), $3,500,000 (or the Equivalent Amount in an Alternative Currency) at any time during Fiscal Year in which such Subsidiary was formed, and (y) with respect to any other Subsidiaries, $3,500,000 (or the Equivalent Amount in an Alternative Currency), in each case, or such higher amount up to but not exceeding $7,500,000

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

as the Administrative Agent (after consultation with European Loan Agent) shall approve in writing;

          (g) Indebtedness consisting of intercompany loans and advances, made by any US Borrowers to either European Borrower; provided that: (i) each US Borrower shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Administrative Agent; (ii) the obligations of each European Borrower with respect to such intercompany loans and advances shall be subordinated to the Obligations pursuant to Section 9.23; (iii) no Event of Default shall have occurred and be continuing as of the date such proposed intercompany loan or advance is to be made; (iv) after giving effect to such intercompany loans and advances (other than any such intercompany loans or advances the proceeds of which are used simultaneously to make mandatory prepayments of the Loans hereunder), the US Borrowing Availability shall be equal to or in excess of $5,000,000; and (v) the aggregate amount of such intercompany loans or advances made by the US Borrowers to European Borrowers in any Fiscal Year, together with the aggregate amount of any capital contributions made by US Borrower to European Borrowers, shall not exceed $5,000,000 in the aggregate at any time (excluding any intercompany loans or advances permitted under Section 3.1(q));

          (h) Indebtedness consisting of intercompany loans and advances made by any European Borrower to either US Borrower; provided that: (i) each European Borrower shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Administrative Agent; (ii) the obligations of each US Borrower with respect to such intercompany loans and advances shall be subordinated to the Obligations pursuant to Section 9.23; and (iii) no Event of Default shall have occurred and be continuing as of the date such proposed intercompany loan or advance is to be made;

          (i) Indebtedness under Interest Rate Agreements, Interest Hedge Agreements and Foreign Exchange Agreements entered into in the ordinary course of business; provided that such agreements (i) are designed solely to protect Credit Parties against fluctuations in foreign currency exchange rates or interest rates and (ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

          (j) unsecured Indebtedness incurred by Credit Parties, not to exceed $1,000,000 in the aggregate outstanding at any time;

          (k) unsecured Subordinated Debt (other than the Subordinated Debt permitted by clause (b) above and clause (m) below) incurred by Credit Parties, not to exceed at any time $1,000,000 in the aggregate;

          (l) Indebtedness of European Credit Parties (other than European Borrowers) to banks arising out of overdrafts of deposit accounts, which overdrafts are supported by Letters of Credit issued pursuant to this Agreement and the amount of which Indebtedness does not exceed the amount of the Letter of Credit issued in support thereof;

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

          (m) Subordinated Debt evidenced by promissory notes, which shall be in the form attached as Exhibit 3.1(m), issued by Ultimate Holdco to former managers and employees of Ultimate Holdco or its Subsidiaries (or their Family Members (as defined in the Stockholders Agreement) or their estates or beneficiaries under their estates) representing the unpaid repurchase, redemption, acquisition, or cancellation price for Stock of Ultimate Holdco, or the price to effect the termination of options to purchase Stock of Ultimate Holdco, in each case, owned by such former managers and employees of Ultimate Holdco and its Subsidiaries (or their Family Members or their estates or beneficiaries under their estates) and repurchased, redeemed, acquired, cancelled or terminated in compliance with Section 3.5(b);

          (n) The Additional Indebtedness; provided that (i) no Event of Default has occurred and is continuing as of the date that such Additional Indebtedness is incurred; (ii) the Senior Leverage Ratio and Leverage Ratio shall not exceed 2.5 and 4.0, respectively, immediately after giving effect to the incurrence of such Additional Indebtedness, (iii) immediately after giving effect to the incurrence of such Additional Indebtedness, the outstanding principal amount of the Loans (including Letters of Credit that have been drawn upon) shall not exceed $290,000,000, and the sum of the principal amount of such Loans and the Subordinated Notes (including Additional Subordinated Notes, if any) shall not exceed $470,000,000 in the aggregate, (iv) the Credit Parties shall be in compliance with (x) the Subordinated Notes Indenture and each other material agreement by which such Credit Party is bound and (y) the financial covenants set forth in Sections 4.2 through 4.5, as of the last day of the most recent Fiscal Quarter ending more than 45 days prior to the date on which such Additional Indebtedness was incurred, on a pro forma basis assuming that such Additional Indebtedness was incurred on the first day of that Fiscal Quarter, and (v) the Loans hereunder shall continue to be rated "B+" or better by S&P and "B1" or better by Moody's taking into account the incurrence of such Additional Indebtedness as evidenced by ratings letters received from such rating agencies not more than 30 days prior to the incurrence of such Additional Indebtedness.

          (o) Indebtedness consisting of intercompany loans and advances made by any US Borrower to any Domestic Subsidiary of Holdco (other than the US Borrowers); provided that: (i) each US Borrower shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Administrative Agent; (ii) the obligations of such Domestic Subsidiary with respect to such intercompany loans and advances shall be subordinated to the Obligations of such Domestic Subsidiary in its capacity as Guarantor pursuant to
Section 9.23; (iii) at the time any such intercompany loan or advance is made, each US Borrower shall be Solvent; and (iv) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; and (v) (A) the aggregate amount of such intercompany loans or advances made by the US Borrowers to such Domestic Subsidiaries outstanding at any time shall not exceed $1,000,000 and (B) in addition to the preceding clause (a) the aggregate amount of such intercompany loans or advances made by the US Borrowers to such Domestic Subsidiaries outstanding at any time in the case of intercompany loans made to build, own and operate a new manufacturing plant (as permitted under Section 3.6(b)(iv) shall not exceed $2,000,000;

          (p) Indebtedness consisting of intercompany payables from any Credit Party to another Credit Party incurred in the ordinary course of business; provided that the total intercompany payables of direct or indirect Subsidiaries of TWHC (other than DF) that are payable to any other Credit Party and have been outstanding in excess of 365 days from the due date of such intercompany payable (which due date shall not be later than 180 days following the date such intercompany payable was incurred), shall not exceed $2,000,000 in the aggregate at any time; and

          (q) Indebtedness consisting of intercompany loans and advances of any indemnity or other payments received by Intermediate Holdco pursuant to the Merger Agreement made by (i) Intermediate Holdco, or (ii) any Credit Party to which such indemnity or other payments have been contributed, in each case, to the Credit Party which has incurred the obligation or liability with respect to which such payment has been made under the Merger Agreement; and

          (r) Indebtedness consisting of intercompany loans and advances made by Spanish Holdco to DF; provided that, (i) DF shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to European Loan Agent, (ii) the obligations of DF with respect to such intercompany loans and advances shall be subordinated to the obligations pursuant to Section 9.23, (iii) no Event of Default shall have occurred and be continuing as of the date such proposed intercompany loan or advance is to be made, and (iv) the aggregate amount of such intercompany loans or advances made by Spanish Holdco to DF in any Fiscal Year shall not exceed the amounts of the distributions made in such Fiscal Year pursuant to Section 3.5(h).

     3.2  Liens and Related Matters

          (a) No Liens. Except as set forth on Schedule 3.2, the Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset of such Credit Party or any such Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, except (i) Permitted Encumbrances, (ii) subleases entered into in the ordinary course of business by any Credit Party as lessor with respect to excess or unused real property leased by such Credit Party; (iii) leases entered into in the ordinary course of business by any Credit Party as lessor with respect to any excess or unused real property owned by such Credit Party; and (iv) Liens not otherwise permitted hereunder securing obligations of any Credit Party not exceeding $250,000 in the aggregate at any one time.

          (b) No Negative Pledges. Except as set forth on Schedule 3.2, the Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, except (a) the Subordinated Notes Documents and (b) Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

          (c) No Restrictions on Subsidiary Distributions to Borrowers. Except as provided herein and as provided in the Subordinated Notes Documents, the Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiary's Stock owned by any Borrower or any other Subsidiary;
(ii) pay any

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

Indebtedness owed to any Borrower or any other Subsidiary; (iii) make loans or advances to any Borrower or any other Subsidiary; or (iv) except for restrictions on the transfers of specific assets subject to Capital Leases or other leases or purchase money obligations, transfer any of its property or assets to any Borrower or any other Subsidiary.

     3.3 Investments. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly make or own any Investment in any Person except:

          (a) Borrowers may make and own Investments in Cash Equivalents subject to a first priority perfected security interest in favor of Administrative Agent or European Security Agent (including pursuant to Control Letters); provided that such Cash Equivalents are not subject to setoff rights;

          (b) The Credit Parties may make intercompany loans to other Credit Parties to the extent permitted under Section 3.1;

          (c) Credit Parties may make (i) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $100,000 to any employee and not to exceed $200,000 in the aggregate at any time outstanding and (ii) the Officer Loans;

          (d) US Borrowers may make capital contributions to their wholly owned Domestic Subsidiaries; provided that such capital contributions shall not exceed $1,000,000 in any Fiscal Year;

          (e) European Borrowers may make capital contributions to their respective Subsidiaries (and Tempur Deutschland GmbH may make capital contributions to its Subsidiaries) which do not in the aggregate exceed in any Fiscal Year the following amounts: (x) with respect to Subsidiaries formed in such Fiscal Year under clause (ii) of Section 3.6(b), $2,000,000 (or the Equivalent Amount in an Alternative Currency), and (y) with respect to any other Subsidiaries, $2,000,000 (or the Equivalent Amount in an Alternative Currency), in each case, or such higher amount up to but not exceeding $7,500,000 as the Administrative Agent (after consultation with European Loan Agent) shall approve in writing; provided that capital contributions made in compliance with Section 3.3(n) shall not be considered for purposes of calculating compliance with this clause (iv);

          (f) Each Credit Party may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors (excluding Affiliates) to such Credit Party pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts with such Credit Party in the ordinary course of business;

          (g) Each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date;

          (h) Other investments not exceeding $1,000,000 in the aggregate at any time outstanding;

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

          (i)  Investments existing on the Closing Date, as set forth on
Schedule 3.3 and any renewals, amendments and replacements thereof that do not increase the amount thereof;

          (j) Investments consisting of securities, promissory notes or other non-cash consideration received as proceeds of Asset Dispositions permitted by
Section 3.7(b), (d) and (e);

          (k) Investments consisting of loans by Ultimate Holdco to employees of any Credit Party which are used solely by such employees to simultaneously purchase the Stock of Ultimate Holdco;

          (l) Investments consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security or similar legislation;

          (m) Investments consisting of pledges or deposits in connection with the non-delinquent performance of bids, trade contracts or leases, in each case, incurred in the ordinary course of business; and

          (n) (i) Intermediate Holdco may make capital contributions to Tempur France Sarl, and (ii) TWHC and DF may make capital contributions to each of their respective Subsidiaries; provided that, in each case (x) such capital contributions as received by such Subsidiary shall be used to pay down intercompany payables owed to any of Intermediate Holdco, DF or TWHC within 2 weeks of receipt of such capital contributions, (y) until applied pursuant to the foregoing clause (x), the proceeds of such capital contributions shall be held in a bank account subject to a first priority Lien in favor of the European Loan Agent and otherwise on terms satisfactory to the European Loan Agent, and
(z) the aggregate amount of such capital contributions made and not applied pursuant to the foregoing clause (x) at any one time shall not exceed $3,500,000 in the aggregate;

          (o) Any indemnity or other payments received by Intermediate Holdco pursuant to the Merger Agreement may be distributed by Intermediate Holdco to the Credit Party which has incurred the obligation or liability with respect to which such payment has been made under the Merger Agreement, which distribution may be made to such Credit Party through successive capital contributions to other Credit Parties or through intercompany loans or advances; and

          (p) Spanish Holdco shall promptly make capital contributions to TWHC, and TWHC shall promptly make capital contributions to DF, of any interest paid by DF to Spanish Holdco on any intercompany loans and advances permitted under
Section 3.l(r).

          (q) Intermediate Holdco and any European Credit Party may make capital contributions to any of their respective Subsidiaries comprised of notes receivable owing by such Subsidiary; provided that such notes are thereafter immediately cancelled by such Subsidiary.

     3.4 Contingent Obligations. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create or become or be liable with respect to any Contingent Obligation except:

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

          (a)  Letter of Credit Obligations;

          (b) Those resulting from Interest Rate Agreements entered into by any Borrower pursuant to Section 2.8;

          (c)  Those resulting from Indebtedness permitted under Section 3.1(i);

          (d) Those resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

          (e)  Those existing on the Closing Date and described in Schedule 3.4;

          (f) Those arising under indemnity agreements to title insurers to cause such title insurers to issue to any Authorized Agent mortgagee title insurance policies;

          (g) Those arising with respect to customary indemnification obligations incurred in connection with Asset Dispositions permitted hereunder;

          (h) Those incurred with respect to Indebtedness permitted by Section 3.1; provided that any such Contingent Obligation is subordinated to the Obligations to the same extent as the Indebtedness to which it relates is subordinated to the Obligations;

          (i) Any other Contingent Obligation not expressly permitted by clauses (a) through (h) above, so long as any such other Contingent Obligations, in the aggregate at any time outstanding, do not exceed $500,000; and

          (j) (A) Contingent Obligations to Dent-A-Med, Inc. pursuant to the Dent-A-Med Facility and (B) Contingent Obligations of Tempur UK, Ltd. to a third-party financial institution under a factoring and/or consumer financing or similar arrangement in form and substance satisfactory to Authorized Agents; provided that the amount of such Contingent Obligations do not exceed $6,000,000 in the aggregate outstanding at any time.

     3.5 Restricted Payments. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly declare, order, pay, make or set apart (in trust or otherwise) any sum for any Restricted Payment, except that:

          (a) Any Domestic Subsidiary may make payments and distributions to Ultimate Holdco that are used by Ultimate Holdco to pay federal and state income taxes then due and owing, franchise taxes and other similar expenses incurred in the ordinary course of business; provided that such Credit Party's aggregate contribution to taxes as a result of the filing of a consolidated or combined return by Ultimate Holdco shall not be greater, nor the aggregate receipt of tax benefits less, than they would have been had such Credit Party not filed a consolidated or combined return with Ultimate Holdco;

          (b) (i) Any Credit Party that is a direct Subsidiary of Holdco may pay dividends to Holdco, (ii) DF may pay dividends to TWHC and TWHS, (iii) TWHS may pay dividends to TWHC, (iv) TWHC may pay dividends to Spanish Holdco, (v) Spanish Holdco may pay dividends to Holdco, (vi) Holdco, Tempur France Sarl and Tempur Italia Srl may pay

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

dividends to Intermediate Holdco, and (vii) Intermediate Holdco may pay dividends to Ultimate Holdco, in each case, solely to the extent necessary, either individually or in the aggregate to permit Ultimate Holdco, and Ultimate Holdco may use such dividends (x) to effect the repurchase, redemption, acquisition, cancellation or other retirement for value of the Stock of Ultimate Holdco or to effect the termination of options to purchase Stock of Ultimate Holdco, in each case, held by former managers and employees of Ultimate Holdco or its Subsidiaries (or their Family Members (as defined in the Stockholders Agreement) or their estates or beneficiaries under their estates) upon the death, disability, retirement or termination of employment of any such former managers or employees, and (y) to make payments on the subordinated promissory notes referred to in Section 3.1(m); provided that (A) the sum of all such Restricted Payments under this Section 3.5(b) shall not exceed $500,000 in any Fiscal Year or $2,000,000 during the term of this Agreement and (B) no Event of Default exists at the time of such Restricted Payment or would occur as a result thereof;

          (c) (i) Any Credit Party that is a direct Subsidiary of Holdco may pay dividends to Holdco, (ii) DF may pay dividends to TWHC and TWHS, (iii) TWHS may pay dividends to TWHC, (iv) TWHC may pay dividends to Spanish Holdco, (v) Spanish Holdco may pay dividends to Holdco, (vi) Holdco, Tempur France Sarl and Tempur Italia Srl may pay dividends to Intermediate Holdco, and (vii) Intermediate Holdco may pay dividends to Ultimate Holdco, in each case, solely to the extent necessary to permit (x) Holdco, Intermediate Holdco, Spanish Holdco and/or Ultimate Holdco to pay, and Holdco, Intermediate Holdco, Spanish Holdco and/or Ultimate Holdco may pay, out-of-pocket general administrative costs and expenses incurred in the ordinary course of business, including accounting, legal and other professional fees, reimbursement of reasonable expenses of directors and executive compensation; provided that such dividend payments shall not exceed $500,000 in the aggregate in any Fiscal Year for all of the Credit Parties; and (y) Intermediate Holdco to make, and Intermediate Holdco may make, payments under the Employment Agreements and the agreements listed on Schedule 3.21;

          (d) Subsidiaries of a Borrower may make Restricted Payments pro rata to the Stockholders of such Subsidiary and Subsidiaries of Tempur Holding GmbH may make Restricted Payments to Tempur Holding GmbH;

          (e) Borrowers may make payments in respect of the Subordinated Notes to the extent holders of the Subordinated Notes are permitted to accept such payments by the terms of Article 12 of the Subordinated Notes Indenture;

          (f) Any Credit Party may make payments to another Credit Party in the ordinary course of business in respect of the Intercompany Obligations; provided that either (i) both before and after giving effect to such payments, no Default or Event of Default has occurred and is continuing and, with respect to payments by any US Credit Party to any European Credit Party, US Borrowing Availability is at least $5,000,000 or (ii) the Administrative Agent has otherwise consented in writing to such payments;

          (g) Ultimate Holdco may accrue (but not pay) dividends on the Preferred Stock; and

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

          (h) DF may make distributions to TWHC and TWHS, and TWHS may in turn make distributions to TWHC, and TWHC may in turn promptly make distributions to Spanish Holdco, in each case, for the purpose of enabling Spanish Holdco to promptly make the intercompany loans and advances referred to in Section 3.1(r).

     3.6 Restriction on Fundamental Changes. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly: (a) amend, modify or waive any term or provision of its organizational documents, including its articles of incorporation, certificates of designations pertaining to preferred stock, by laws, partnership agreement or operating agreement in any manner adverse to the rights and benefits of the Agents and Lenders under the Loan Documents or the ability of the Credit Parties to repay the Obligations unless required by law, except that Tempur France Sarl may change its corporate form from an Sarl to an SAS under the laws of France, provided that Tempur France SAS duly executes and delivers, or causes to be duly executed and delivered, Collateral Documents and such further instruments in form and substance satisfactory to the Authorized Agents, and does or causes to be done such further acts as may be necessary or proper in the opinion of Administrative Agent to evidence, continue, preserve and perfect the guarantees and security for the Obligations provided by the Credit Parties and to carry out more effectively the provisions and purposes of the Credit Agreement or any other Loan Document; (b) enter into any transaction of merger or consolidation except, upon not less than five (5) Business Days prior written notice to Administrative Agent, (i) any US Credit Party existing on the Closing Date (other than Ultimate Holdco) may merge with another US Credit Party; provided that a US Borrower shall be the survivor of any such merger to which a US Borrower is a party, (ii) TWHC may form directly-owned Subsidiaries organized under the laws of a foreign jurisdiction for the purpose of sales and distribution of products in such jurisdiction; provided that at or prior to formation of such Subsidiary, such Subsidiary shall have executed and delivered a guarantee of the Obligations of the European Credit Parties in favor of the European Security Agent and the European Security Agent shall have been granted a first priority perfected Lien (subject to Permitted Encumbrances) in the assets and Stock of such Subsidiary to secure the Obligations of the European Credit Parties in form and substance satisfactory to the Authorized Agents, and the Credit Parties shall have executed such other documents, certificates and legal opinions and taken such other action as may be required by the Administrative Agent in connection therewith, (iii) any US Borrower may form a direct wholly-owned Domestic Subsidiary to own and to exploit certain trademarks and to sell and distribute products consistent with the description of business on Schedule 3.9; provided that within 10 Business Days of formation of such Subsidiary, such US Borrower and Subsidiary shall have complied with the requirements of Section 2.7(c); (iv) any US Borrower, Holdco or Intermediate Holdco may form a direct wholly-owned Domestic Subsidiary to build, own and operate a new manufacturing plant in the United States; provided that within 10 Business Days of formation of such Subsidiary, such US Borrower and Subsidiary shall have complied with the requirements of Section 2.7(c); (v) TWHC may dissolve Tempur World Holding Sweden AB, and (vi) Intermediate Holdco and Holdco may enter into the Holdco Merger; (c) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except for any of the Specified Credit Parties; provided that the proceeds from any such liquidation, wind-up or liquidation shall be promptly applied pro rata to the remaining Scheduled Installments of the European Term Loan A; (d) acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person, except that DF may transfer all of the outstanding Stock held by it of each of Tempur Japan Yugen Kaisha and

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

Tempur UK, Ltd. to TWHC, and TPI may transfer all of the outstanding Stock held by it of any of its Domestic Subsidiaries to Holdco; provided that on or before such transfer each of Tempur Japan Yugen Kaisha and Tempur UK, Ltd., and such Domestic Subsidiary of TPI duly execute and deliver, or cause to be duly executed and delivered, Collateral Documents and such further instruments in form and substance satisfactory to the Authorized Agents, and do or cause to be done such further acts as may be necessary or proper in the opinion of Administrative Agent to evidence, continue, preserve and perfect the guarantees and security for the Obligations provided by the Credit Parties and to carry out more effectively the provisions and purposes of the Credit Agreement or any other Loan Document, and (e) each of the European Borrowers may reduce its share capital in one or more consecutive transactions (not to exceed in the case of DF, a reduction of 1,000,000 DKK par value shares in the aggregate and, in the case of TWHC, a reduction by 500,000 DKK par value shares in the aggregate) solely to the extent necessary to make any Restricted Payments permitted to be made by such European Borrower under Section 3.5. In connection with any capital contribution permitted in Sections 3.3(e), (n) and/or (q), any additional shares or equity interests issued as a result of such capital contributions may be cancelled and not subject to any pledge or security interest in favor of the Administrative Agent, the European Loan Agent or the European Security Agent; provided that such additional shares are cancelled during the same board or shareholder meeting in which such shares are authorized and issued.

     3.7 Disposal of Assets or Subsidiary Stock. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly convey, sell, lease (as lessor), sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of related transactions, any of its property, business or assets, whether now owned or hereafter acquired, except for (a) sales of inventory to customers for fair value in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business; (b) Asset Dispositions by Borrowers and their Subsidiaries (excluding sales of Accounts and Stock of any of Ultimate Holdco's Subsidiaries) if all of the following conditions are met (i) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $250,000 end the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $500,000, (ii) the consideration received is at least equal to the fair market value of such assets, (iii) the sole consideration received is cash, or as otherwise approved by Administrative Agent with not less than 80% of consideration in cash, (iv) the Net Proceeds of such Asset Disposition are applied as required by Section 1.5(e), (v) after giving effect to the Asset Disposition and the repayment of Indebtedness with the proceeds thereof, Borrowers are in compliance on a pro forma basis with the covenants set forth in
Section 4 recomputed for the most recently ended quarter for which information is available and is in compliance with all other terms and conditions of this Agreement, and (vi) no Default or Event of Default then exists or would result from such Asset Disposition; (c) sales of property (other than as permitted in clause (a) above) to any other Credit Party not exceeding $250,000 in the aggregate in any Fiscal Year; (d) Asset Dispositions set forth on Schedule 3.7; provided that the sole consideration received is cash, or as otherwise approved by Administrative Agent with not less than 80% of consideration in cash; (e) sales of assets not otherwise permitted in clauses (a) through (d) above and (f) through (h) below, in an aggregate amount not exceeding $1,000,000 with the prior written consent of Administrative Agent; provided that the sole consideration received is cash, or as otherwise approved by Administrative Agent with not less than 80% of consideration in cash; (f) transfers of the Stock of certain Credit Parties to TWHC

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

and Holdco permitted under Section 3.6(d); (g) the sale of defaulted consumer accounts receivable that have been repurchased by a US Borrower, a European Borrower or one of its direct Subsidiaries from consumer finance companies pursuant to such Credit Party's contractual repurchase obligations; (h) the sale of the German Property and (i) dispositions associated with the dissolution by TWHC of Tempur World Holding Sweden AB. No European Credit Party shall license or otherwise transfer any of its Intellectual Property rights for use in North America nor sell or otherwise transfer any of its Licensed Products for use in North America (or distribution rights in respect thereof) to any Person, without the written consent of Administrative Agent, other than (x) Holdco and the US Borrower, and (y) pursuant to the Canadian Distribution Agreement with respect to Canada.

     3.8 Transactions with Affiliates. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any management, consulting, investment banking, advisory or other similar services) with any Affiliate or with any director, officer or employee of any Credit Party, except (a) as set forth on
Schedule 3.8; (b) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of any such Credit Party or any of its Subsidiaries and upon fair and reasonable terms which are no less favorable to any such Credit Party or any of its Subsidiaries than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate and are fully disclosed to Administrative Agent in advance in the case of any such transaction or series of related transactions that involve the payments, receipts or transfers of assets by any Credit Party in excess of $500,000 in the aggregate; (c) payment of reasonable compensation (including reasonable bonus and other reasonable incentive arrangements) to officers and employees for services actually rendered to any such Credit Party or any of its Subsidiaries;
(d) payment of director's fees not to exceed $500,000 in the aggregate for any Fiscal Year; (e) Restricted Payments permitted in Section 3.5 and the agreements pursuant to which such Restricted Payments are required to be made; (f) reimbursement of employee travel and lodging costs and other business expenses incurred in the ordinary course of business; (g) capital contributions permitted by Section 3.3(d) and (e); and (h) loans and advances to employees pursuant to
Section 3.3(c) and (k).

     3.9 Conduct of Business. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly engage in any business other than businesses of the type described on Schedule 3.9.

     3.10 Changes Relating to Indebtedness. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly change or amend the terms of any of its Indebtedness permitted by Section 3.1(b), (c),
(d), (j) or (k) if the effect of such amendment is to: (a) increase the interest rate on such Indebtedness (b) change the dates upon which payments of principal or interest are due on or principal amount of such Indebtedness; (c) change any event of default or add or make more restrictive any covenant with respect to such Indebtedness (d) change the redemption or prepayment provisions of such Indebtedness; (e) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to any Credit Party or Lenders; or (g) increase the portion of interest payable in cash

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

with respect to any Indebtedness for which interest is payable by the issuance of payment-in kind notes or is permitted to accrue. This Section 3.10 shall not limit or prohibit any prepayment of Indebtedness permitted under Section 3.19. The Credit Parties shall not designate any Indebtedness other than the Obligations hereunder as Designated Senior Debt under (and as defined in) the Subordinated Notes Indenture.

     3.11 Fiscal Year. No Credit Party shall change its Fiscal Year or permit any of its Subsidiaries to change their respective fiscal years.

     3.12 Press Release; Public Offering Materials. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure, including any prospectus, proxy statement or other materials filed with any Governmental Authority relating to a public offering of the Stock of any Credit Party, using the name of either GE Capital, LBI, Nordea, or GE ELF or any of their respective affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days' prior notice to GE Capital, Nordea, or GE ELF, as applicable, and without the prior written consent of GE Capital, LBI, Nordea, or GE ELF, as applicable, unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital, LBI, Nordea, or GE ELF, as applicable, before issuing such press release or other public disclosure. Each Credit Party consents to the publication by any Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Such Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to each Credit Party and each other Agent for review and comment prior to the publication thereof. Each Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

     3.13 Subsidiaries. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly establish, create or acquire any new Subsidiary other than as permitted by Section 3.6.

     3.14 Bank Accounts; Cash Management. The US Credit Parties shall not and shall not cause or permit their Subsidiaries to establish any new bank accounts without prior written notice to Administrative Agent and unless Administrative Agent and the bank at which the account is to be opened enter into a tri-party agreement regarding such bank account pursuant to which such bank acknowledges the security interest of Administrative Agent in such bank account, agrees to comply with instructions originated by Administrative Agent directing disposition of the funds in the bank account without further consent from such Credit Party or Subsidiary, and agrees to subordinate and limit any security interest the bank may have in the bank account on terms satisfactory to Administrative Agent. Each European Credit Party shall establish and maintain the cash management systems as described in Annex I. The Credit Parties agree that with respect to banks at which any bank account is maintained which is subject to any such tri-party agreement in favor of any Authorized Agent, such Agent may give notice (an "Activation Notice") implementing the cash sweep or similar provisions of such agreement at any time at which (1) an Event of Default has occurred and is continuing, (2) such Agent believes in its reasonable credit judgment that based upon information available to it that an Event of Default

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

exists or could reasonably be expected to occur; or (3) Administrative Agent reasonably believes that an event or circumstance that is likely to have a Material Adverse Effect has occurred.

     3.15 Hazardous Materials. The Credit Parties shall not and shall not cause or permit their Subsidiaries to cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities by the Credit Parties or any of their Subsidiaries under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations, Environmental Liabilities or adverse impacts that could not reasonably be expected to have a Material Adverse Effect.

     3.16 ERISA. The Credit Parties shall not and shall not cause or permit any ERISA Affiliate to, cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

     3.17 Sale Leasebacks. The Credit Parties shall not and shall not cause or permit any of their Subsidiaries to engage in any sale leaseback, synthetic lease or similar transaction involving any of its assets, except for the leaseback for temporary office space needs of a portion of the property located at Carl-Benz-Strasse 8, D-33803, Steinhagen, Germany by Tempur Deutschland GmbH (the "German Property") in connection with the sale thereof.

     3.18 Changes to Material Contracts. No Credit Party shall terminate or change or amend the terms of the Merger Agreement, the Holdco License and Distribution Agreement or the Sub-License and Distribution Agreements without the prior written consent of the Administrative Agent (after consultation with the European Loan Agent). Except as provided in the immediately preceding sentence, no Credit Party shall change or amend, except for inconsequential technical changes, the terms of any Related Transaction Documents (other than the Subordinated Notes Documents), any Non-Competition Agreement or any confidentiality or non-competition provisions of any Employment Agreement without the prior written consent of the Administrative Agent (after consultation with the European Loan Agent), which consent shall not be unreasonably withheld (unless such change or amendment would adversely affect in any respect the Lenders or the Agents or be reasonably likely to cause a Material Adverse Effect, in which case such consent may be given or withheld in the sole discretion of the Administrative Agent). No Credit Party shall change or amend the terms of any Subordinated Notes Document to the extent prohibited by the Subordinated Notes Indenture.

     3.19 Prepayments of Other Indebtedness. The Credit Parties shall not, directly or indirectly, voluntarily purchase, redeem, defease, prepay or set aside in trust or otherwise any funds for the prepayment of any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations and those Contingent Obligations existing on the Closing Date and set forth on Schedule 3.21; (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 3.7(b); (iii) intercompany Indebtedness reflecting amounts owing to Borrowers; (iv) Indebtedness secured by the German Property in connection with the sale of the German Property permitted by Section 3.7(h); and, (v) Indebtedness described in
Schedule 3.1 that is refinanced as permitted by Section 3.1(c) or (d). Without the

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

prior written consent of Administrative Agent, the Credit Parties shall not forgive principal of, premium, if any, interest or other amount payable in respect of any intercompany Indebtedness other than intercompany Indebtedness consisting of up to $10,000,000 in the aggregate of intercompany payables owed by US Borrowers to DF.

     3.20 Real Estate Purchases. No Credit Party shall purchase a fee simple ownership interest in Real Estate without the prior written consent of the Administrative Agent, except for the purchase of a fee simple ownership interest in Real Estate by newly formed Subsidiary of US Borrowers for the purpose of establishing a manufacturing facility (as permitted under Section 3.6(b)(iv)).

     3.21 Activities of Ultimate Holdco, Intermediate Holdco, Holdco and Spanish Holdco. Except as set forth on Schedule 3.21, from and after the consummation of the Related Transactions on the Closing Date none of Ultimate Holdco, Intermediate Holdco, Holdco or Spanish Holdco shall engage in any business or have any assets or incur any Indebtedness or Contingent Obligation (other than the Obligations) other than (i) owning the stock of Intermediate Holdco, Holdco, Spanish Holdco, TWHC, TPUSA, TPI, Tempur France Sarl and Tempur Italian Srl in accordance with the terms hereof, (ii) the entering into, and the performance of obligations under, this Agreement, the other Loan Documents to which it is a party and the Related Transaction Documents to which it is a party, (iii) the receipt of the Recapitalization Dividend in accordance with the terms hereof,
(iv) activities associated with expenses and other amounts paid with any distributions paid to Ultimate Holdco, Intermediate Holdco, Holdco or Spanish Holdco which are permitted under Section 3.5, (v) the guarantee of the Subordinated Notes by Ultimate Holdco, Intermediate Holdco and Holdco and (vi) Intermediate Holdco entering into and performing its obligations under the Additional Canadian Distribution Agreement. Notwithstanding the foregoing, each of Ultimate Holdco, Intermediate Holdco, Holdco or Spanish Holdco may engage in activities incidental to (a) the maintenance of its corporate existence in compliance with applicable law, (b) legal, tax and accounting matters in connection with any of the foregoing activities, (c) the licensing of intellectual property rights by Holdco from the European Credit Parties and the licensing of intellectual property rights by the US Borrowers and 1390658 Ontario, Inc. from Holdco and TWI and (d) the intercompany loans incurred as a result of the upstream payment by US Borrowers of the Recapitalization Dividend, the Additional Payment and the Additional Dividend permitted under Section 3.24.

     3.22 Change of Corporate Name or Location. No Credit Party shall (a) change its name as it appears in official filings in the jurisdiction of its incorporation or other organization (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its jurisdiction of incorporation or other organization, or (e) change its jurisdiction of incorporation or organization, in each case, without at least 30 days prior written notice, or in the case of a change in warehouses or locations at which Collateral is held or stored, 10 days prior written notice, to Appropriate Agent and with Administrative Agent's prior written consent (or with respect to any European Credit Party, the consent of Administrative Agent and European Security Agent).

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     3.23 Operating Leases. Schedule 3.23 sets forth all Operating Leases for which any Credit Party is lessee in effect on the Closing Date which provide for annual payments in excess of $25,000 in the aggregate. No Credit Party shall enter into any additional Operating Lease, if the aggregate of all payments under Operating Leases (including those set forth on Schedule 3.23) payable by all Credit Parties on a consolidated basis would exceed $4,000,000 for Fiscal Year 2003, increasing by 10% per annum for each year thereafter.

     3.24 Recapitalization Dividend, Additional Payment and Additional Dividend.

          (a) Notwithstanding the provisions of Sections 3.1 and 3.5, within 30 days after the Closing Date, in the case of the Recapitalization Dividend and the Additional Payment, and within 30 days after the incurrence of the Additional Indebtedness, in the case of the Additional Dividend, (i) US Borrowers may transfer to Holdco, (ii) Holdco may transfer to Intermediate Holdco, (iii) Intermediate Holdco may transfer to Ultimate Holdco and (iv) Ultimate Holdco may pay to its Stockholders and warrantholders amounts equal to the Recapitalization Dividend and the Additional Dividend; provided that in the case of the Additional Dividend, the sum of the Additional Dividend and the Recapitalization Dividend shall not exceed the sum of the principal amount of the Subordinated Notes and the Additional Subordinated Notes by more than $60,000,000. In the case of clauses (i), (ii) and (iii) above, such transfers may be accomplished by means of intercompany loans or dividends and in the case of intercompany loans, such intercompany loan may be made directly by US Borrowers to Intermediate Holdco or Ultimate Holdco.

          (b) Notwithstanding the provisions of Sections 3.1 and 3.5, within 30 days after the Closing Date, (i) US Borrowers may transfer to Holdco, (ii) Holdco may transfer to Intermediate Holdco and (iii) Intermediate Holdco may pay to the applicable obliges, amounts equal to the Additional Payment. In the case of clauses (i) and (ii) above, such transfers may be accomplished by means of intercompany loans or dividends and in the case of intercompany loans, such intercompany loan may be made directly by US Borrowers to Intermediate Holdco or Ultimate Holdco.

     3.25 Holdco Merger. Lenders hereby consent to the merger of Intermediate Holdco with and into Ultimate Holdco (the "Holdco Merger") at any time following the Closing Date. Upon consummation of the Holdco Merger, all intercompany loans and dividends permitted to be made to Intermediate Holdco may be made to Ultimate Holdco, as its successor, and all capital contributions and transactions permitted to be made or engaged in by Intermediate Holdco may be made or engaged in by Ultimate Holdco, as its successor.

                                   SECTION 4.
                          FINANCIAL COVENANTS/REPORTING
                          -----------------------------

          The Credit Parties covenant and agree that from and after the date hereof until the Termination Date, Borrowers shall perform and comply with, and shall cause each of the other Credit Parties to perform and comply with, all covenants in this Section 4 applicable to such Person.

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

     4.1 Maximum Capital Expenditures. Ultimate Holdco and its Subsidiaries on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods (the "Capex Limit"):

                                          Maximum Capital
                                           Expenditures
Period                                      per Period
-----------------------------------       ---------------
Fiscal Year ended December 31, 2003       $    30,000,000
Fiscal Year ended December 31, 2004       $    30,000,000
Fiscal Year ended December 31, 2005       $    40,000,000
Fiscal Year ended December 31, 2006       $    40,000,000
Fiscal Year ended December 31, 2007       $    40,000,000
Fiscal Year ended December 31, 2008       $    40,000,000

provided however, that commencing with the Fiscal Year ended December 31, 2003 the Capex Limit referenced above will be increased in any Fiscal Year by the positive amount equal to the amount (if any), equal to the difference obtained by taking the Capex Limit minus the actual amount of any Capital Expenditures expended during such preceding Fiscal Year (the "Carry Over Amount"), and for purposes of measuring compliance herewith, the Carry Over Amount shall be deemed to be the last amount spent on Capital Expenditures in that succeeding Fiscal Year and no Carry Over Amount once carried forward pursuant to this Section 4.1 may be carried forward to any Fiscal Year thereafter.

     4.2 Minimum Fixed Charge Coverage Ratio. Ultimate Holdco and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than the following:

                                    Minimum Fixed
                                   Charge Coverage
Fiscal Quarter Ending                   Ratio
------------------------------     ---------------
September 30, 2003                            1.05
December 31, 2003                             1.05
March 31, 2004                                1.05
June 30, 2004                                 1.05
September 30, 2004                            1.05
December 31, 2004                             1.05
March 31, 2005                                1.10
June 30, 2005                                 1.10
September 30, 2005                            1.10
December 31, 2005                             1.10
March 31, 2006                                1.10
June 30, 2006 and thereafter                  1.15

     4.3 Minimum Interest Coverage Ratio. Ultimate Holdco and its Subsidiaries on a consolidated basis shall have at the end of each Fiscal Quarter, an Interest Coverage Ratio, for the 12-month period then ended of not less than 3.0.

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

     4.4 Maximum Leverage Ratio. Ultimate Holdco and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, a Leverage Ratio as of the last day of such Fiscal Quarter and for the 12-month period then ended of not more than the following:

                                        Maximum
Fiscal Quarter Ending                Leverage Ratio
----------------------------------   --------------
September 30, 2003                             4.25
December 31, 2003                              4.25
March 31, 2004                                 4.25
June 30, 2004                                  4.25
September 30, 2004                             4.00
December 31, 2004                              3.75
March 31, 2005                                 3.75
June 30, 2005                                  3.75
September 30, 2005                             3.50
December 31, 2005                              3.50
March 31, 2006                                 3.50
June 30, 2006                                  3.25
September 30, 2006 and thereafter              3.00

     4.5 Maximum Senior Leverage Ratio. Ultimate Holdco and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, a Senior Leverage Ratio as of the last day of such Fiscal Quarter and for the 12-month period then ended of not more than the following.

                                   Maximum Senior
Fiscal Quarter Ending              Leverage Ratio
------------------------------     --------------
September 30, 2003                           2.75
December 31, 2003                            2.75
March 31, 2004                               2.65
June 30, 2004                                2.60
September 30, 2004                           2.50
December 31, 2004                            2.25
March 31, 2005                               2.25
June 30, 2005                                2.25
September 30, 2005                           2.15
December 31, 2005                            2.15
March 31, 2006 and thereafter                2.00

     4.6 Financial Statements and Other Reports. Ultimate Holdco will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of Financial Statements in conformity with GAAP (other than monthly cash flow statements; provided that any accounts reflected in such cash flow statements that are used in calculating compliance with Sections 4.1

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

through 4.5 shall be prepared in accordance with GAAP) (it being understood that monthly Financial Statements are not required to have footnote disclosures), US Borrower Representative will deliver each of the Financial Statements and other reports described below to each Authorized Agent (and each Lender in the case of the Financial Statements and other reports described in Sections 4.6(a), (b),
(d), (e), (f), (h), (i) and (o)).

          (a) Monthly Financials. As soon as available and in any event within thirty (30) days after the end of each month (including the last month of each Fiscal Year), US Borrower Representative will deliver (1) the consolidated and consolidating balance sheets of Ultimate Holdco and its Subsidiaries, as at the end of such month, and the related consolidated and consolidating statements of income and cash flow for such month and for the period from the beginning of the then current Fiscal Year of Ultimate Holdco to the end of such month, (2) a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent Projections for the current Fiscal Year delivered pursuant to Section 4.6(h) and (3) a schedule of the outstanding Indebtedness for borrowed money of Ultimate Holdco and its Subsidiaries (excluding intercompany loans and advances) describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

          (b) Year-End Financials. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, US Borrower Representative will deliver (1) the consolidated and consolidating balance sheets of Ultimate Holdco and its Subsidiaries, as at the end of such year, and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such Fiscal Year, (2) a schedule of the outstanding Indebtedness for borrowed money of Ultimate Holdco and its Subsidiaries (excluding intercompany loans and advances) describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan and (3) a report with respect to the consolidated Financial Statements from a firm of certified public accountants selected by Borrowers and reasonably acceptable to Administrative Agent, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the "Statement") "Reports on Audited Financial Statements" and such report shall be "Unqualified" (as such term is defined in such Statement).

          (c) Accountants' Reports. Promptly upon receipt thereof, US Borrower Representative will deliver copies of all significant reports submitted by Borrowers' firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the Financial Statements or related internal control systems of Ultimate Holdco or its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

          (d) Borrowing Base Certificates. As soon as available and in any event within ten (10) Business Days after the end of each month, and from time to time upon the request of Administrative Agent, US Borrower Representative will deliver a US Borrowing Base Certificate (in substantially the same form as Exhibit 4.6(d)(i), the "US Borrowing Base Certificate") as at the last day of such period. As soon as available and in any event within ten (10) Business Days after the end of each month, and from time to time upon the request of

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

European Loan Agent, European Borrower Representative will deliver a European Borrowing Base Certificate (in substantially the same form as Exhibit 4.6(d)(ii), the "European Borrowing Base Certificate") as at the last day of such period.

          (e) Management Report. Together with each delivery of Financial Statements of Ultimate Holdco pursuant to Sections 4.6 (a) and (b) ,US Borrower Representative will deliver a management report (1) describing the operations and financial condition of Ultimate Holdco and its Subsidiaries for the month then ended and the portion of the current Fiscal Year then elapsed (or for the Fiscal Year then ended in the case of year-end financials) and (2) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of Ultimate Holdco to the effect provided under Section 3.02 of the Sarbanes-Oxley Act of 2002 as at the dates and for the periods indicated.

          (f) Collateral Value Report. Upon the election of Administrative Agent, which may be made not more than once each year prior to an Event of Default and at any time while and so long as an Event of Default shall be continuing, Administrative Agent may obtain, at Borrowers' expense, a report or reports of a collateral auditor satisfactory to Administrative Agent (which may be, or may be affiliated with, a Lender) with respect to the Eligible Accounts and Eligible Inventory components included in any Borrowing Base, which report shall indicate whether or not the information set forth in any Borrowing Base Certificate most recently delivered is accurate and complete in all material respects based upon a review by such auditor of the Eligible Accounts (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of Borrowers) and Eligible Inventory (including verification as to the value, location and respective types).

          (g) Appraisals. From time to time after the occurrence and during the continuance of an Event of Default, if any Authorized Agent or any Lender determines that obtaining appraisals is necessary in order for such Agent or such Lender to comply with applicable laws or regulations, Administrative Agent will, at Borrowers' expense, obtain appraisal reports in form and substance and from appraisers satisfactory to Administrative Agent stating the then current fair market values of all or any portion of the Real Estate owned by Credit Parties. In addition to the foregoing, at Borrower's expense, at any time while and so long as an Event of Default shall have occurred and be continuing, Administrative Agent may obtain appraisal reports in form and substance and from appraisers satisfactory to Administrative Agent stating the then current market values of all or any portion of the Real Estate and personal property owned by any of the Credit Parties.

          (h) Projections. To each Agent and Lenders, as soon as available, but not later than 30 days after the end of each Fiscal Year, an annual operating plan for Holdings, on a consolidated and consolidating basis, approved by the Board of Directors of Ultimate Holdco, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes monthly balance sheets, income statements and statements of cash flows for the following year and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

          (i) SEC Filings and Press Releases. Promptly upon their becoming available, US Borrower Representative will deliver copies of (1) all Financial Statements, reports, notices and proxy statements sent or made available by Ultimate Holdco, Borrowers or any of their Subsidiaries to their Stockholders,
(2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Ultimate Holdco, Borrowers or any of their Subsidiaries with any securities exchange or with the Securities and Exchange Commission, any Governmental Authority or any private regulatory authority, and
(3) all press releases and other statements made available by Ultimate Holdco, Borrowers or any of their respective Subsidiaries to the public concerning developments in the business of any such Person.

          (j) Events of Default; Etc. Promptly upon any officer of any Credit Party obtaining knowledge of any of the following events or conditions, US Borrower Representative shall deliver copies of all notices given or received by such Credit Party with respect to any such event or condition and a certificate of US Borrower Representative's chief executive officer specifying the nature and period of existence of such event or condition and what action Ultimate Holdco, Borrowers or any-of their Subsidiaries has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes, or which could reasonably be expected by such officer to result in the occurrence of an Event of Default or Default; (2) any notice that any Person has given to Ultimate Holdco, any Borrower or any of their Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in Section 6.1(b); (3) any event or condition that could reasonably be expected to result in any Material Adverse Effect; or (4) any default or event of default with respect to any Indebtedness of any Borrower or any of its Subsidiaries.

          (k) Litigation. Promptly upon any officer of any Credit Party obtaining knowledge of (l) the institution of any action, charge, claim, demand, suit, proceeding, petition, governmental investigation, tax audit or arbitration now pending or, to the best knowledge of such Credit Party after due inquiry, threatened against or affecting any Credit Party or any of its Subsidiaries or any property of any Credit Party or any of its Subsidiaries ("Litigation") not previously disclosed by US Borrower Representative to Administrative Agent or
(2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Credit Party or any property of any Credit Party which, in each case, could reasonably be expected to have a Material Adverse Effect, US Borrower Representative will promptly give notice thereof to Administrative Agent and provide such other information as may be reasonably available to them to enable Administrative Agent and its counsel to evaluate such matter.

          (l) Notice of Corporate and other Changes. US Borrower Representative shall provide prompt written notice of (1) all jurisdictions in which a Credit Party becomes qualified after the Closing Date to transact business, (2) any change after the Closing Date in the authorized and issued Stock of any Credit Party or any Subsidiary of any Credit Party or any amendment to their articles or certificate of incorporation, by laws, partnership agreement or other organizational documents, (3) any Subsidiary created or acquired by any Credit Party or any of its Subsidiaries after the Closing Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable, and (4) any other event that occurs after the Closing Date which would cause any of the representations and warranties in Section 5 of this Agreement or in any other Loan Document to be untrue or misleading in any material respect. The foregoing notice requirement shall not be construed to constitute consent by any of the Lenders to any transaction referred to above which is not expressly permitted by the terms of this Agreement.

          (m) Borrowing Base Reports. Appropriate Borrower Representative shall deliver or cause to be delivered to:

               (i) Administrative Agent, upon its request, and in any event no less frequently than 12:00 p.m. (New York time) on the first Business Day of each month (together with a copy of all or any part of the following reports requested by any Lender in writing after the Closing Date), each of the following reports, each of which shall be prepared by TPI as of the last day of the immediately preceding week or the date 2 days prior to the date of any such request: a summary of TPI's Inventory by location and type with a supporting perpetual Inventory report, and a monthly trial balance showing TPI's Accounts outstanding aged from invoice date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, in each case accompanied by such supporting detail and documentation as shall be requested by Administrative Agent in its reasonable discretion.

               (ii) European Loan Agent, upon its request, and in any event no less frequently than 12:00 p.m. (Local Time) on the first Business Day of each month (together with a copy of all or any part of the following reports requested by any Lender in writing after the Closing Date), each of the following reports, each of which shall be prepared by the applicable European Borrower as of the last day of the immediately preceding week or the date 2 days prior to the date of any such request, a summary of each European Borrower's Inventory by location and type with a supporting perpetual Inventory report, and a monthly trial balance showing each European Borrower's Accounts outstanding aged from invoice date as follows: to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, in each case, accompanied by such supporting detail and documentation as shall be requested by European Loan Agent in its reasonable discretion.

          (n) Other Information. With reasonable promptness, US Borrower Representative will deliver such other information and data with respect to any Credit Party or any Subsidiary of any Credit Party as from time to time may be reasonably requested by any Authorized Agent.

          (o) Compliance and Excess Cash Flow Certificate. Together with each delivery of Financial Statements of Ultimate Holdco and its Subsidiaries pursuant to Sections 4.6(a) and (b), US Borrower Representative will deliver a fully and properly completed Compliance and Excess Cash Flow Certificate (in substantially the same form as Exhibit 4.6(o) (the "Compliance and Excess Cash Flow Certificate") signed by Appropriate Borrower Representative's chief executive officer or chief financial officer.

          (p) Taxes. US Borrower Representative shall provide prompt written notice of (i) the execution or filing with the IRS or any other Governmental Authority of any agreement or other document extending, or having the effect of extending, the period for assessment or

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

collection of any Charges by any Credit Party or any of its Subsidiaries and
(ii) any agreement by any Credit Party or any of its Subsidiaries or request directed to any Credit Party or any of its Subsidiaries to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect.

     4.7 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP Financial statements and other information furnished to Administrative Agent pursuant to Section 4.6 or any other section (unless specifically indicated otherwise) shall be prepared in accordance with GAAP (other than monthly cash flow statements; provided that any accounts reflected in such cash flow statements that are used in calculating compliance with Sections 4.1 through 4.5 shall be prepared in accordance with GAAP) as in effect at the time of such preparation; provided that no Accounting Change shall affect financial covenants, standards or terms in this Agreement; provided further that Borrowers shall prepare footnotes to the Financial Statements required to be delivered hereunder that show the differences between the Financial Statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). Borrowers shall deliver a certified schedule along with Financial Statements required to be delivered hereunder detailing each difference between such Financial Statements and the basis for calculating financial covenant compliance resulting from any Accounting Change. All such adjustments described in clause
(c) of the definition of the term Accounting Changes resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made.

                                   SECTION 5.
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          To induce Agents and Lenders to enter into the Loan Documents, to make Loans and to issue or cause to be issued Letters of Credit, Borrowers and the other Credit Parties executing this Agreement, jointly and severally, represent, warrant and covenant to each Agent and each Lender that the following statements are and, after giving effect to the Related Transactions, will remain true, correct and complete until the Termination Date with respect to all Credit
Parties:

     5.1 Disclosure. No statement, representation or warranty of any Credit Party contained in this Agreement, the Financial Statements referred to in
Section 5.5, the other Related Transactions Documents or any other document, certificate or written statement furnished to any Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents or the Related Transactions Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

     5.2 No Material Adverse Effect. Since December 31, 2002, there have been no events or changes in facts or circumstances affecting any Credit Party or any of its Subsidiaries

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

which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in the attached Disclosure Schedules.

     5.3 No Conflict. The consummation of the Related Transactions does not and will not violate or conflict with any laws, rules, regulations or orders of any Governmental Authority or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Contractual Obligation or organizational documents of any Credit Party or any of its Subsidiaries other than any such violations, conflicts, breaches or defaults that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     5.4  Organization, Powers, Capitalization and Good Standing.

          (a) Organization and Powers. Each of the Credit Parties and each of their Subsidiaries is duly organized, validly existing and in good standing (or the equivalent in non-US jurisdictions) under the laws of its jurisdiction of organization and qualified to do business in all states where such qualification is required except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. The jurisdiction of organization and all jurisdictions in which each Credit Party is qualified to do business are set forth on Schedule 5.4(a). Each of the Credit Parties and each of their Subsidiaries has all requisite organizational power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Related Transactions Document to which it is a party and to incur the Obligations, grant liens and security interests in the Collateral and carry out the Related Transactions.

          (b) Capitalization. As of the Closing Date: (i) the authorized Stock of each of the Credit Parties and each of their Subsidiaries is as set forth on
Schedule 5.4(b); (ii) all issued and outstanding Stock of each of the Credit Parties and each of their Subsidiaries is duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Authorized Agents, and such Stock was issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities; (iii) the identity of the holders of the Stock of each of the Credit Parties and the percentage of their fully diluted ownership of the Stock of each of the Credit Parties is set forth on Schedule 5.4(b); and (iv) no Stock of any Credit Party or any of their Subsidiaries, other than those described above, are issued and outstanding. Except as provided in Schedule 5.4(b), as of the Closing Date, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party or any of their Subsidiaries of any Stock of any such entity.

          (c) Binding Obligation. This Agreement is, and the other Related Transactions Documents when executed and delivered will be, the legally valid and binding obligations of the applicable parties thereto, each enforceable against each of such parties, as applicable, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganizations, moratorium or other laws affecting creditor's rights generally and the effect of general principles of equity.

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     5.5  Financial Statements and Projections. All Financial Statements
concerning Ultimate Holdco and its Subsidiaries which have been or will hereafter be furnished to Agents and Lenders pursuant to this Agreement, including those listed below, have been or will be prepared in accordance with GAAP (other than monthly cash flow statements; provided that any accounts reflected in such cash flow statements that are used in calculating compliance with Sections 4.1 through 4.5 shall be prepared in accordance with GAAP) consistently applied (except as disclosed therein) and do or will present fairly the financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject to, in the case of unaudited Financial Statements, the absence of footnotes and normal year end adjustments.

          (a) The consolidated balance sheets at December 31, 2002 and the related statement of income of Ultimate Holdco and its Subsidiaries, for the Fiscal Year then ended, audited by Ernst & Young LLP.

          (b) The unaudited consolidated balance sheet at June 30, 2003 and the related statement of income of Ultimate Holdco and its Subsidiaries for the six
(6) months then ended.

The Projections delivered on or prior to the Closing Date and the updated Projections delivered pursuant to Section 4.6(h) are based upon estimates and assumptions stated therein, all of which the Credit Parties believe, as of the Closing Date, to be reasonable and fair in light of current conditions and current facts known to the Credit Parties and, as of the Closing Date, reflect the Credit Parties good faith and reasonable estimates of the future financial performance of the Credit Parties and of the other information projected therein, for the periods set forth therein. The Projections constitute a reasonable basis as of the date hereof for the assessment of the future performance of the Credit Parties, on a consolidated basis, during the periods indicated therein (it being recognized by the Agents and the Lenders that the Projections as they relate to future events are not to be viewed as facts and that actual results during the period or periods covered by financial information may vary from the projected results set forth therein by a material amount), and all material assumptions used in the preparation of the Projections are set forth in the notes thereto.

     5.6 Intellectual Property. Each of the Credit Parties and its Subsidiaries owns, is licensed to use or otherwise has the right to use, all Intellectual Property used and sufficient for the conduct of its business as currently conducted that is material to the condition (financial or other), business or operations of such Credit Party and its Subsidiaries and all such Intellectual Property is identified on Schedule 5.6 and fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances. As of the Closing Date, except as disclosed in Schedule 5.6, the use of such Intellectual Property by the Credit Parties and their Subsidiaries and the conduct of their businesses does not and has not been alleged by any Person to infringe on the rights of any Person. Except as otherwise described in Schedule 5.6, as of the Closing Date no Credit Party is a party to or bound by any agreement or contract (whether written or oral) containing any covenant prohibiting any Credit Party from competing in any business of any kind in any territory or from competing with any Person, or prohibiting any Credit Party from doing any kind of business with any person.

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     5.7  Investigations, Audits, Etc. As of the Closing Date, except as set forth on Schedule 5.7, to the best knowledge of any Credit Party, no Credit Party or any of their Subsidiaries is the subject of any review or audit by the IRS or any Governmental Authority or any other governmental investigation concerning the violation or possible violation of any law.

     5.8 Employee Matters. Except as set forth on Schedule 5.8, (a) no Credit Party or Subsidiary of a Credit Party nor any of their respective employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Credit Party or any of their Subsidiaries and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Credit Party or any of their Subsidiaries, (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of any Credit Party after due inquiry, threatened between any Credit Party or any of their Subsidiaries and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (d) hours worked by and payment made to employees of each Credit Party and each of their Subsidiaries comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters. As of the Closing Date, except as set forth on Schedule 5.8, neither Borrower nor any of their respective Subsidiaries is party to an employment contract in which compensation exceeds $100,000 per annum.

     5.9  Solvency. Each of the Credit Parties and its Subsidiaries is Solvent.

     5.10 Litigation; Adverse Facts. Except as set forth on Schedule 5.10 there are no judgments outstanding against any Credit Party or any of its Subsidiaries or affecting any property of any Credit Party or any of its Subsidiaries, nor is there any Litigation pending, or to the best knowledge of any Credit Party threatened, against any Credit Party or any of its Subsidiaries which, in each case or in the aggregate, could reasonably be expected to result in any Material Adverse Effect.

     5.11 Use of Proceeds; Margin Regulations

          (a) No part of the proceeds of any Loan will be used for "buying" or "carrying" "margin stock" within the respective meanings of such terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any other purpose that violates the provisions of the regulations of the Board of Governors of the Federal Reserve System. If requested by Administrative Agent, each Credit Party will furnish to each Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G 3 or FR Form 0 1, as applicable, referred to in Regulation U.

          (b) Borrowers shall utilize the proceeds of the Loans solely to fund a portion of the Recapitalization Dividend, to pay the Additional Payments in an aggregate amount not to exceed $40,000,000, to pay in full the Mezzanine Debt and to pay fees and expenses with respect to the Related Transactions, and for the financing of Borrowers' ordinary working capital and general corporate needs. To the greatest extent possible Borrowers will use the proceeds of the Subordinated Notes to pay the Recapitalization Dividend. Borrowers shall utilize the proceeds

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of the Additional Indebtedness solely to fund the Additional Dividend and any related fees, costs and expenses. Schedule 5.11 contains a description of Borrowers' sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred for particular uses.

     5.12 Ownership of Property; Liens. As of the Closing Date, the real estate ("Real Estate") listed in Schedule 5.12 constitutes all of the real property owned, leased, subleased, or used (pursuant to any arrangement or agreement, written, oral or tacit) by any Credit Party or any of its Subsidiaries. As of the Closing Date, except with respect to Real Estate having an aggregate fair market value of less than $250,000, each of the Credit Parties and each of its Subsidiaries owns good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Schedule 5.12, and copies of all such leases or a summary of terms thereof reasonably satisfactory to Administrative Agent have been delivered to Administrative Agent. Schedule 5.12 further describes any Real Estate with respect to which any Credit Party or any of its Subsidiaries is a lessor, sublessor or assignor as of the Closing Date. As of the Closing Date, except with respect to personal property having an aggregate fair market value of less than $250,000, each of the Credit Parties and each of its Subsidiaries also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets. As of the Closing Date, none of the properties and assets of any Credit Party or any of its Subsidiaries are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Borrower that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances against the properties or assets of any Credit Party or any of its Subsidiaries. As of the Closing Date, each of the Credit Parties and each of its Subsidiaries has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's or Subsidiary's right, title and interest in and to all such Real Estate and other properties and assets as of the Closing Date. Schedule 5.12 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party's or any of its Subsidiaries' Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

     5.13 Environmental Matters

          (a) Except as set forth in Schedule 5.13, as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that could not reasonably be expected to adversely impact the value or marketability of such Real Estate and that could not reasonably be expected to have a Material Adverse Effect; (ii) no Credit Party and no Subsidiary of a Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of their Real Estate other than in compliance with Environmental Laws that could reasonably be expected to have a Material

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Adverse Effect; (iii) the Credit Parties and their Subsidiaries are and have been in compliance with all Environmental Laws, except for such noncompliance that could not reasonably be expected to have a Material Adverse Effect; (iv) the Credit Parties and their Subsidiaries have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits could not reasonably be expected to have a Material Adverse Effect, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party and no Subsidiary of a Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party or Subsidiary which could reasonably be expected to have a Material Adverse Effect, and no Credit Party or Subsidiary of a Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $100,000 in the aggregate or injunctive relief against, or that alleges criminal misconduct by any Credit Party or any Subsidiary of a Credit Party; (vii) no notice has been received by any Credit Party or any Subsidiary of a Credit Party identifying any of them as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any of the Credit Parties or their Subsidiaries being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Administrative Agent copies of all existing environmental reports, reviews and audits and all written information that has been provided to any Credit Party pertaining to actual or potential material Environmental Liabilities, in each case relating to any of the Credit Parties or their Subsidiaries. DF does not use, and shall not use, any chlorinated solvents in its business or operations.

          (b)  Each Credit Party hereby acknowledges and agrees that no Agent
(i) is now, nor has ever been, in control of any of the Real Estate or affairs of such Credit Party or its Subsidiaries, and (ii) has the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's or its Subsidiaries' conduct with respect to the ownership, operation or management of any of their Real Estate or compliance with Environmental Laws or Environmental Permits.

     5.14 ERISA

          (a) Schedule 5.14 lists as of the Closing Date all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form IRS/DOL 5500-series for each such Plan have been delivered to the Administrative Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC (or an application for such determinations has been filed with the IRS and there is a remaining period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such determinations and make any amendments necessary to obtain such

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determinations), and to the knowledge of any Borrower nothing has occurred that would cause the loss of such qualification or tax exempt status. Each Plan is in material compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104 23. Neither any Credit Party nor ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA. Neither any Credit Party nor ERISA Affiliate has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

          (b) Except as set forth in Schedule 5.14: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in
Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) as of the Closing Date, there are no pending, or to the knowledge of any Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a "standard termination" as that term is used in Section 404(b)(l) of ERISA, nor has any Title IV Plan of any Credit Party or ERISA Affiliate (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(l4) of ERISA) of any Credit Party or ERISA Affiliate; (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated "AAA" by S&P or an equivalent rating by another nationally recognized rating agency.

          (c) With respect to each scheme or arrangement mandated by a government other than the United States providing for post-employment benefits (a "Foreign Government Scheme or Arrangement") and with respect to each employee benefit plan maintained or contributed to by any Credit Party or any Subsidiary of any Credit Party that is not subject to United States law providing for post-employment benefits (a "Foreign Plan"): (i) all material employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the liability of each Credit Party and each Subsidiary of a Credit Party with respect to a Foreign Plan is reflected in accordance with normal accounting practices on the financial statements of such Credit Party or such Subsidiary, as the case may be; and (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities unless, in each case, the failure to do so would not be reasonably likely to have a Material Adverse Effect.

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     5.15 Brokers. No broker or finder acting on behalf of any Credit Party or
Affiliate thereof brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

     5.16 Deposit and Disbursement Accounts. Schedule 5.16 lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, including any disbursement accounts, and such Schedule correctly identifies the name and address of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

     5.17 Agreements and Other Documents. As of the Closing Date, each Credit Party has provided to Administrative Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which is listed in Schedule 5.17: supply agreements and purchase agreements not terminable by such Credit Party within sixty (60) days following written notice issued by such Credit Party and involving transactions in excess of $250,000 per annum; leases of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $100,000 per annum; licenses and permits held by the Credit Parties, the absence of which could reasonably be expected to have a Material Adverse Effect; instruments and documents evidencing any Indebtedness or Contingent Obligation, in excess of $50,000 in the aggregate, of such Credit Party and any Lien granted by such Credit Party with respect thereto; instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party; any distribution agreements or other agreements providing for the distribution of the Credit Parties' products; and any other Material Contracts (as defined in the Merger Agreement).

     5.18 Insurance. Schedule 5.18 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the key business terms of each such policy such as deductibles, coverage limits and term of policy.

     5.19 Government Regulation. No Credit Party is an "investment company" or "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935 or the Federal Power Act.

     5.20 Subordinated Notes Documents. As of the Closing Date, Borrowers have delivered to Administrative Agent a complete and correct copy of the Subordinated Notes Documents (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). No Credit Party is in default in the performance or compliance with any provisions thereof. None of the representations or warranties of any Credit Party in the Subordinated Notes Documents contain any untrue statement of a material fact or omit any fact necessary to make the statements therein not misleading. Notwithstanding anything contained in the Subordinated Notes Documents to the contrary, such representations and warranties of the Credit Parties are incorporated into this Agreement by this Section 5.20.

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     5.21 Taxes. All Federal and other material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority.

     5.22 Collateral Documents. Attached hereto as Schedule 5.22 are true, correct and complete copies of each of the schedules to each of the Collateral Documents updated to, and true, correct and complete as of the Closing Date.

     5.23 Intercompany Payables. As of June 30, 2003, the intercompany payables listed in Schedule 5.23 constitute all of the intercompany payables owed by any Credit Party to any other Credit Party.

                                   SECTION 6.
                          DEFAULT, RIGHTS AND REMEDIES
                          ----------------------------

     6.1 Event of Default. "Event of Default" shall mean the occurrence or existence of any one or more of the following:

          (a) Payment. (1) Failure to pay any installment or other payment of principal of any Loan when due, or to repay the Revolving Loans to reduce their balance to the maximum amount of Revolving Loans then permitted to be outstanding or to reimburse any L/C Issuer for any payment made by such L/C Issuer under or in respect of any Letter of Credit when due or (2) failure to pay, within two (2) Business Days after the due date, any interest on any Loan or any other amount due under this Agreement or any of the other Loan Documents; or

          (b) Default in Other Agreements. (1) Any Credit Party or any of its Subsidiaries fails to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans) or any Contingent Obligations having a principal amount in excess of $2,000,000 or (2) breach or default of any Credit Party or any of its Subsidiaries (which breach or default is not waived or cured), or the occurrence of any condition or event, with respect to any Indebtedness (other than the Loans) or any Contingent Obligations, if the effect of such breach, default or occurrence is to cause or to permit the holder or holders then to cause, Indebtedness and/or Contingent Obligations having an aggregate principal amount in excess of $2,000,000 to become or be declared due prior to their stated maturity; or

          (c) Breach of Certain Provisions. Failure of any Credit Party to perform or comply with any term or condition contained in that portion of
Section 2.2 relating to the Credit Parties' obligation to maintain insurance,
Section 2.3, Section 3 or Section 4; or

          (d) Breach of Warranty. Any information contained in any US Borrowing Base Certificate or European Borrowing Base Certificate is untrue or incorrect in any respect (other than inadvertent errors or immaterial errors, in each case, not exceeding $500,000 in the aggregate in any US Borrowing Base Certificate or European Borrowing Base Certificate, as applicable), or any representation, warranty, certification or other statement made by any Credit Party in any Loan Document or in any statement or certificate (other than a US Borrowing Base Certificate or European Borrowing Base Certificate) at any time given by such Person in writing pursuant to or in connection with any Loan Document is false in any material respect (without duplication of materiality qualifiers contained therein) on the date made; or

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          (e)  Other Defaults Under Loan Documents. Any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents (other than occurrences described in other provisions of this Section 6.1 for which a different grace or cure period is specified, or for which no cure period is specified and which constitute immediate Events of Default) and such default is not remedied or waived within thirty (30) days after the earlier of (1) receipt by any Borrower Representative of notice from any Authorized Agent or Requisite Lenders of such default or (2) actual knowledge of any Borrower or any other Credit Party of such default; or

          (f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (1) A court enters a decree or order for relief with respect to any Credit Party in an involuntary case under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or similar law, which decree or order is not stayed or other similar relief is not granted under any applicable federal, state or foreign law; or (2) the continuance of any of the following events for sixty
(60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against any Credit Party, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, examiner, administrator, administrative receiver, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party, or over all or a substantial part of its property, is entered; or (c) a receiver, liquidator, examiner, administrator, administrative receiver, sequestrator, trustee or other custodian (or similar official) is appointed without the consent of a Credit Party, for all or a substantial part of the property of the Credit Party; or

          (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (1) any Credit Party commences a voluntary case under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or similar law, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian (or similar official) for all or a substantial part of its property; or (2) any Credit Party makes any assignment, or otherwise enters into a scheme, reorganization or other arrangement, for the benefit of creditors; or (3) the Board of Directors of any Credit Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 6.1(g); or

          (h) Judgment and Attachments. Any money judgment, writ or warrant of attachment, or similar process (other than those described elsewhere in this Section 6.1) involving an amount in the aggregate at any time in excess of $1,000,000 (in either case to the extent not adequately covered by insurance in Authorized Agent's sole discretion as to which the insurance company has acknowledged coverage) is entered or filed against one or more of the Credit Parties or any of their respective assets and remains unsatisfied, undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

          (i) Dissolution. Any order, judgment or decree is entered against any Credit Party (other than a Specified Credit Party) decreeing the dissolution or split up of such Credit Party and such order remains undischarged or unstayed for a period in excess of fifteen (15) days; or

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          (j)  Solvency. Any Credit Party ceases to be Solvent, fails to pay its debts as they become due or admits in writing its present or prospective inability to pay its debts as they become due; provided that any Specified
Credit Party may cease to be Solvent for any consecutive twelve-month period; or

          (k) Invalidity of Loan Documents. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Credit Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

          (l) Damage; Casualty. Any event occurs, whether or not insured or insurable, as a result of which income-producing activities cease or are substantially curtailed at any facility of any Credit Party generating more than 20% of the consolidated net income of Ultimate Holdco and their Subsidiaries for the Fiscal Year preceding such event and such cessation or curtailment continues for more than 30 days (except to the extent any net income from such activities which is not generated as a result of such event is replaced or covered by payments made under business interruption insurance); or

          (m)  Change of Control. A Change of Control occurs; or

          (n) Subordinated Indebtedness. The failure of any Credit Party or any creditor of any Borrower or any of its Subsidiaries to comply with the terms of the Subordinated Notes Indenture or any other subordination or intercreditor agreement or any subordination provisions of any note or other document running to the benefit of any Agent or Lenders, or any party subject to or bound by such agreement challenges the enforceability thereof; or

          (o) License Agreements. Any material default or breach (after giving effect to any applicable cure periods) by any Borrower occurs and is continuing under any of the following agreements or any of the following agreements shall be terminated for any reason: (i) the Holdco License and Distribution Agreement or (ii) the Sub-License and Distribution Agreements; or

          (p) Collateral Documents. Any default by any Credit Party in the observance or performance of any covenant or agreement contained or incorporated by reference in any Collateral Document and such default shall continue beyond the grace period, if any, provided in such Collateral Document; or

          (q) Environmental Liabilities. Any Credit Party shall incur Environmental Liabilities which could reasonably be expected to exceed $1,000,000 (net of any insurance proceeds paid to such Credit Party in connection with such Environmental Liabilities and environmental indemnity proceeds paid to such Credit Party pursuant to Section 9.02 of the Merger Agreement and, in each case, applied to such Environmental Liabilities) in any consecutive twelve-month period with respect to any Release or threatened Release (or any reasonably related Release or Releases) or presence of Hazardous Material at any single location; or any litigation is commenced against any Credit Party that seeks Environmental Liabilities which could reasonably be expected to exceed $1,000,000 (net of any insurance proceeds paid to such Credit Party in connection with such Environmental Liabilities and environmental

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indemnity proceeds paid to such Credit Party pursuant to Section 9.02 of the
Merger Agreement and, in each case, applied to such Environmental Liabilities) in any consecutive twelve-month period with respect to any Release or threatened Release (or any reasonably related Release or Releases) or presence of Hazardous Material at any single location and such Litigation is not, within 60 days after the commencement thereof, discharged or dismissed; or

          (r) ERISA and Foreign Plans. Any Credit Party (i) shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect;
(ii) shall cause or permit an event that could result in the imposition of a Lien with respect to any Foreign Plan; or (iii) shall cause or permit the fair market value of the assets of any funded Foreign Plan, the liability of each insurer for such Foreign Plan funded through insurance or the book reserve established for such Foreign Plan, together with any accrued contributions, to become insufficient to satisfy all the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with generally accepted accounting principles to the extent such underfunding could reasonably be expected to have a Material Adverse Effect.

     6.2 Suspension or Termination of Commitments. Upon the occurrence of any Default or Event of Default, Administrative Agent may, and at the request of Requisite Lenders, Administrative Agent shall, without notice or demand, immediately suspend or terminate all or any portion of Lenders' obligations to make additional Revolving Credit Advances or issue or cause to be issued Letters of Credit under the Revolving Loan Commitments; provided that if the subject condition or event is waived by Requisite Lenders or cured within any applicable grace or cure period, the Revolving Loan Commitments shall be reinstated.

     6.3 Acceleration and other Remedies. Upon the occurrence of any Event of Default described in Sections 6.1(f) or 6.1(e) the Commitments shall be immediately terminated and all of the Obligations, including the Revolving Loans, shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrowers, and the Commitments shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Administrative Agent may, and at the request of the Requisite Lenders, Administrative Agent shall, by written notice to each Borrower Representative
(a) reduce the aggregate amount of the Commitments from time to time, (b) declare all or any portion of the Loans and all or any portion of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, (c) terminate all or any portion of the obligations of Authorized Agents, L/C Issuers and Lenders to make Revolving Credit Advances and issue Letters of Credit, (d) demand that Borrowers immediately deliver cash to Appropriate Agent for the benefit of L/C Issuers (and Borrowers shall then immediately so deliver) in an amount equal to 103% of the aggregate outstanding Letter of Credit Obligations and (e) exercise any other remedies which may be available under the Loan Documents or applicable law. US Borrowers hereby grant to Administrative Agent, for the benefit of US L/C Issuers and each Lender with a participation in any US Letters of Credit then outstanding, a security interest in such cash collateral to secure all

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of the US Letter of Credit Obligations. Any such cash collateral shall be made available by Administrative Agent to US L/C Issuers to reimburse US L/C Issuers for payments of drafts drawn under such US Letters of Credit and any Fees, Charges and expenses of US L/C Issuers with respect to such US Letters of Credit and the unused portion thereof, after all such US Letters of Credit shall have expired or been fully drawn upon, shall be applied to repay any other Obligations. After all such US Letters of Credit shall have expired or been fully drawn upon and all Obligations shall have been satisfied and paid in full, the balance, if any, of such cash collateral shall be returned to US Borrowers. European Borrowers hereby grant to European Security Agent, for the benefit of European L/C Issuers and each Lender with a participation in any European Letters of Credit then outstanding, a security interest in such cash collateral to secure all of the European Letter of Credit Obligations. Any such cash collateral shall be made available by European Security Agent to European L/C Issuers to reimburse European L/C Issuers for payments of drafts drawn under such European Letters of Credit and any Fees, Charges and expenses of European L/C Issuers with respect to such European Letters of Credit and the unused portion thereof, after all such European Letters of Credit shall have expired or been fully drawn upon, shall be applied to repay any other Obligations of the European Credit Parties. After all such European Letters of Credit shall have expired or been fully drawn upon and all Obligations of the European Credit Parties shall have been satisfied and paid in full, the balance, if any, of such cash collateral shall be returned to European Borrowers. Borrowers shall from time to time execute and deliver to Appropriate Agent such further documents and instruments as such Agent may request with respect to such cash collateral. If any Event of Default has occurred and is continuing, European Loan Agent and European Security Agent may (with the prior written consent the Administrative Agent) and, at the written request of the Requisite Lenders or the Administrative Agent, shall, exercise any rights and remedies provided to the European Loan Agent and European Security Agent under the Loan Documents or at law or equity. If any Event of Default has occurred and is continuing, and the Obligations have been declared to be or otherwise become immediately due and payable, Administrative Agent may (and at the written request of the Requisite Lenders, shall), cause the Escrow Agent to release the Escrow Materials to it pursuant to the terms of the Escrow Agreement (it being understood that Agents and Lenders may not cause the Escrow Materials to be so released except as provided in this sentence).

     6.4 Performance by Agent. If any Credit Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, any Authorized Agent may perform or attempt to perform such covenant, duty or agreement on behalf of such Credit Party after the expiration of any cure or grace periods set forth herein. In such event, such Credit Party shall, at the request of any Authorized Agent, promptly pay any amount reasonably expended by any Authorized Agent in such performance or attempted performance to such Agent, together with interest thereon at the highest rate of interest in effect upon the occurrence of an Event of Default as specified in Section 1.2(d) from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that no Agent shall have any liability or responsibility for the performance of any obligation of any Credit Party under this Agreement or any other Loan Document.

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     6.5  Application of Proceeds and Payments.

          (a) So long as no Default or Event of Default has occurred and is continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments of Revolving Loans shall be applied as determined by Appropriate Borrower Representative and voluntary prepayments of Term Loans shall be applied as in accordance with
Section 1.5(a); and (iii) mandatory prepayments shall be applied as set forth in
Section 1.5(e); provided that prior to application of any funds to any payments or prepayments of principal of any Loan the Appropriate Agent, in its discretion, may (provided that European Loan Agent shall first consult with the Administrative Agent), apply such funds to Fees and any expenses of the Agents then reimbursable hereunder and to interest then due on the Loans, ratably in proportion to the interest accrued as to each Loan; provided further that no payments from any European Credit Party shall be applied to principal of the US Term Loans or US Revolving Loan or any interest thereon or any Fees payable with respect thereto. All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. Except as otherwise provided in Sections 6.5(b) and (c), as to any other payment, and as to all payments made when an Event of Default has occurred and is continuing or following the Commitment Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower, and each Borrower hereby irrevocably agrees that Administrative Agent shall have the continuing exclusive right to direct Appropriate Agent to apply any and all such payments against the Obligations of Borrowers as Administrative Agent may deem advisable notwithstanding any previous entry by Appropriate Agent in the Loan Account or any other books and records; provided that no payments from any European Credit Party shall be applied to principal of the US Term Loans or US Revolving Loan or any interest thereon or any Fees payable with respect thereto. In the absence of a specific determination by Administrative Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to each Agent's expenses and Fees reimbursable hereunder; (2) to interest on the Loans, ratably in proportion to the interest accrued as to each Loan; (3) to principal payments on the Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Section 6.3, ratably to the aggregate, combined principal balance of the Loans and outstanding Letter of Credit Obligations; and (4) to all other Obligations, including expenses of Lenders to the extent reimbursable under Section 1.3(e).

          (b) Upon the exercise of any rights and remedies by any Authorized Agent under any of the Loan Documents with respect to Collateral pledged by any US Credit Party to secure the Obligations of the US Credit Parties after an Event of Default shall have occurred and be continuing, any and all Proceeds received by any Authorized Agent pursuant to any of the Loan Documents with respect to such Collateral shall be applied and distributed by such Agent in the following order: (1) to expenses of the Administrative Agent and Fees reimbursable hereunder; (2) to interest on the US Revolving Loan and the US Term Loans ratably in proportion to the interest accrued thereon; (3) to principal of the US Revolving Loan and the US Term Loans ratably in proportion to the outstanding principal amounts thereof; (4) to all other Obligations of the US Lenders to the extent reimbursable under Section 1.3(e), ratably in proportion to the unpaid amount thereof; (5) to fees and expenses of the European Loan Agent, the European Funding Agent and the European Security Agent; (6) to interest on the European Revolving Credit Advances and the European Term Loan A ratably in proportion to interest

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accrued thereon; (7) to principal of the European Revolving Credit Advances and the European Term Loan A ratably in proportion to the outstanding principal amounts thereof; (8) to all other Obligations of the European Lenders to the extent reimbursable under Section 1.3(e), ratably in proportion to the unpaid amount thereof; and (9) to the US Borrowers or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

          (c) Upon the exercise of any rights and remedies by European Loan Agent, European Funding Agent or European Security Agent under any of the Loan Documents with respect to Collateral pledged by any European Credit Party to secure the Obligations of the European Credit Parties after an Event of Default shall have occurred and be continuing, any and all Proceeds received by European Loan Agent, the European Funding Agent or the European Security Agent pursuant to any of the Loan Documents with respect to such Collateral shall be applied and distributed by European Loan Agent, European Funding Agent or European Security Agent in the following order: (1) to Fees and expenses of the European Loan Agent, European Funding Agent or European Security Agent reimbursable hereunder; (2) to interest on the European Revolving Loan and the European Term Loan A ratably in proportion to the interest accrued thereon; (3) to principal of the European Revolving Credit Advances and the European Term Loan A ratably in proportion to the outstanding principal amounts thereof; (4) to all other Obligations of the European Lenders to the extent reimbursable under Section 1.3(e) ratably in proportion to the unpaid amount thereof; and (5) to the European Borrowers or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

     6.6 Loss Sharing. On the first day on which any Bankruptcy Event shall occur in respect of any Credit Party or upon the date of acceleration of all or part of the Obligations in accordance with Section 6.2 (collectively, the "Reallocation Date"), the Lenders shall automatically and without further act be deemed to have purchased participations in the Loans such that as a result of such deemed purchases, such Lender shall hold an interest in every one of the Loans (including principal, interest and fee obligations of each Borrower in respect of each such Loan), whether or not such Lender shall previously have participated therein, equal to such Lender's Reallocation Percentage thereof. Simultaneously with any Reallocation Exchange, as to each US Lender that has notified Administrative Agent and US Borrower Representatives prior to the Reallocation Date that it has elected to have this sentence applied to it, the interests in Loans denominated in Alternative Currencies to be received by such US Lender shall automatically and with no further action required, be converted into the Equivalent Amount in Dollars and after the Reallocation Date all amounts accruing and owing to such US Lender in respect of such Obligations shall accrue and be payable in Dollars. Each Lender, each Person acquiring a participation from any Lender as contemplated by Section 8.1, each Borrower and each other Credit Party hereby consents to the Reallocation Exchange.

                                   SECTION 7.
                               CONDITIONS TO LOANS
                               -------------------

          The obligations of Lenders and L/C Issuers to make Loans and to issue or cause to be issued Letters of Credit are subject to satisfaction of all of the applicable conditions set forth below.

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     7.1  Conditions to Initial Loans. The obligations of Lenders and L/C
Issuers to make the Loans and to issue or cause to be issued Letters of Credit on the Closing Date are in addition to the conditions precedent specified in
Section 7.2, subject to the delivery of all documents listed on, the taking of all actions set forth on and the satisfaction of all other conditions precedent listed in the Closing Checklist attached hereto as Annex C, all in form and substance, or in a manner, satisfactory to Authorized Agents and Lenders. In addition, on the Closing Date, the following conditions must be satisfied in form and substance satisfactory to Authorized Agents and Lenders:

          (a) The US Borrowers shall have received not less than $140,000,000 in gross proceeds from the issuance of the Subordinated Notes;

          (b) Senior Leverage Ratio and Leverage Ratio (including all funded debt and Letters of Credit to the extent drawn upon) of Ultimate Holdco and its Subsidiaries, on a consolidated basis determined in accordance with GAAP, as of and for the twelve months ending on the last day of the most recent calendar month ending prior to the Closing Date will be less than or equal to 2.5:1.0 and 4.1:1.0, respectively;

          (c) Borrowers shall have combined US Borrowing Availability and European Borrowing Availability of at least $10,000,000 in the aggregate after giving effect to the Loans and Letters of Credit to be made on the Closing Date;

          (d) The EBITDA of Ultimate Holdco and its Subsidiaries, on a consolidated basis determined in accordance with GAAP, for the twelve month period ending on June 30, 2003 is at least $95,000,000; and

          (e) Immediately following funding of the Loans and the Letters of Credit on the Closing Date, the outstanding Obligations (including all loans and Letters of Credit to the extent drawn upon) shall be equal to or less than $240,000,000.

Notwithstanding the foregoing, the parties hereto acknowledge and agree that so long as European Lenders have executed this Agreement as of August 15, 2003 and all other conditions precedent to the initial Loans have been met, waived or deferred pursuant to the Post Closing Agreement, the US Lenders may fund the initial US Loans on August 15, 2003, and the European Lenders may fund the initial European Loans on August 18, 2003.

     7.2 Conditions to All Loans. Except as otherwise expressly provided herein, no Lender or L/C Issuer shall be obligated to fund any Advance or incur any Letter of Credit Obligation, if, as of the date thereof (the "Funding Date"):

          (a) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date, in which case, such representation or warranty is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, and Administrative Agent or Requisite Lenders have determined not to make such advance or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

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

          (b) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and Administrative Agent or Requisite Lenders shall have determined not to make any Advance or incur any Letter of Credit Obligation as a result of that Default or Event of Default; or

          (c) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding amount of the Revolving Loan would exceed remaining Borrowing Availability (except as provided in Section 1.l(b)(i) or (ii), as applicable).

The request and acceptance by any Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, an IBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that the conditions in this Section 7.2 have been satisfied and (ii) a reaffirmation by Borrowers of their guaranties and of the granting and continuance of Authorized Agents' Liens, on behalf of themselves and Lenders, pursuant to the Collateral Documents.

                                   SECTION 8.
                          ASSIGNMENT AND PARTICIPATION
                          ----------------------------

     8.1 Assignment and Participations.Subject to the terms of this Section 8.1, any Lender may make an assignment to a Qualified Assignee or a Related Fund of, or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and the Commitments or any portion thereof or interest therein, including such Lender's rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) with respect to the Revolving Loans, the US Term Loan A, the European Term Loan A, the Letter of Credit Obligations and the related Loan Documents, require the consent of US Borrower Representative (which consent shall not be unreasonably withheld or delayed); provided that US Borrower Representative's consent shall not be necessary with respect to any assignment made (1) to any assignee who is then a Lender or an Affiliate of a Lender or a Related Fund or (2) during the existence of an Event of Default; (ii) require the consent of: (1) with respect to the US Revolving Loan, the US Term Loan A, the US Letter of Credit Obligations, the US Revolving Loan Commitments, the US Term Loan A Commitments and the related Loan Documents, Administrative Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee), and (2) with respect to the European Revolving Loan, the European Term Loan A, the European Letter of Credit Obligations, the European Revolving Loan Commitments, the European Term Loan Commitments and the related Loan Documents, notice to each of the European Loan Agent and the European Funding Agent and the consent of Administrative Agent and the European Loan Agent (which consent, in each case, shall not be unreasonably withheld or delayed with respect to a Qualified Assignee); provided that Administrative Agent's and European Loan Agent's consent shall not be necessary with respect to any assignment made to any assignee who is then a Lender or an Affiliate of a Lender or a Related Fund; (iii) be conditioned on such assignee Lender representing to the assigning Lender and the Agents that it is purchasing the applicable portions of the Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iv) after giving effect to any such partial assignment, (1) in the case of any assignment of Revolving Loans, US Term Loan A or European Term Loan A, the assignee Lender shall have a Commitment with respect to any such Loan assigned of at least $2,500,000 and the assigning

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Lender shall have retained a Commitment (unless the assigning Lender shall have assigned its entire Commitment) in respect of such Loan in an amount at least equal to $2,500,000 (or such lesser amount as agreed to by US Borrower Representative and Administrative Agent) and (2) in the case of US Term Loan B, the assignee Lender and its Affiliates and Related Funds shall have Commitments of at least $1,000,000 in the aggregate and the assigning Lender and its Affiliates and Related Funds shall have Commitments (unless the assigning Lender shall have assigned its entire Commitment) of at least $1,000,000 in the aggregate (or such lesser amount as agreed to by US Borrower Representative and Administrative Agent); (v) with respect to the assignment of any US Lender's US Revolving Loan Commitment and/or US Term Loan Commitment require a payment to Administrative Agent of an assignment fee of $3,500 and with respect to the assignment of any European Lender's European Revolving Loan Commitment and/or European Term Loan Commitment require a payment to European Funding Agent of an assignment fee of $1,500; provided that such assignment fee shall not be payable for any assignment to any assignee who is then a Lender or a Related Fund or an Affiliate of a Lender or any assignment to or from GE Capital, LCPI or LBI; and
(vi) shall require the execution of an assignment agreement (an "Assignment Agreement") substantially in the form attached hereto as Exhibit 8.1 and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Administrative Agent). Notwithstanding the above, Administrative Agent may in its sole and absolute discretion permit any assignment by a Lender to a Person or Persons that are not Qualified Assignees. An assignment or sale of participation interests in US Term Loan B shall not require the consent of any Borrower or any Agent. In the case of an assignment by a Lender under this
Section 8.1(a), the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. In addition, any assignment by a European Lender of its Loans and Commitments shall only be made as an integrated part of (and any such assignment shall be deemed to be and constitute evidence of) an assignment on a proportionate basis of such Lender's rights and interest under the Collateral Documents to which it is a party and in the Collateral created or granted thereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Borrowers hereby acknowledge and agree that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "Lender." In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event any Lender assigns or otherwise transfers all or any part of the Obligations, such Lender shall so notify the Borrower Representatives and Borrowers shall, upon the request of such Lender, execute new Notes in exchange for the Notes, if any, being assigned. The assignee Lender shall notify the Borrower Representatives of its notice address pursuant to Section 9.3. Any assignee Lender which fails to so notify the Borrower Representatives of its notice address shall not be entitled to any notices, reports or other information required to be delivered to any Lender by any Credit Party hereunder until such time as such assignee Lender provides Borrower Representatives with its notice address.Notwithstanding the foregoing provisions of this Section 8.1(a), (a) any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, (b) any Lender that is an investment fund may assign, in whole or in part, the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor or pledge such Obligations and rights to a trustee for the benefit of its

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investors and (c) any Lender may assign the Obligations to an Affiliate of such
Lender or to a Person that is a Lender prior to the date of such assignment.

          (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Any participation by a Lender shall be subject, after giving effect to any partial participation, to the same minimum principal and/or Commitment amount requirements as any partial assignment, as set forth in Section 8.1(a). Solely for purposes of Sections 1.8, 1.9, 8.3 and
9.1. Borrowers acknowledge and agree that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a "Lender." Except as set forth in the preceding sentence no Borrower or any other Credit Party shall have any obligation or duty to any participant. No Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

          (c) Except as expressly provided in this Section 8.1, no Lender shall, as between Borrowers and that Lender, or any Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

          (d) Each Credit Party shall assist each Lender permitted to sell assignments or participations under this Section 8.1 as required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be reasonably requested and the prompt preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants, all on a timetable established by any Agent in its sole discretion. Each Credit Party executing this Agreement shall certify' the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs, in all material respects, contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 5.5. Administrative Agent shall maintain, on behalf of Borrowers, in its offices located at 500 West Monroe Street, Chicago, Illinois 60661 a "register" for recording the name, address and commitment of each Lender. The entries in such register shall be presumptive evidence of the amounts due and owing to each Lender in the absence of manifest error. Borrowers, Agents and each Lender may treat each Person whose name is recorded in such register pursuant to the terms hereof as a Lender for all purposes of this Agreement. The register described herein shall be available for inspection by the Borrowers and any Lender and any Authorized Agent, at any reasonable time upon reasonable prior notice.

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          (e)  A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees, pledgees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees, pledgees or participants confidentiality covenants substantially equivalent to those contained in Section 9.13.

          (f) So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.8(a), increased costs or an inability to fund IBOR Loans under Section 1.8(b), or withholding taxes in accordance with Section 1.9.

     8.2  Agents.

          (a) Appointment. Each Lender hereby designates and appoints GE Capital as Administrative Agent, GE ELF as European Loan Agent, HSBC as European Funding Agent and Nordea as European Security Agent under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes each Authorized Agent to execute and deliver the Collateral Documents and to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. The provisions of this Section 8.2 are solely for the benefit of Agents and Lenders and neither Borrowers nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, each Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower or any other Credit Party or any other Person. Each Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees. No Agent shall have any duties or responsibilities except as set forth in this Agreement and the other Loan Documents.

          (b) Nature of Duties. The duties of each Agent shall be mechanical and administrative in nature. No Agent shall have or be deemed to have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents or otherwise, express or implied, is intended to or shall be construed to impose upon any Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of each Credit Party in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of each Credit Party, and no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than as expressly required herein). If any Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Requisite Lenders have instructed such Agent to act or refrain from acting pursuant hereto.

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          (c)  Rights, Exculpation; Etc. No Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that each Agent shall be liable to the extent of its own gross negligence or willful misconduct as determined by a final non-appealable order by a court of competent jurisdiction. No Agent shall be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In no event shall any Agent be liable for punitive, special, consequential, incidental, exemplary or other similar damages. In performing its functions and duties hereunder, each Agent shall exercise the same care which it would in dealing with loans for its own account, but no Agent nor any of its agents or representatives shall be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Credit Party. No Agent shall be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Credit Party, or the existence or possible existence of any Default or Event of Default. Each Agent may at any time request instructions from Requisite Lenders or all affected Lenders with respect to all actions or approvals which by the terms of this Agreement or of any of the Loan Documents such Agent is permitted or required to take or to grant. If such instructions are promptly requested, such Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Requisite Lenders or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders or all affected Lenders, as applicable; and, notwithstanding the instructions of Requisite Lenders or all affected Lenders, as applicable, no Agent shall have any obligation to take any action if it believes, in good faith, that such action is deemed to be illegal by such Agent or exposes such Agent to any liability for which it has not received satisfactory indemnification in accordance with
Section 8.2(e). Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the Financial Statements referred to in Section 5.5 and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

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          (d)  Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, fax or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder. Each Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by such Agent in its sole discretion.

          (e) Indemnification. Lenders will reimburse and indemnify each Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted to be taken by such Agent under this Agreement or any of the Loan Documents, in proportion to each Lender's Pro Rata Share, but only to the extent that any of the foregoing is not reimbursed by Credit Parties; provided however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent resulting from such Agent's gross negligence or willful misconduct as determined by a final non-appealable order by a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by the Requisite Lenders or such other portion of the Lenders as shall be prescribed by this Agreement until such additional indemnity is furnished. The obligations of Lenders under this Section 8.2(e) shall survive the payment in full of the Obligations and the termination of this Agreement.

          (f) GE Capital, Nordea and GE ELF Individually. With respect to its Commitments hereunder, each of GE Capital, Nordea and GE ELF shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders," "Requisite Lenders," or any similar terms shall, unless the context clearly otherwise indicates, include each of GE Capital, Nordea and GE ELF (to the extent applicable) in its individual capacity as a Lender or one of the Requisite Lenders. Each of GE Capital, Nordea and GE ELF, either directly or through strategic affiliations, may lend money to, acquire equity or other ownership interests in, provide advisory services to and generally engage in any kind of banking, trust or other business with any Credit Party as if it were not acting as an Agent pursuant hereto and without any duty to account therefor to Lenders. Each of GE Capital, Nordea and GE ELF, either directly or through strategic affiliations, may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital, Nordea and GE ELF (to the extent applicable) as Lenders holding disproportionate interests in the Loans and each of GE Capital, Nordea and GE ELF as Agents.

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          (g)  Successor Agent.

               (i) Resignation. Any Agent may resign from the performance of all its agency functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to Borrower Representatives and Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (ii) below or as otherwise provided in clause (ii) below. Syndication Agent may resign at any time upon notice to Administrative Agent.

               (ii) Appointment of Successor. Upon any such notice of resignation pursuant to clause (i) above, Requisite Lenders shall appoint a successor Agent which, unless an Event of Default has occurred and is continuing, shall be reasonably acceptable to Borrowers; provided that the consent of the Administrative Agent shall also be required to appoint a successor European Loan Agent, successor European Funding Agent or successor European Security Agent. No successor to Syndication Agent shall be appointed. If a successor Agent shall not have been so appointed within the thirty (30) Business Day period referred to in clause (i) above, the retiring Agent, upon notice to Borrower Representatives, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as Requisite Lenders appoint a successor Agent as provided above.

               (iii) Successor Agent. Upon the acceptance of any appointment as an Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation as an Agent, the provisions of this Section 8.2) shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in its capacity as an Agent.

          (h)  Collateral Matters.

               (i) Release of Collateral. Lenders hereby irrevocably authorize each Authorized Agent to release any Lien granted to or held by such Agent upon any Collateral (x) upon the occurrence of the Termination Date or (y) constituting property being sold or disposed of if Borrowers (or any of them) certify to such Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and such Agent may rely in good faith conclusively on any such certificate, without further inquiry).

               (ii) Confirmation of Authority: Execution of Releases. Without in any manner limiting any Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in Section 8.2(h)(i)), each Lender agrees to confirm in writing, upon request by any Authorized Agent or any Borrower Representative, the authority to release any Collateral conferred upon such Agent under clauses (x) and (y) of Section 8.2(h)(i). Upon receipt by any Authorized Agent of any required confirmation from the Requisite Lenders of its authority to release any particular item or types of Collateral, and upon at least ten (10) Business Days' prior written request by Appropriate Borrower Representative, such Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to such Agent upon such Collateral; provided, however,

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that (x) such Agent shall not be required to execute any such document on terms which, in such Agent's opinion, would expose such Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (y) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Credit Party, in respect of), all interests retained by any Credit Party, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

               (iii) Absence of Duty. No Agent shall have any obligation whatsoever to any Lender or any other Person to assure that the property covered by the Collateral Documents exists or is owned by Borrowers or any other Credit Party or is cared for, protected or insured or has been encumbered or that the Liens granted to any Authorized Agent have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to such Agent in this
Section 8.2(h) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by the Collateral Documents or any act, omission or event related thereto, such Agent may act in any manner it may deem appropriate, in its discretion, given such Agent's own interest in property covered by the Collateral Documents as one of the Lenders and that such Agent shall have no duty or liability whatsoever to any of the other Lenders; provided that such Agent shall exercise the same care which it would in dealing with loans for its own account.

          (i) Agency for Perfection. Each Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting such Agent's security interest in assets which, in accordance with the Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Administrative Agent, European Security Agent, European Funding Agent or European Loan Agent) obtain possession or control of any such assets, such Lender shall notify Appropriate Agent thereof, and, promptly upon such Agent's request therefor, shall deliver such assets to such Agent or in accordance with such Agent's instructions or transfer control to such Agent in accordance with such Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Collateral Document or to realize upon any collateral security for the Loans unless instructed to do so by Administrative Agent in writing (or with respect to the European Revolving Loan and the European Term Loan A, Administrative Agent and European Loan Agent), it being understood and agreed that such rights and remedies may be exercised only by Administrative Agent or European Loan Agent (which shall include any such exercise by Agents at the request of Requisite Lenders pursuant to Section 6.3).

          (j) Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and Fees required to be paid to such Agent for the account of Lenders, unless such Agent shall have received written notice from a Lender or any Borrower Representative referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Each Agent will use reasonable efforts to notify each Lender of its receipt of any such notice, unless such notice is with respect to defaults in the payment of principal, interest and fees, in which case such Agent will notify each Lender of its receipt of such notice. Administrative Agent shall take such action with respect to such Default

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or Event of Default as may be requested by Requisite Lenders in accordance with
Section 6. Unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

          (k) Lender Actions Against Collateral. Each Lender agrees that it will not take any action, nor institute any actions or proceedings, with respect to the Loans, against any Borrower or any Credit Party hereunder or under the other Loan Documents or against any of the Real Estate encumbered by Mortgages without the consent of the Requisite Lenders. With respect to any action by Administrative Agent, European Security Agent, European Funding Agent or European Loan Agent at the direction of Administrative Agent, to enforce the rights and remedies of Agents and the Lenders under this Agreement and the other Loan Documents, each Lender hereby consents to the jurisdiction of the court in which such action is maintained, and agrees to deliver its Notes to Administrative Agent to the extent necessary to enforce the rights and remedies of Administrative Agent for the benefit of the Lenders under the Mortgages in accordance with the provisions hereof.

          (l) The Syndication Agent shall not have any duties or responsibilities, and shall incur no liability under this Agreement and the other Loan Documents. Each Lender expressly acknowledges that neither Syndication Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by Syndication Agent hereafter taken, including any review of the affairs of a Credit Party or any affiliate of a Credit Party, shall be deemed to constitute any representation or warranty by Syndication Agent to any Lender. Each Lender represents to the Syndication Agent that it has, independently and without reliance upon Syndication Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon Syndication Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Syndication Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Credit Party or any affiliate of a Credit Party that may come into the possession of Syndication Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     8.3 Set Off and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrowers at any time or from time to time, with reasonably prompt subsequent notice to Appropriate Borrower Representative (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender at any of its offices

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for the account of any Borrower or any of its Subsidiaries (regardless of whether such balances are then due to any Borrower or its Subsidiaries), and (B) other property at any time held or owing by such Lender to or for the credit or for the account of any Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Administrative Agent (or with respect to European Borrowers, Administrative Agent and European Loan Agent). Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender's Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Shares. Borrowers agree, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and upon doing so shall deliver such amount so set off to the Appropriate Agent for the benefit of all Lenders in accordance with their Pro Rata Shares. To the extent permitted under applicable law, any Lender which receives a payment through the exercise of rights under this Section 8.3 shall use reasonable efforts to forward such payment to Appropriate Agent for distribution to Lenders in accordance with the provisions hereof.

     8.4 Disbursement of Funds. Appropriate Agent may, on behalf of Lenders, disburse funds to Borrowers for Loans requested. Each Lender shall reimburse Appropriate Agent on demand for all funds disbursed on its behalf by such Agent, or if such Agent so requests, each Lender will remit to such Agent its Pro Rata Share of any Loan before such Agent disburses same to Borrowers. If either Appropriate Agent elects to require that each Lender make funds available to such Agent prior to a disbursement by such Agent to Borrowers, such Agent shall advise each Lender by telephone or fax of the amount of such Lender's Pro Rata Share of the Loan requested by Appropriate Borrower Representative (i) with respect to any Index Rate Loan, no later than 1:00 p.m. (Local Time) on the Funding Date applicable thereto, and (ii) with respect to any IBOR Loan, no later than 2:00 p.m. (Local Time) on the third Business Day prior to the Funding Date applicable thereto. Each Lender shall pay such Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to such Agent's account on such Funding Date. If any Lender fails to pay the amount of its Pro Rata Share within one (1) Business Day after such Agent's demand, such Agent shall promptly notify' Appropriate Borrower Representative, and the applicable Borrowers shall immediately repay such amount to such Agent. Any repayment required pursuant to this Section 8.4 shall be without premium or penalty. Nothing in this Section 8.4 or elsewhere in this Agreement or the other Loan Documents, including the provisions of Section 8.5 shall be deemed to require either Appropriate Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that such Agent or Borrowers may have against any Lender as a result of any default by such Lender hereunder.

     8.5  Disbursements of Advances; Payment.

          (a)  Advances; Payments.

               (i) US Revolving Lenders shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of Section 1.1(d). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Administrative Agent shall notify US Revolving Lenders, promptly after receipt of a Notice of US Revolving Credit

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Advance and in any event prior to 1:00 p.m. (New York time) on the date such
Notice of a US Revolving Credit Advance is received, by fax, telephone or other similar form of transmission. European Loan Agent shall notify European Revolving Lenders promptly after receipt of a Notice of European Revolving Credit Advance and in any event prior to 1:00 p.m. (London time) on the date such Notice of European Revolving Credit Advance is received, by fax, telephone or similar form of transmission. Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of any Revolving Credit Advance available to Appropriate Agent in same day funds in Dollars, or the Equivalent Amount in the requested Alternative Currency, as applicable, by wire transfer to Appropriate Agent's account as set forth in Section 1.1(h) not later than 11:00 a.m. (Local
Time) on the requested Funding Date. After receipt of such wire transfers (or, in Appropriate Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Appropriate Agent shall make the requested Revolving Credit Advance to Borrowers as designated by Appropriate Borrower Representative in the Notice of US Revolving Credit Advance or Notice of European Revolving Credit Advance, as applicable. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

               (ii) No later than the second Business Day after receipt of principal, interest and Fees (each, a "Settlement Date"), the Appropriate Agent shall advise each Lender by telephone or fax of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lender with respect to the applicable Loans. Provided that each Lender has funded all payments and Revolving Credit Advances (if applicable) required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, the Appropriate Agent shall pay or cause to be paid to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid since the previous Settlement Date for the benefit of such Lender on the Loans held by it. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex E, the signature pages hereof, or the applicable Assignment Agreement) not later than 2:00 p.m. (Local time) on the next Business Day following each Settlement Date. To the extent that any Revolving Lender (a "Non Funding Lender") has failed to fund all such payments and Revolving Credit Advances or failed to fund the purchase of all such participations, the Appropriate Agent shall be entitled to set off the funding shortfall against that Non Funding Lender's Pro Rata Share of all payments otherwise payable to that Non Funding Lender.

          (b) Availability of Lender's Pro Rata Share. Appropriate Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Appropriate Agent on each Funding Date. If such Pro Rata Share is not, in fact, paid to Appropriate Agent by such Revolving Lender when due, Appropriate Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Appropriate Agent's demand, Appropriate Agent shall promptly notify Appropriate Borrower Representative and Borrowers shall immediately repay such amount to Appropriate Agent. Nothing in this Section 8.5(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require either Appropriate Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that either Appropriate Agent advances funds to Borrowers on behalf of any Revolving Lender

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and is not reimbursed therefor on the same Business Day as such Advance is made, such Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

          (c)  Return of Payments.

               (i) If either Appropriate Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by such Agent from Borrowers and such related payment is not received by such Agent, then such Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

               (ii) If either Appropriate Agent determines at any time that any amount received by such Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, such Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to such Agent on demand any portion of such amount that such Agent has distributed to such Lender, together with interest at such rate, if any, as such Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

          (d) Non-Funding Lenders. The failure of any Non Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder, or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Revolving Lender, an "Other Lender") of its obligations to make such Advance, make any other payment or purchase such participation on such date, but neither any Other Lender nor any Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, make any other payment or purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" a "US Lender", a "European Lender", a US Revolving Lender", a "European Revolving Lender", a "US Term Lender" or a "European Term A Lender" (or be included in the calculation of "Requisite Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

          (e) Dissemination of Information. Each Authorized Agent shall use reasonable efforts to provide Lenders and the other Agents with any notice of Default or Event of Default received by such Agent from, or delivered by such Agent to, any Credit Party, with notice of any Event of Default of which such Agent has actually become aware and with notice of any action taken by such Agent following any Event of Default, unless such notice is with respect to defaults in the payment of principal, interest and fees, in which case such Agent will notify each Lender of its receipt of such notice; provided that, in each case, such Agent shall not be liable to any Lender or the other Agent for any failure to do so.

          (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender and European Loan Agent hereby agrees with each other Lender and Agent that no Lender nor European Loan Agent shall take any action to protect or enforce its

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rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Administrative Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Administrative Agent or Requisite Lenders, except as specifically provided herein with respect to actions by European Loan Agent. Administrative Agent is authorized to issue all notices to be issued by or on behalf of the Lenders with respect to any Subordinated Debt.

     8.6 Swiss and German Power of Attorney. Each European Lender hereby authorizes and empowers the European Security Agent with the right of delegation and substitution and under relief from any restrictions (including but not limited to restrictions of Section 181 German Civil Code) to execute on its sole signature on behalf of such European Lender any and all agreements, sub powers-of-attorney to third persons or other instruments and take such actions, make all statements and accept all declarations deemed necessary or useful in order to effect any Collateral on behalf of such European Lender.

                                   SECTION 9.
                                  MISCELLANEOUS
                                  -------------

     9.1 Indemnities. Credit Parties agree, jointly and severally, to indemnify, pay, and hold each Agent, each Lender, each L/C Issuer and their respective officers, directors, employees, agents, trustees and attorneys (the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses (including all reasonable fees and expenses of counsel to such Indemnitees) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitees as a result of such Indemnitees' being a party to this Agreement or the transactions consummated pursuant to this Agreement or otherwise relating to any of the Related Transactions (including any IBOR Breakage Fee or any other loss sustained in converting between any Alternative Currency and Dollars); provided, that Credit Parties shall have no obligation to an Indemnitee hereunder with respect to liabilities to the extent resulting from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Credit Parties agree to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

     9.2  Amendments and Waivers.

          (a) Except for actions expressly permitted in this Agreement or the other Loan Documents to be taken by Administrative Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Administrative Agent, Borrowers, and by Requisite Lenders or all affected Lenders, as applicable (or with respect to Collateral Documents executed by any European Credit Party, by European Loan Agent or European Security Agent, as applicable, with the consent of Administrative Agent). Except as set forth in clause (b) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

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          (b)  No amendment, modification, termination or waiver shall, unless in writing and signed by Administrative Agent and each Lender directly and adversely affected thereby: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed only to affect those Lenders whose Commitments are increased and may be approved by Requisite Lenders, including those Lenders whose Commitments are increased); (ii) reduce the principal of, rate of interest on (other than any determination or waiver to charge or not charge interest at the Default Rate) or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender (which action shall be deemed only to affect those Lenders to whom such payments are made); (v) except as otherwise permitted in Section 3.7, release substantially any Guarantor or release substantially all of the Collateral (which action shall be deemed to directly affect all Lenders); (vi) amend or change Section 6.5(b); (vii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; and (viii) amend or waive this Section 9.2 or the definitions of the terms "Requisite Lenders" insofar as such definition affects the substance of this Section 9.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of any Agent or L/C Issuers under this Agreement or any other Loan Document shall be effective unless in writing and signed by such Agent or L/C Issuers, as the case may be, in addition to Lenders required hereinabove to take such action. Notwithstanding clause (i) above, the Commitments may be increased to provide for the Additional Senior Debt hereunder subject to the provisions of Section 3.1(n) hereof, and this Agreement may be amended in accordance therewith with the consent only of Administrative Agent and those Lenders, if any, whose Commitments are increased. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for any Authorized Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No-notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

     9.3 Notices. Any notice or other communication required shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by fax, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Local Time; (c) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed; or (d) if delivered by U.S. mail, three (3) Business Days after deposit with postage prepaid and properly addressed.

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Notices shall be addressed as follows:

If to any Credit Party:             c/o Tempur-Pedic, Inc.
                                    1713 Jaggie Fox Way
                                    Lexington, Kentucky 40511
                                    Attention: Robert Trussell and Dale Williams
                                    Telecopier No.: 859-514-4422
                                    Telephone No. : 859-514-4757

With a copy to:                     Bingham McCutchen LLP
                                    399 Park Avenue
                                    New York, New York 10022
                                    ATTN: Frederick F. Eisenbiegler, Esq.
                                    Fax: (212) 702-3646

                                    TA Associates, Inc.
                                    High Street Tower
                                    125 High Street, Suite 2500
                                    Boston, Massachusetts 02110
                                    ATTN: P. Andrews McLane
                                    Fax: (617) 574-6728

                                    Friedman Fleischer & Lowe, LLC
                                    One Maritime Plaza, 10th Floor
                                    San Francisco, California 94111
                                    ATTN: Christopher A. Masto
                                    Fax: (415)402-2111

If to Administrative Agent          GENERAL ELECTRIC CORPORATION
or GE Capital:                      500 West Monroe Street
                                    Chicago, Illinois 60661
                                    ATTN: Tempur World Account Manager
                                    Fax: (312) 463-3848

With a copy to:                     GENERAL ELECTRIC CAPITAL CORPORATION
                                    201 High Ridge Road
                                    Stamford, Connecticut 06927-5100
                                    ATTN: Corporate Counsel
                                    Commercial Finance - Merchant Banking
                                    Fax: (203)3167899

                                    and

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                                    GENERAL ELECTRIC CAPITAL CORPORATION
                                    500 West Monroe Street
                                    Chicago, Illinois 60661
                                    ATTN: Corporate Counsel
                                    Commercial Finance - Merchant Banking
                                    Fax: (312) 441 6876

If to European Loan Agent           GE European Leveraged Finance Limited
or GE ELF:                          2/nd/ Floor, 8-10 Throgmorton Avenue
                                    London EC2N 2DL
                                    England
                                    Attention: Tempur World Account Manager
                                    Telecopier No.: +44 (0) 20 7909 05 05
                                    Telephone No. : +44 (0) 20 7909 05 00

If to European Funding Agent        HSBC Bank Plc
or HSBC:                            Level 17
                                    8 Canada Square
                                    London E14 5HQ
                                    England
                                    Attention:  Ingram Lyons
                                    Debt Finance Support and
                                    Agency Services
                                    Telecopier No.:  44 020 7991 4348
                                    Telephone No. :  44 020 7991 6233

If to European Security Agent       Nordea Bank Danmark A/S
or Nordea:                          P.O. Box 850
                                    DK-0900 Copenhagen C
                                    Attention: 6929 International Loan
                                    Administration - Tine Scharling
                                    Telecopier No.: +45 3333 5820
                                    Telephone No. : +45 3333 5309

If to a Lender:                     To the address set forth on the signature
                                    page hereto or in the applicable Assignment
                                    Agreement

     9.4 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

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     9.5  Marshaling; Payments Set Aside. No Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that Borrowers make payment(s) or any Agent enforces its Liens or any Agent or any Lender exercises its right of set-off, and such payment(s) or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set off had not occurred.

     9.6 Severability. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents.

     9.7 Lenders' Obligations Several; Independent Nature of Lenders' Rights. The obligation of each Lender hereunder is several and not joint and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by any Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

     9.8 Headings. Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

     9.9 Applicable Law. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS WHICH DOES NOT EXPRESSLY SET FORTH APPLICABLE LAW SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

     9.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrowers may not assign their rights or obligations hereunder without the written consent of all Lenders; provided that any assignment by a Lender shall be made in accordance with Section 8.1 hereof.

     9.11 No Fiduciary Relationship Limited Liability. No provision in the Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty owing to Borrowers by any Agent or any Lender. Borrowers agree that no Agent nor any Lender shall have liability to Borrowers (whether sounding in tort, contract or otherwise) for losses suffered by Borrowers in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless and to the extent that it is determined that such losses resulted from the gross negligence or willful misconduct of the party from which

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recovery is sought as determined by a final non-appealable order by a court of competent jurisdiction. No Agent nor any Lender shall have any liability with respect to, and Borrowers hereby waive, release and agree not to sue for, any special, indirect or consequential damages suffered by Borrowers in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     9.12 Construction. Each Agent, each Lender, Borrowers and each other Credit Party acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by each Agent, each Lender, Borrowers and each other Credit Party.

     9.13 Confidentiality. Each Agent and each Lender agree to exercise its best efforts to keep confidential any non-public information delivered pursuant to the Loan Documents and identified as such by Borrowers and not to disclose such information to Persons other than to potential assignees or participants or to Persons employed by or engaged by an Agent, a Lender or a Lender's assignees or participants that has agreed to comply with the covenant contained in this
Section 9.13 including attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services. The confidentiality provisions contained in this Section 9.13 shall not apply to disclosures (i) required to be made by any Agent or any Lender to any regulatory or governmental agency or pursuant to legal process or (ii) consisting of general portfolio information that does not identify Borrowers. The obligations of Agents and Lenders under this Section 9.13 shall supersede and replace the obligations of Agents and Lenders under any confidentiality agreement in respect of this financing executed and delivered by any Agent or any Lender prior to the date hereof. Each Agent agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure, including any prospectus, proxy statement or other materials filed with any Governmental Authority relating to a public offering of the Stock of any Agent, using the name of any Credit Party or their affiliates without at least two (2) Business Days' prior notice to US Borrower Representative, and without the prior written consent of US Borrower Representative, not to be unreasonably withheld, unless (and only to the extent that) such Agent or Affiliate is required to do so under law and then, in any event, such Agent or Affiliate will consult with US Borrower Representative before issuing such press release or other public disclosure. Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated by this Agreement and the other Loan Documents, shall not apply to the federal tax structure or federal tax treatment of such transactions, and each party hereto (and any employee, representative, agent of any party hereto) may disclose to any and all persons, without limitation of any kind the federal tax structure and federal tax treatment of such transactions. The preceding sentence is intended to cause the transactions to be treated as not having been offered under conditions of confidentiality for purposes of
Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to the federal tax structure of such transactions, or any federal tax matter or federal tax idea related to such transactions.

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     9.14 CONSENT TO JURISDICTION. BORROWERS AND CREDIT PARTIES HEREBY CONSENT
TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT, SUBJECT TO ADMINISTRATIVE AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES SHALL BE LITIGATED IN SUCH COURTS. BORROWERS AND CREDIT PARTIES EXPRESSLY SUBMIT AND CONSENT TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS. BORROWERS AND CREDIT PARTIES HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWERS AND CREDIT PARTIES BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO APPROPRIATE BORROWER REPRESENTATIVE, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF BORROWERS, CREDIT PARTIES OR ANY OF THEIR AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF BORROWERS OR SUCH CREDIT PARTIES FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE). BORROWERS AND CREDIT PARTIES AGREE THAT ANY AGENT'S OR ANY LENDER'S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS- EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION. BORROWERS AND CREDIT PARTIES IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY ANY AGENT OR ANY LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER THEIR CONTROL AND RELATING TO THE DISPUTE. TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY (SOVEREIGN OR OTHERWISE) FROM ANY LEGAL ACTION, SUIT OR PROCEEDING FROM JURISDICTION OF ANY COURT OR FROM SET-OFF OR ANY LEGAL PROCESS (WHETHER SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OR EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, SUCH BORROWER HEREBY IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR ANY NOTE.

     9.15 WAIVER OF JURY TRIAL. BORROWERS, CREDIT PARTIES, EACH AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BORROWERS CREDIT PARTIES, EACH AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER

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IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS
RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWERS, CREDIT PARTIES, EACH AGENT AND EACH LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

     9.16 Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans, issuances of Letters of Credit and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in Sections 1.3(e), 1.8, 1.9 and 9.1 shall survive the repayment of the Obligations and the termination of this Agreement.

     9.17 Entire Agreement. This Agreement, the Notes and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether oral or written, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. All Exhibits, Schedules and Annexes referred to herein are incorporated in this Agreement by reference and constitute a part of this Agreement.

     9.18 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

     9.19 Replacement of Lenders.

          (a) Within twenty (20) days after receipt by Appropriate Borrower Representative of written notice and demand from any Lender for payment pursuant to Section 1.8 or 1.9 or, as provided in this Section 9.19, in the case of certain refusals by any Lender to consent to certain proposed amendments, modifications, terminations or waivers with respect to this Agreement that have been approved by Requisite Lenders or all affected Lenders, as applicable (any such Lender demanding such payment or refusing to so consent being referred to herein as an "Affected Lender"), Borrowers may, at their option, notify each Agent and such Affected Lender of its intention to do one of the following:

               (i) Borrowers may obtain, at Borrowers' expense, a replacement Lender ("Replacement Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory (notice of such satisfaction not to be unreasonably withheld or delayed) to Administrative Agent (or with respect to any European Lender, Administrative Agent and European Loan Agent). In the event Borrowers obtain a Replacement Lender that will purchase

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all outstanding Obligations owed to such Affected Lender and assume its
Commitments hereunder within thirty (30) days following notice of Borrowers' intention to do so, the Affected Lender shall sell and assign all of its rights and delegate all of its obligations under this Agreement to such Replacement Lender in accordance with the provisions of Section 8.1; provided that Borrowers have reimbursed such Affected Lender for any administrative fee payable pursuant to Section 8.1 and, in any case where such replacement occurs as the result of a demand for payment pursuant to Section 1.8 or 1.9, paid all amounts required to be paid to such Affected Lender pursuant to Section 1.8 or 1.9 through the date of such sale and assignment; or

               (ii) Borrowers may, with Administrative Agent's consent, prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender's Pro Rata Share of the Revolving Loan Commitment and Pro Rata Share of the Term Loan Commitment, in which case the Revolving Loan Commitment and Term Loan Commitment will be reduced by the amount of such Pro Rata Share. Borrowers shall, within ninety (90) days following notice of their intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including, in any case where such prepayment occurs as the result of a demand for payment for increased costs, such Affected Lender's increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment), and terminate such Affected Lender's obligations under the Revolving Loan Commitment and Term Loan Commitment.

          (b) In the case of a Non-Funding Lender pursuant to Section 8.5(a), at US Borrower Representative's request, Administrative Agent, in its sole discretion, or a Person acceptable to Administrative Agent shall have the right (but shall have no obligation) with the Administrative Agent's consent (which consent shall not be unreasonably withheld in the case of a Qualified Assignee) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Administrative Agent's request, sell and assign to Administrative Agent or such Person, all of the Loans and Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

          (c) If, in connection with any proposed amendment, modification, waiver or termination pursuant to Section 9.2 (a "Proposed Change") requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 9.19(c) being referred to as a "Non-Consenting Lender"), then, so long as Administrative Agent is not a Non-Consenting Lender, at US Borrower Representative's request Administrative Agent in its sole discretion, or a Person reasonably acceptable to Administrative Agent, shall have the right (but shall have no obligation) with the Administrative Agent's consent (which consent shall not be unreasonably withheld in the case of a Qualified Assignee) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Administrative Agent's request, sell and assign to Administrative Agent or such Person, all of the Loans and Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non- Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

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     9.20 Delivery of Termination Statements and Mortgage Releases. On the
Termination Date, and so long as no suits, actions proceedings, or claims are pending or, in the reasonable judgment of Administrative Agent, threatened against any Indemnitee asserting any damages, losses or liabilities that are indemnified liabilities hereunder, each Authorized Agent shall deliver to Appropriate Borrower Representative termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations. Notwithstanding the foregoing, each Authorized Agent agrees to deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations notwithstanding that a suit, action, proceeding or claim is pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities; provided that the Borrowers provide a letter of credit, surety bond or other collateral that is sufficient to secure such Indemnified Liabilities, and which is satisfactory, including, but not limited to, in form and amount, to the Administrative Agent in its reasonable discretion.

     9.21 Judgment Currency.

          (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in any currency (the "Original Currency") into another currency (the "Other Currency") the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Original Currency with the Other Currency at 11:00 A.M., Local Time, on the second Business Day preceding that on which final judgment is given.

          (b) The obligation of a Borrower in respect of any sum due in the Original Currency from it to any Lender or any Agent hereunder or under the Notes held by such Lender shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or such Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender or such Agent (as the case may be) may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender or such Agent (as the case may be) in the Original Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or such Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender or such Agent (as the case may be) in the Original Currency, such Lender or such Agent (as the case may be) agrees to remit to such Borrower such excess.

     9.22 European Monetary Union. If any currency ceases to be the lawful currency of the nation issuing the same and is replaced by the European Union Euro, then any amount payable hereunder by any party hereto in such currency shall instead be payable in the Euro and the amount so payable shall be determined by translating the amount payable in such currency to the Euro at the fixed conversion rate for such currency in Euros on the date of such event. Prior to the occurrence of the foregoing event, each amount payable hereunder in any currency will continue to be payable in only in that currency. Each Borrower agrees, at the request of the Required Lenders, at the time of or any time following such event, to enter into an agreement

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amending this Agreement in such manner as the Required Lenders shall reasonably request in order to avoid any unfair burden or disadvantage resulting from the cessation of such currency as the lawful currency of the nation issuing the same and to place the parties hereto in the position they would have been m had such event not occurred, the intent being that neither party will be adversely affected economically as a result of such event and that reasonable provisions may be adopted to govern the Advances and, maintenance and repayment of Loans denominated in any Alternative Currency after the occurrence of the event described in the preceding sentence.

     9.23 Subordination.

          (a) Each Credit Party executing this Agreement covenants and agrees that the payment of all indebtedness, principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or for the reorganization of any Credit Party), fees, charges, expenses, attorneys' fees and any other sum, obligation or liability owing by any other Credit Party to such Credit Party, including any intercompany trade payables or royalty or licensing fees (collectively, the "Intercompany Obligations"), is subordinated, to the extent and in the manner provided in this Section 9.23, to the prior payment in full of all Obligations (herein, the "Senior Obligations") and that the subordination is for the benefit of the Agents and Lenders, and Administrative Agent may enforce such provisions directly.

          (b) Each Credit Party executing this Agreement hereby (i) authorizes Administrative Agent to demand specific performance of the terms of this Section
9.23 whether or not any other Credit Party shall have complied with any of the provisions hereof applicable to it, at any time when such Credit Party shall have failed to comply with any provisions of this Section 9.23 which are applicable to it and (ii) irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

          (c) Upon any distribution of assets of any Credit Party in any dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

               (i) The Agents and Lenders shall first be entitled to receive payment in full in cash of the Senior Obligations before any Credit Party is entitled to receive any payment on account of the Intercompany Obligations.

               (ii) Any payment or distribution of assets of any Credit Party of any kind or character, whether in cash, property or securities, to which any other Credit Party would be entitled except for the provisions of Section 9.23, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the Administrative Agent, to the extent necessary to make payment in full of all Senior Obligations remaining unpaid after giving effect to any concurrent payment or distribution or provisions therefor to the Agents and Lenders.

               (iii) In the event that notwithstanding the foregoing provisions of Section 9.23, any payment or distribution of assets of any Credit Party of any kind or character, whether in cash, property or securities, shall be received by any other Credit Party on account of the Intercompany Obligations before all Senior Obligations are paid in full, such payment or distribution shall be received and held in trust for and shall be paid over to the Administrative Agent for application to the payment of the Senior Obligations until all of the Senior Obligations shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the Agents and Lenders.

          (d) No right of the Agents and Lenders or any other present or future holders of any Senior Obligations to enforce the subordination provisions herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Credit Party or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Credit Party with the terms hereof, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

                            [Signature Page Follows]

          Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                        TEMPUR-PEDIC, INC., as a Borrower


                                        By:    /s/ Dale E. Williams
                                               ---------------------------------
                                        Name:  Dale E. Williams
                                               ---------------------------------
                                        Title: CFO
                                               ---------------------------------


                                        TEMPUR PRODUCTION USA, INC.,
                                        as a Borrower


                                        By:    /s/ Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Name:  Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Title: President
                                               ---------------------------------


                                        TEMPUR WORLD HOLDING COMPANY ApS, as a
                                        Borrower


                                        By:    /s/ Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Name:  Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Title: Director
                                               ---------------------------------


                                        DAN-FOAM ApS, as a Borrower


                                        By:    /s/ Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Name:  Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Title: Director
                                               ---------------------------------


                                       S-1
[Signature Page to Second Amended and Restated Credit Agreement]

                                        Credit Parties:


                                        TWI HOLDINGS, INC.


                                        By:    /s/ Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Name:  Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Title: President
                                               ---------------------------------


                                        TEMPUR WORLD, INC.


                                        By:    /s/ Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Name:  Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Title: President and CEO
                                               ---------------------------------


                                        TEMPUR WORLD HOLDINGS, INC.


                                        By:    /s/ Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Name:  Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Title: President and CEO
                                               ---------------------------------


                                        TEMPUR WORLD HOLDINGS, S.L.


                                        By:    /s/ Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Name:  Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Title: President
                                               ---------------------------------


                                        TEMPUR-MEDICAL, INC.


                                        By:    /s/ Joel Guerin
                                               ---------------------------------
                                        Name:  Joel Guerin
                                               ---------------------------------
                                        Title: President
                                               ---------------------------------


                                       S-2
[Signature Page to Second Amended and Restated Credit Agreement]

                                        TEMPUR-PEDIC, DIRECT RESPONSE, INC.


                                        By:    /s/ Dany Sfeir
                                               ---------------------------------
                                        Name:  Dany Sfeir
                                               ---------------------------------
                                        Title: President
                                               ---------------------------------


                                        TEMPUR WORLD HOLDING SWEDEN AB


                                        By:    /s/ Anders Landin
                                               ---------------------------------
                                        Name:  Anders Landin
                                               ---------------------------------
                                        Title: Corporate Controller
                                               ---------------------------------


                                        TEMPUR DANMARK A/S


                                        By:    /s/ Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Name:  Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Title: Director
                                               ---------------------------------


                                        TEMPUR UK, LTD.


                                        By:    /s/ Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Name:  Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Title: Director
                                               ---------------------------------


                                        TEMPUR JAPAN YUGEN KAISHA


                                        By:    /s/ Paer Roland Siljedahl
                                               ---------------------------------
                                        Name:  Paer Roland Siljedahl
                                               ---------------------------------
                                        Title: Country Manager
                                               ---------------------------------


                                       S-3
[Signature Page to Second Amended and Restated Credit Agreement]

                                        TEMPUR INTERNATIONAL LIMITED


                                        By:    /s/ Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Name:  Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Title: Director
                                               ---------------------------------


                                        TEMPUR SVERIGE AB


                                        By:    /s/ Anders Landin
                                               ---------------------------------
                                        Name:  Anders Landin
                                               ---------------------------------
                                        Title: Corporate Controller
                                               ---------------------------------


                                        TEMPUR NORGE AS


                                        By:    /s/ Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Name:  Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Title: Director
                                               ---------------------------------


                                        TEMPUR SUOMI OY


                                        By:    /s/ Arto Mannonen
                                               ---------------------------------
                                        Name:  Arto Mannonen
                                               ---------------------------------
                                        Title: Country Manager
                                               ---------------------------------


                                        TEMPUR SCHWEIZ AG


                                        By:    /s/ B. Lucy
                                               ---------------------------------
                                        Name:  B. Lucy
                                               ---------------------------------
                                        Title: Managing Director
                                               ---------------------------------


                                       S-4
[Signature Page to Second Amended and Restated Credit Agreement]

                                        TEMPUR HOLDING GMBH


                                        By:    /s/ Raymond Krammenschneider
                                               ---------------------------------
                                        Name:  Raymond Krammenschneider
                                               ---------------------------------
                                        Title: Managing Director
                                               ---------------------------------


                                        TEMPUR DEUTSCHLAND GMBH


                                        By:    /s/ Raymond Krammenschneider
                                               ---------------------------------
                                        Name:  Raymond Krammenschneider
                                               ---------------------------------
                                        Title: Managing Director
                                               ---------------------------------


                                        TEMPUR PEDIC ESPANA SA


                                        By:    /s/ Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Name:  Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Title: Director
                                               ---------------------------------


                                        TEMPUR FRANCE SARL


                                        By:    /s/ M. Lawgaret
                                               ---------------------------------
                                        Name:  M. Lawgaret
                                               ---------------------------------
                                        Title: Director of Operations
                                               ---------------------------------


                                        TEMPUR SINGAPORE PTE LTD.


                                        By:    /s/ Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Name:  Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Title: Director
                                               ---------------------------------


                                       S-5
[Signature Page to Second Amended and Restated Credit Agreement]

                                        TEMPUR ITALIA SRL


                                        By:    /s/ Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Name:  Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Title: Director
                                               ---------------------------------


                                        TEMPUR BENELUX B.V.


                                        By:    /s/ Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Name:  Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Title: Director
                                               ---------------------------------


                                        TEMPUR SOUTH AFRICA PTY. LTD.


                                        By:    /s/ Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Name:  Robert B. Trussell, Jr.
                                               ---------------------------------
                                        Title: Director
                                               ---------------------------------


                                        KRUSE INNOVATION & DESIGN GMBH


                                        By:    /s/ Raymond Krammenschneider
                                               ---------------------------------
                                        Name:  Raymond Krammenschneider
                                               ---------------------------------
                                        Title: Managing Director
                                               ---------------------------------


                                        KRUSE POLSTERMOBEL SYSTEM GMBH


                                        By:    /s/ Raymond Krammenschneider
                                               ---------------------------------
                                        Name:  Raymond Krammenschneider
                                               ---------------------------------
                                        Title: Managing Director
                                               ---------------------------------


                                       S-6
[Signature Page to Second Amended and Restated Credit Agreement]

                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as Administrative Agent, a US L/C Issuer and a Lender


                                        By:    /s/ Pamela Eskra
                                               ---------------------------------


                                       S-7
[Signature Page to Second Amended and Restated Credit Agreement]

                                        LEHMAN COMMERCIAL PAPER INC.,
                                        as Syndication Agent and a Lender


                                        By:    /s/ Francis Chang
                                               ---------------------------------
                                               Francis Chang
                                               Vice President


                                       S-8
[Signature Page to Second Amended and Restated Credit Agreement]

                                        GE EUROPEAN LEVERAGED FINANCE LIMITED,
                                        as European Loan Agent


                                        By:    /s/ James Inglis
                                               ---------------------------------
                                               Director


                                       S-9
[Signature Page to Second Amended and Restated Credit Agreement]

                                        HSBC BANK PLC, as European Funding Agent


                                        By:    /s/ K. A. Raja
                                               ---------------------------------
                                               Associate Director


                                      S-10
[Signature Page to Second Amended and Restated Credit Agreement]

                                        NORDEA BANK DANMARK A/S,
                                        as a European Security Agent
                                        and a Lender


                                        By:    /s/ Hans Christiansen
                                               ---------------------------------
                                               Head of Corporate

                                               /s/ Ivan Rasmussen
                                               ---------------------------------
                                               Head of AF


                                      S-11
[Signature Page to Second Amended and Restated Credit Agreement]

                                        ANTARES CAPITAL CORPORATION, as a Lender


                                        By:    /s/ Daniel Barry
                                               ---------------------------------
                                               Director


                                      S-12
[Signature Page to Second Amended and Restated Credit Agreement]

                                        FIFTH THIRD BANK, KENTUCKY, INC.,
                                        as a Lender


                                        By:    /s/ William Craycraft
                                               ---------------------------------
                                               William Craycraft
                                               Vice President


                                      S-13
[Signature Page to Second Amended and Restated Credit Agreement]

                                        GE LEVERAGED LOANS LIMITED, as a Lender


                                        By:    /s/ James Inglis
                                               ---------------------------------
                                               Director


                                      S-14
[Signature Page to Second Amended and Restated Credit Agreement]